     As filed with the Securities and Exchange Commission on May 28, 1999
                                                       Registration No.333-76675


================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                Amendment No. 1
                                       To
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------
                            COVENTRY INDUSTRIES CORP.
                 (Name of Small Business Issuer in Its Charter)


     Florida                                                    65-0353816
--------------------------------------------------------------------------------
(State or Other Jurisdiction of     (Primary Standard          (IRS Employer
 Incorporation or Organization)        Industrial         Identification Number)
                                     Classification
                                      Code Number)

                       1900 Corporate Boulevard, Suite 400
                            Boca Raton, Florida 33431
                                 (561) 988-2544
                                 --------------
          (Address and Telephone Number of Principal Executive Offices)

         1900 Corporate Boulevard, Suite 400, Boca Raton, Florida 33431
(Address of principal place of business or intended principal place of business)

                                 Robert Hausman
                             Chief Executive Officer
                            Coventry Industries Corp.
                       1900 Corporate Boulevard, Suite 400
                            Boca Raton, Florida 33431
                                 (561) 988-2544
                                 --------------
            (Name, Address and Telephone Number of Agent for Service)

                          Copies of communications to:

                             Michael D. Karsch, Esq.
                                Broad and Cassel
                           7777 Glades Road, Suite 300
                            Boca Raton, Florida 33434
                          Telephone No. (561) 483-7000
                         -------------------------------

                  Approximate date of commencement of proposed
                sale to the public: From time to time after this
                    Registration Statement becomes effective.
                           ---------------------------

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.



         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
         The information contained in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                   SUBJECT TO COMPLETION, DATED MAY 26, 1999
--------------------------------------------------------------------------------


         PROSPECTUS
                           1,100,000 Class A Warrants
                           1,100,000 Class B Warrants
                        3,175,000 Shares of Common Stock

                            COVENTRY INDUSTRIES CORP.


          The selling shareholders of Coventry Industries Corp. are offering for sale up to 250,000 shares of Common Stock, 1,100,000 Class A Warrants and 1,100,000 Class B Warrants. 2,925,000 shares are issuable upon exercise of the Class A Warrants, the Class B Warrants and other outstanding convertible securities.


         Our Common Stock is traded on The OTC Bulletin Board under the symbol COVN. On May 24, 1999, the last sale price of the Common Stock, was $3.68 per share.


         You should carefully consider the Risk Factors beginning on page 4 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or accurate. Any representation to the contrary is a criminal offense.


                   The date of this Prospectus is May 28, 1999

                                TABLE OF CONTENTS

                                                                                                             Page

Summary..........................................................................................................1

Risk Factors.....................................................................................................4

Use Of Proceeds................................................................................................. 9

Market For Common Equity And Related Stockholder Matters........................................................ 9

Management's Discussion and Analysis of Financial Condition and Results of Operations...........................11

Business........................................................................................................16

Management......................................................................................................28

Principal Stockholders..........................................................................................32

Certain Relationships And Related Transactions..................................................................34

Selling Shareholders............................................................................................36

Plan Of Distribution............................................................................................36

Description Of Capital Stock....................................................................................37

Where You Can Find More Information.............................................................................39

Legal Matters...................................................................................................39

Experts ........................................................................................................40

Index to Historical and Pro Forma Financial Statements..........................................................41



                                     SUMMARY

         Because this is a summary, it does not contain all of the information that may be important to you. You should read the more detailed information contained in this Prospectus. All common and preferred share numbers and the related per share amounts are adjusted for the 1-for-8 reverse stock split on March 22, 1999.

                                   The Company

         We are a holding company that owns various businesses. Over the last three years we have bought and sold several companies. Our current business is primarily manufacturing and selling various products for industrial use and operating a respiratory therapy and respiratory therapy management business.

         We provide machining, welding, specialty design and fabrication for custom applications for clients in various industries. Some of these industries include wood, lumber and paper, steel mills, stone and asphalt companies, utilities, excavation contractors, reclamation operations, electronic and automobile manufacturers, coal mining applications and bottling facilities. We are also an authorized distributor for a variety of component products, including engineering and roller chain, conveyor pulleys and idlers, gear and motor drives, bearings and industrial v-belts from several manufacturers. A significant portion of our business in this area is generated from its long standing relationships with clients within the 150 mile radius of Knoxville, Tennessee including Coca-Cola Co., Pepsico, Kimberly-Clark Corp., American Limestone, Florida Steel Corp., Vulcan Materials Co., Dixie Cement, Blue Diamond Coal, TRW-Koyo and Westinghouse.

         We operate an industrial supply house representing several lines of power transmissions products, such as gear boxes, bearings and couplings, together with a variety of other chain, bearing and idler distributors handling components which are commonly used in industrial manufacturing and operating facilities.

         We also own a fabricator and distributor of custom-designed fire sprinkler systems and components for use in both commercial and residential application. Its present customer base is located in South Florida. We also have a small staffing business that provides employees to two customers.

         We provide temporary and contract staffing of healthcare personnel to more than 200 long term care facilities, hospitals and home care companies including:

         o nursing personnel (including registered nurses, licensed practical nurses and certified nursing aides),
         o rehabilitation personnel (including physical therapists, occupational therapists and speech language pathologists),
         o respiratory care services and supplies

         Our clients are primarily in the midwestern and southern United States. Respiratory care is the diagnostic evaluation, treatment, management, control and care of individuals with deficiencies and abnormalities associated with the cardiopulmonary system. Many patients are now treated in a skilled nursing facility instead of the hospital due to the current reimbursement system.

         We also have an agreement to acquire People First Staffing, LLC, which is in the process of becoming an employee leasing company. This company will have contracts to provide employee leasing services to healthcare facilities for over 6,300 employees.

         We were incorporated in Florida on August 17, 1992 as Wildflower Financial Corp. and changed our name to Workforce Systems Corp. in 1994. We changed our name from Workforce Systems Corp. to Coventry Industries Corp. on October 28, 1997. Our principal executive offices are located at 1900 Corporate Boulevard, Suite 400, Boca Raton, Florida 33431, and our telephone number is
(561) 988-2544.

Recent Developments

         In March 1999 we completed a private placement of 1,000,000 Units. We issued a total of 250,000 shares of Common Stock, 1,000,000 Class A Warrants and 1,000,000 Class B Warrants. We received net proceeds of approximately
$870,000.

         Also in March 1999, we redeemed our outstanding 5% Convertible Preferred Stock for

         o $600,000 in cash,

         o convertible notes aggregating $819,000 with fixed conversion prices,

         o a nonconvertible note for $81,000

         o 31,250 shares of common stock and

         o the cancellation of outstanding warrants and

         o cancellation of all penalties and dividends due.

         At the time of redemption we owed the holder approximately $255,000 of dividends and penalties and the holder had the right to require us to redeem the shares for $1,625,000 in cash.

         On March 22, 1999 we did a 1-for-8 reverse split of our common stock. All of the common and preferred share numbers and per share amounts in this prospectus have been adjusted for this split.


         On May 7, 1999, our common stock was delisted from the Nasdaq Stock Market and on May 10, 1999 the common stock began trading on the OTC Bulletin Board.



                                  The Offering

Securities Offered:

     Selling Shareholders ..........................................250,000 shares of Common Stock, 1,100,000 Class A Warrants and
                                                                    1,100,000 Class B Warrants

      Coventry .....................................................2,925,000 shares of Common Stock upon exercise of outstanding warrants and notes

Common Stock Outstanding............................................1,090,548 shares

Common stock outstanding upon conversion
   of warrants and notes............................................4,015,548

Risk Factors........................................................This offering involves a high degree of risk. See "Risk
                                                                    Factors."


Trading Symbol......................................................COVN

                   Summary Consolidated Financial Information

         The following table summarizes the financial data for our business. You should also read the audited and unaudited historical Consolidated Financial Statements and the unaudited Pro Forma Combined Financial Statements, included elsewhere in this prospectus.


COVENTRY
--------
                                                                 Year                         Nine Months
                                                             Ended June 30,                 Ended March 31,
                                                         1998             1997             1999            1998
                                                         ----             ----             ----            ----
                                                                                       (unaudited)      (unaudited)
Statement of Operations
Data:
Revenues ........................................   $  7,869,981     $  4,653,286     $  6,413,195     $  5,763,172
Gross profit ....................................   $  1,337,057     $  1,134,786     $  1,949,842     $  1,724,085
Loss from continuing operations .................   $ (6,813,796)    $ (2,894,751)    $ (2,107,410)    $   (936,064)
Dividends on preferred stock ....................        114,835                            89,000
Loss from continuing operations applicable to
  common stock ..................................   $ (6,928,630)    $ (2,894,751)    $ (2,196,410)    $   (936,064)
Share data:(1)
Basic loss per share -- continuing operations ...         $21.08          $(28.65)         $(3.63)           $(3.31)
                                                         =======          =======          =======          =======
Weighted average number of common shares
  outstanding ...................................        328,644          101,053          604,952          283,035
                                                         =======          =======          =======          =======
PRO FORMA
---------
                                                         Year         Nine Months
                                                        Ended            Ended
                                                    June 30, 1998    March 31, 1999
                                                    -------------   -----------------
                                                     (unaudited)      (unaudited)
Statements of Operations
Data:
Revenues ........................................    $12,084,635      $  7,954,940
Gross profit ....................................    $ 3,437,182      $  2,304,622
Loss from continuing operations .................    $(6,559,463)     $ (2,480,925)
Dividends on preferred stock ....................    $   114,835      $     89,000
Loss from continuing operations applicable to
  common stock ..................................    $(6,674,298)     $ (2,569,925)
Share data:(1)
Basic loss share -- continuing operations .......        $(14.93)           $(3.83)
                                                         =======           =======
Weighted average number of common shares
  outstanding ...................................        446,894           671,657
                                                         =======           =======

                                                                          June 30,        March 31,
                                                                            1998            1999
                                                                            ----            ----
                                                                                        (unaudited)
Balanced Sheet Data:
Cash ...........................................................        $    52,188      $   492,964
Total current assets ...........................................        $ 2,518,576      $ 3,699,630
Total assets ...................................................        $ 7,375,120      $ 9,361,624
Total current liabilities ......................................        $ 2,384,517      $ 3,761,986
Long term debt, net of current portion .........................        $   395,325      $ 1,650,202
Stockholders' equity ...........................................        $ 4,595,278      $ 3,885,899

------
(1) As adjusted for the effects of the 1-for-8 reverse split on March 22, 1999.

                                  RISK FACTORS

         You should carefully consider the following risks before making an investment decision. The risks described below are not the only ones that we face. Additional risks that we do not yet know of or that we currently think are immaterial may also impair our business operations. Our business, operating results or financial condition could be materially adversely affected by any of the following risks. The trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. You should also refer to the other information set forth in this Prospectus, including our financial statements and the related notes.

         Coventry cautions readers that certain important factors may affect our actual results and could cause those results to differ significantly from any forward-looking statements made in this Prospectus or otherwise made by or on our behalf. For this purpose, any statements contained in this Prospectus that are not statements of historical fact should be considered to be forward-looking statements. Words such as "may," "expect," "believe," "anticipate," "intend," "could," "estimate," or "continue" or the negatives of those words, or other comparable terminology, are intended to identify forward-looking statements. These statements appear in a number of places in this prospectus and include statements as to our intent, belief or expectations. Factors that may affect our results include, but are not limited to, no history of profitable operations, the need for additional financing, reliance on management and competition. We are also subject to other risks detailed below or elsewhere in this prospectus, or detailed from time to time in our filings with the SEC.

No History of Profitable Operations; We Received a Going Concern Opinion


         We have reported a net loss of $2,107,410 for the nine months ended March 31, 1999, $9,092,729 for the fiscal year ended June 30, 1998 and $2,894,751 for the fiscal year ended June 30, 1997. We expect that the quarterly net losses may continue through at least the three months ended June 30, 1999. The report on our financial statements for the year ended June 30, 1998 from our independent accountants includes an explanatory paragraph emphasizing that we might not be able to continue as a going concern if we do not improve our operating results and obtain additional financing. Our fire-sprinkler business has been unprofitable and we are considering selling or closing of this business. Our revenues have changed from quarter to quarter due to our acquisition program. We cannot be certain that we can sustain growth or that we will achieve sufficient revenues for profitability. If we do achieve profitability, we cannot be certain that we can sustain or increase profitability on a quarterly or annual basis in the future.


Additional Financing Is Required And We Might Not Be Able to Obtain These Funds


         We have experienced significant growth since June 1994. We currently anticipate we will continue our current plan to grow both internally and through acquisitions for the balance of fiscal 1999 and beyond. We will require substantial capital in the future in order to continue this growth pattern. We have and will likely continue to seek equity or debt financing to fund operating losses, future expansion of the Company's operations and additional acquisitions. Our ability to sustain our internal growth is limited by continued availability of additional working capital. We completed a private placement in March 1999 for $1,000,000 and hope to raise additional funds from the exercise of the Warrants. $600,000 from the private placement was used to redeem some outstanding preferred stock and is not available to use in our business. We had working capital deficiency of $62,356 at March 31, 1999, although much of this consisted of accounts receivable that may take a substantial amount of time to collect. We cannot assure you that funding will be available at terms acceptable or feasible to the Company or its stockholders. If we cannot raise funds, then the continued growth of the Company would be restrained.

Our Stock Price is Extremely Volatile

         The trading price of our Common Stock has been, and in the future is expected to be, volatile and we expect to experience further market fluctuations as a result of a number of factors. These factors include, but are not limited to, current and anticipated results of operations as well as changes in our business, operations or financial results, the timing of sales of Common Stock by selling stockholders, prospects of general market and economic conditions and other factors.

We May Have Difficulty in Managing Growth

         Since inception we have experienced rapid growth and change due to a series of acquisitions and divestitures, which has placed a significant strain on the Company's working capital, personnel and other resources. There can be no assurance that we will be able to successfully implement our business strategy, that operations will generate sufficient cash flow, or that adequate financing will be available on acceptable terms to fund continuing growth, or that management will successfully manage continued growth. The failure to manage growth effectively may have a material adverse effect on our business, financial condition and results of operations.

Majority Control by a Limited Group of Shareholders

         Following the completion of the PF transaction, Stephen Rosedale, his son Ronald Wilheim and other minority members of People First will together own 80.1% of our stock. These people will have the right to elect all of our directors and to approve any transactions that would require a vote of all of our shareholders. Our other shareholders thus may not have the ability to approve certain types of corporate actions.

Competition in All of Our Business is Intense

         Competition in all our business is intense. Competitors include international and national companies, many of which have longer operating histories, and greater financial, marketing, manufacturing and other resources than the Company. We expect we will be subject to competition from numerous other entities if our operations continue to grow and the products in which we market continue to expand. We cannot guarantee that any of our divisions will ever obtain, or if obtained, sustain a competitive advantage.

We Depend on Key Personnel

         We are materially dependent upon Robert Hausman, our President and Chief Executive Officer, and Lester Gann, a director and President of our Manufacturing Division. Mr. Hausman is a party to a three-year management agreement expiring in July 2000. Mr. Gann is a party to a three-year employment agreement that expires in May 2001. We would be adversely affected by the loss of the services of either Mr. Hausman or Mr. Gann.

Our Healthcare Business is Subject to Extensive Government Regulation

         The healthcare industry is subject to extensive Federal, state and local regulation including, but not limited to

         o    regulations relating to healthcare provider licensure,
         o    conduct of operations,
         o    ownership of facilities,
         o    services and
         o    prices and reimbursement for services.

         Health care is an area of rapid regulatory change. Changes in the law or new interpretations of existing laws affect our permissible activities, the costs of doing business, and the amount of reimbursement for our services from government and nongovernment third party payors. We cannot predict the future course of federal, state and local regulation or legislation, including Medicare and Medicaid statutes and regulations, or possible changes in national healthcare policies, including those pertaining to managed care organizations. We could be adversely affected by future legislative and regulatory changes. See "Business--Government Regulation and Environmental Compliance" for a more detailed discussion of the risks that we face.

We Are Dependent On Reimbursement From The Government and Other Third Party
Payors

         Because we are an ancillary services provider and generally do not bill third-party payors directly, our contractual payments could be adversely affected by a reduction in reimbursement. Adequate reimbursement levels may not be available for our services that are currently being reimbursed by Medicare, Medicaid or private third-party payors. Significant limits on the scope of services reimbursed and on reimbursement rates and fees could have a material adverse effect on our liquidity, financial condition and results of operations. Due to recent changes in reimbursement rates, we have had significant pressure on our revenues and have taken steps to adjust expenses to match our revenues.

         Healthcare is one of the largest industries in the United States and comprises a substantial portion of state and federal budgets. Accordingly, healthcare continues to attract much legislative interest and public attention. The federal and state governments continue to pursue ways to reduce the growth in healthcare program expenditures, and in doing so, are increasingly focused on ways to shift financial risk from the payor to the provider. These healthcare reform initiatives may affect how much we will be reimbursed for providing goods and services in the future

         Our customers are principally hospitals and long-term care facilities that derive a substantial portion of their revenues from third-party payors, including the Medicare and Medicaid programs. These governmental programs are highly regulated and subject to frequent and sometimes sweeping changes. In addition, private third-party payors, including managed care organizations, increasingly are demanding discounted fee structures and the assumption by healthcare providers of all or a portion of the financial risk associated with furnishing goods and services. Efforts to impose greater discounts and more stringent cost controls by private payors are expected to continue.

         For these reasons, payments under governmental and private third-party payor programs may not remain at levels comparable to present levels, or may not be sufficient to cover the costs incurred to provide healthcare services. Future healthcare legislative or other changes in the administration or interpretation of governmental healthcare programs may have a material adverse effect on our financial condition, results, operations and liquidity. Thus, we could be adversely affected by the continuing efforts of governmental and private third-party payors to contain reimbursement for healthcare services

We Do Not Anticipate Paying Dividends

         We have never paid any cash dividends on our Common Stock and we do not anticipate paying cash dividends on our Common Stock in the foreseeable future. The future payment of dividends is directly dependent upon our future earnings, capital requirements, financial requirements and other factors to be determined by our Board of Directors. For the foreseeable future, it is anticipated that earnings, if any, which may be generated from our operations will be used to finance the growth of the Company, and that cash dividends will not be paid to common stockholders. See "Dividend Policy."

Common Stock Eligible for Future Sale

         Of the 1,090,548 shares of the Company's common stock currently issued and outstanding, 427,323 shares are "restricted securities" as that term is defined under the Securities Act and may only be sold pursuant to an effective registration statement under the Securities Act or in compliance with Rule 144 under the Securities Act or other exemption from registration. Rule 144 provides that a person holding restricted securities for a period of one year may sell such securities during any three-month period, subject to certain exceptions, in limited amounts. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity limitations by a person who is not an affiliate of the Company and who has held the shares for a two year holding period. Future sales of shares of common stock by existing stockholders under Rule 144 could materially adversely affect the market price of the Company's Common Stock. We cannot predict the effect, if any, that market sales of common stock or the availability of such shares for future sale will have on the market price of the Common Stock prevailing from time to time.

Use of Preferred Stock to Resist Takeovers

         Our Articles of Incorporation authorizes 250,000 shares of preferred stock, of which 6,875 shares of Series E Cumulative Non-Participating Preferred Stock are issued and outstanding. The balance of 243,125 shares of preferred stock remaining without designation. As provided in our Articles of Incorporation, preferred stock may be issued by our Board of Directors from time to time without any action of the stockholders. The Board of Directors is empowered, without stockholder approval, to issued preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or the right of the holders of our Common Stock. The preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any additional shares of preferred stock, there can be no assurance that we will not do so in the future.

Stockholders May be Diluted Upon Exercise of the Warrants

         The Warrants are likely to be exercised only when the market price of the common stock is above the exercise price and a holder is able to sell the shares in the open market. At that time, our shareholders may be diluted by the exercise of the warrants. The warrants could also hurt our ability to raise additional equity in the future because of the potential dilutive effect.


Our Common Stock is Traded on the OTC Bulletin Board

         Our Common Stock is currently traded on the OTC Bulletin Board. We cannot assure you that an active market for our Common Stock will exist. In November 1998 we received a letter from the Nasdaq SmallCap Market saying that our Common Stock would be delisted in February 1999 if the stock price was not above $1.00 for 10 days. Prior to the deadline, we requested a hearing, which stayed the delisting. On March 22, 1999, we completed a reverse split of our common stock, which should help increase the price to over $1.00. The hearing was held on March 26, 1999 and on May 7, 1999 we were notified that the Common Stock was delisted from the Nasdaq SmallCap Market. The delisting may result in a limited trading market and, consequently, you would likely find it more difficult to dispose of or to obtain accurate quotations as to the price of our Common Stock.

         The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. Regulations promulgated by the Securities and Exchange Commission generally define a penny stock to be an equity security that has a market price of less than $5.00 per share, subject to certain exceptions. We meet at least one of the exceptions. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.


         In addition, if we do not meet the other exceptions to the penny stock regulations cited above, trading in the Common Stock would be covered by Rule 15g-9 promulgated under the Securities Exchange Act of 1934 for non-Nasdaq and non-national securities exchange listed securities. Under such rule, broker-dealers who recommend such securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale. Securities are also exempt from this rule if the market price is at least $5.00 per share.

         If the Common Stock becomes subject to the regulations applicable to penny stocks, the market liquidity for the Common Stock could be adversely affected. In such event, the regulations on penny stocks could limit the ability of broker-dealers to sell the Common Stock and thus the ability of purchasers of the Common Stock to sell their securities in the secondary market.
 .
                                 USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Shares or Warrants by the Selling Shareholders. The net proceeds to the Company assuming the exercise of all Warrants will be approximately $3.7 million. The Company intends to use these proceeds for acquisitions and general working capital purposes. Other than the PF Acquisition, which does not involve cash, the Company does not have any understandings with respect to any additional acquisitions.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS


         On August 26, 1994 the Company's Common Stock began trading on the OTC Bulletin Board under the symbol WFSC. Prior to such date, there had been no market for the Company's Common Stock; thereafter, there has been limited trading. On April 4, 1997, simultaneous with the one for four stock split of the Company's Common Stock, the Common Stock began trading under the symbol "WFSY." On November 12, 1997 the Company's common stock began trading on the Nasdaq SmallCap MarketTM under the symbol "COVN." On May 10, 1999, the Common Stock began trading on the OTC Bulletin Board. The following table sets forth the high and low bid prices of the Company's Common Stock as reported on the OTC Bulletin Board for each quarter from June 30, 1996 through November 11, 1997. The quotations provided from November 12, 1997 through May 7, 1999 are as reported on The Nasdaq SmallCap Market(TM), All prices are adjusted to give effect to the 1-for-8 reverse stock split. The following quotations through November 11, 1997, are over-the-market quotations and, accordingly, reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.



                                                                               High Bid                   Low Bid
                                                                         ----------------------     ---------------------
FISCAL 1997
July 1, 1996 through September 30, 1996                                         $168.96                   $158.72

October 1, 1996 through December 31, 1996                                        132.48                    123.20

January 1, 1997 through March 31, 1997                                            89.60                     83.52

April 1, 1997 through June 30, 1997                                               38.48                     36.32

FISCAL 1998
July 1, 1997 through September 30, 1997                                           38.80                     36.32

October 1, 1997 through November 11, 1997                                         40.00                     28.50

November 12, 1997 through December 31, 1997                                       59.46                     32.00

January 1, 1998 through March 31, 1998                                            44.50                     26.50

April 1, 1998 through June 30, 1998                                               52.50                     20.00

FISCAL 1999
July 1, 1998 through September 30, 1998                                           38.00                      4.50

October 1, 1998 through December 31, 1998                                         10.00                      3.00

January 1, 1999 through March 31, 1999                                             7.00                      2.00

April 1, 1999 through May 24, 1999                                               5.3125                     3.125

         On May 24, 1999, the closing bid price for the Common Stock as reported on The OTC Bulletin Board was $3.68. As of February 28, 1999, the approximate number of record holders of the Company's Common Stock was 181. Management of the Company, however, believes there to be in excess of 900 beneficial holders of the Company's Common Stock.


Dividend Policy

         The Company has not paid any cash dividends on its Common Stock since its inception. The Company presently intends to retain future earnings, if any, to finance the expansion of its business and does not anticipate that any cash dividends will be paid in the foreseeable future. Future dividend policy will depend on the Company's earnings, capital requirements, expansion plans, financial condition and other relevant factors.

         The Company, as of March 22, 1999 has issued and outstanding 6,875 shares of Series E Cumulative Non-Participating Preferred Stock. The Series E Cumulative Non-Participating Preferred Stock pays annual dividends of $77,000.

         The Series F Cumulative Non-Participating Preferred Stock paid annual dividends of $55,000 prior to its retirement on May 31, 1998. No dividends were paid on the Series A and Series C Preferred Stock prior to their retirement in March 1999. See "Certain Relationships and Related Transactions".

                 MANAGEMENT'S DISCUSSION OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

         The following discussion regarding the Company and its business and operations contains "forward-looking statements" within the meaning of Private Securities Litigation Reform Act 1995. Such statements consist of any statement other than a recitation of historical fact and can be identified by the use of forward-looking terminology such as "may," "expect," "anticipate," "estimate" or "continue" or the negative thereof or other variations thereon or comparable terminology. The reader is cautioned that all forward-looking statements are necessarily speculative and there are certain risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward looking statements. The Company does not have a policy of updating or revising forward-looking statements and thus it should not be assumed that silence by management of the Company over time means that actual events are bearing out as estimated in such forward looking statements.

         The report of the Company's independent auditors for the fiscal year ended June 30, 1998 included an explanatory paragraph that there is a substantial doubt about the Company's ability to continue as a going concern unless it can improve its results of operations or obtain additional financing. Since that time the Company has raised additional capital, reduced expenses, paid some liabilities with common stock and has acquired BSD, which is a profitable operation. BSD has experienced pricing pressures in the most recent quarter due to changes in reimbursement rates. The Company has taken steps to adjust its expenses and expects by the June 30 quarter will have regained its prior operating margins.

Results of Operations


Nine months ended March 31, 1999 as compared to nine months ended March 31, 1998

         Consolidated revenues for the nine months ended March 31, 1999 increased $650,023 or approximately 11% from the nine months ended March 31, 1998. This increase was primarily the result of the acquisition of 80.1% of BSD Healthcare ("BSD") effective December 1, 1998. This resulted in an increase in revenue of $1,455,855 from the nine month period ended March 31, 1999 versus no revenue for the nine month period ended March 31, 1998. This increase was offset by (i) a decrease of approximately $484,000 in revenues from Federal Supply due to an overall decrease in operations of Federal and (ii) a general decrease of approximately $853,000 in the Company's other operating entities.

         Gross profit margins as a percentage of revenues for the nine months ended March 31, 1999 were flat from the comparable nine months in fiscal 1998. The Company's gross profit percentage remained the same from prior quarters due to the fact that the profit margins for BSD have been negatively impacted by the changes in reimbursement rates in the most recent quarter since the acquisition was completed.

         Operating expenses increased approximately $1,301,000 or 50% for the nine months ended March 31, 1999 as compared to the comparable period ended March 31,1998. The major component of this increase was in selling, general, and administrative expenses, which increased by approximately $1,762,000. This increase was primarily the result of costs associated with the BSD acquisition and related expenses incurred in integrating these operations with the Company's structure. The increase in selling, general, and administrative expenses was offset by a decrease in professional fees of approximately $508,000, the majority of which was paid through the issuance of common stock during the nine months ended March 31, 1998. Other operating expenses were non cash items including (i) depreciation and amortization of approximately $309,000, (ii) professional fees related to the BSD acquisition and further expansion of the Company's operations of approximately $239,000, (iii) approximately $437,000 of costs associated with issuance of stock with respect to employment agreements,
(iv) approximately $ 298,000 of costs associated with settlement of certain outstanding claims through the issuance of stock and (v) approximately $345,000 of cost associated with the issuance of stock to certain consultants.

         Interest expense increased approximately $148,000 during the nine months ended March 31, 1999 as compared to the nine months ended March 31, 1998 primarily as a result of the increased debt attributable to BSD.

         On June 29, 1998, the Company completed the sale of all of the stock of LPS Acquisition Corp. ("LPS"), a distributor of high quality custom soil mixes to wholesale nurseries, which had been acquired in September 1997. On March 31, 1998, the Company sold all of the assets of American Industrial Management, Inc. ("AIM"), a provider of industrial personnel for light manufacturing and assembly line operations, which had been acquired in February 1996. Accordingly, the Company recorded a loss from discontinued operations of approximately $1,166,000 during the nine months ended March 31, 1998. As a result of all of the above, the Company recognized a net loss of approximately $2,196,000 for the nine months ended March 31, 1999 as compared to a net loss of approximately $2,102,000 for the comparable period ended March 31, 1998.

Year ended June 30, 1998 as compared to year ended June 30, 1997

         During the year ended June 30, 1998 consolidated revenues increased $3,216,695 or approximately 69.1% from the year ended June 30, 1997. This increase is attributable to (i) an increase in revenues generated by the Company's Manufacturing Division, and (ii) a full year of revenues from Federal Supply, Inc. and Federal Fabrication, Inc. (collectively, "Federal") which were acquired by the Company during the last quarter of fiscal 1997. Gross profit margins as a percentage of revenues for the year ended June 30, 1998 decreased approximately 7.4% from the comparable year in fiscal 1997. The Company's gross profit percentage decreased from the prior year due to the impact of Federal on the consolidated group. Historically, Federal has experienced lower profit margins than the Company's other subsidiaries in the comparable year. Such reduced gross profit margins have adversely affected the overall profitability of the Company. Management of the Company anticipates the gross profit margins reported by Federal as a result of the nature of its business will be stable for the foreseeable future.

         Operating expenses increased approximately 85.5% for the year ended June 30, 1998 from the year ended June 30, 1997, primarily as a result of increased selling, general and administrative expenses ("SG&A") and marketing and public relation services, (paid for with the Company's common stock). SG&A, on a consolidated basis increased approximately 79.7% during the year ended June 30, 1998 from the year ended June 30, 1997 as a result of the addition of SG&A expenses attributable to the inclusion of Federal (approximately $500,000) which was not part of the consolidated group in the prior period, other ongoing growth of the Company's operations and one time costs associated with the relocation of the Company's principal executive offices from Knoxville, Tennessee to Boca Raton, Florida. Other operating expenses were non-cash items including depreciation and amortization of approximately $402,000, marketing and public relation expenses of approximately $3,711,000, and professional fees (primarily paid through the issuance of common stock) related to current and future expansion of the Company's operations of approximately $455,000. SG&A as a percentage of revenue increased to 36% for the year ended June 30, 1998 from 34% for the year ended June 30, 1997.

         The Company reported a net loss of $8,977,895 for the year ended June 30, 1998 as compared to a net loss of $2,894,751 for the year ended June 30, 1997. Approximately $6,818,000 of the net loss is attributable to non-cash items, including depreciation and amortization of approximately $402,000, approximately $654,000 of goodwill write down related to Federal Supply, approximately $390,000 of costs associated with certain professional fees, and approximately $5,372,000 of charges related to common stock issued in connection with various acquisitions that have been expensed due to the disposition of the acquired company or the acquired company can no longer justify the carrying value of the capitalized costs. The remaining portion of the net loss is mainly attributable to operating losses at Federal and IFR and the discontinued operations of LPS.

Manufacturing Division

         The manufacturing division of the Company at June 30, 1998 comprises all of the Company's operations which consist of IFR and its IFR Contract Services and MRO divisions, and Federal Supply.

         For the year ended June 30, 1998 the Manufacturing Division reported an increase in revenues of approximately 93% from the year ended June 30, 1997. This increase is attributable to (i) revenues from Federal for a full year, (ii) continued increase in revenues from both Industrial Fabrication & Repair, Inc. ("IFR") and its subsidiary, Maintenance Requisition Order Corp. ("MRO"), (iii) the internal realignment of one of the Company's subsidiaries, Outside Industrial Services, Inc. ("OIS") from the Staffing Division to the Manufacturing Divisions (see "Staffing Division" below). The Manufacturing Division reported a loss from operations of approximately $447,000 for the year ended June 30, 1998 and approximately $115,000 for the year ended June 30, 1997. The loss for the year ended June 30, 1998 is represented by operating losses at Federal Supply (approximately $148,000) and the Company's Tennessee operations (approximately $299,000) which loss was made up primarily of marketing valuation adjustments.

Staffing Division

         For the year June 30, 1998 the Staffing Division reported a decrease in revenues of approximately 4% from the year ended June 30, 1997 from $1,033,433 for the year ended June 30, 1997 to $990,746 for the year ended June 30, 1998. The Staffing Division reported a loss from operations of approximately $38,000 for the year ended June 30, 1998 which is attributable to a concentration of revenues generated from lower margin accounts. The Staffing Division reported a loss from operations of approximately $168,000 for the year ended June 30, 1997.

         During the year ended June 30, 1998 the Company undertook an internal realignment of one of its subsidiaries. OIS, a staffing company which provides personnel with specialty skills, such as transportation operation and equipment maintenance, was realigned to fall within the Manufacturing Division, leaving American Industrial Management, Inc. ("AIM") as the sole component of the Staffing Division. On April 14, 1998 the Company completed the sale of the assets of AIM to Global Industrial Services. As a result of the specialized nature of the services provided by OIS, coupled with the synergistic customer base of IFR and OIS, management of the Company undertook such realignment to both increase the operating efficiency of OIS as well as to provide better service to its customers.

Consumer Products Division

         There were no revenues for the Consumer Products Division for year ended June 30, 1998, versus $55,420 the year ended June 30, 1997. The Consumer Products Division reported a loss from discontinued operations of approximately $2,164,099 for the year ended June 30, 1998. The loss related to LPS, which the Company sold effective May, 1998. The Consumer Products Division reported a loss from operations of approximately $245,228 for the year ended June 30, 1997.


Liquidity and Capital Resources

         The Company's working capital at March 31, 1999 decreased to a deficiency of approximately $62,000 from approximately $ 134,059 at June 30, 1998. The decrease in working capital was attributable to funding its loss for the nine month period ending March 31, 1999. While the Company does not presently anticipate requiring any significant capital in order to pursue the Company's plan of operations for the remainder of fiscal 1999, consisting of its normal business operations, it will be necessary for the Company to raise additional working capital or to take other action to help its working capital situation during the next twelve months.

         In January 1998 the Company completed a private placement of 5% Convertible Preferred Stock, resulting in gross proceeds of $1,250,000. The Company filed a proxy statement for a special meeting of shareholders at which the conversion terms of additional shares of 5% Convertible Preferred Stock would be submitted for approval by the Company's shareholders; however, no meeting date was set. In February 1999, the Company and the holder of the Preferred Stock entered into an agreement pursuant to which the Preferred Stock was exchanged in March 1999 for (i) $600,000 in cash, (ii) convertible notes aggregating $819,000 with fixed conversion prices (iii) a non convertible note for $81,000(iv) 31,250 shares of Common Stock and (v) the cancellation of outstanding warrants. As of February 16, 1999, the Company owed the holder approximately $255,000 of dividends and penalties and the holder had the right to require the Company to redeem the 1,250 outstanding shares for $1,300 per share.

         In March 1999, the Company completed a private placement of Common Stock and warrants to raise additional funds to fund its plan of operations for the balance of fiscal 1999 and to pay the above-described payment. The Company issued 250,000 shares of Common Stock, 1,000,000 Class A Warrants, and 1,000,000 Class B Warrants The Company received gross proceeds of $1,000,000. The funds received from the private placement have been utilized.

         Additionally, a portion (approximately $2,000,000) of the Company's property, plant and equipment and accounts receivable are unencumbered and, accordingly, would provide additional sources of internal working capital should the Company elect to enter into an asset based lending arrangement. The Company also borrowed funds from its president.


Year 2000

         The Company is in the process of implementing and executing a Year 2000 assessment with the objective of having all of its significant business systems functioning properly with respect to the Year 2000 issue before January 1, 2000. The Company believes that all of its internal systems are currently Year 2000 compliant. The Company does not expect that the cost to modify its information technology infrastructure to Year 2000 compliance will be material to its financial condition or results of operations.

         As part of this assessment, significant service providers, vendors, suppliers, and customers believed to be critical to business operations after January 1, 2000, have been identified and steps are being taken to reasonably ascertain their stage of Year 2000 readiness through questionnaires, interviews, on-site visits, and other available means. At this time, the Company believes its significant service providers, vendors, suppliers, and customers' readiness issues will not materially affect the Company. The Company will finish its assessment by September 30, 1999 and will develop a contingency plan at such time if circumstances warrant. The Company believes that a contingency plan may require it to purchase additional raw materials prior to the end of 1999 in case of supply disruption for its manufacturing businesses. The Company's healthcare businesses are primarily service-oriented and any disruption to this business is likely to be from delays in reimbursement if governments, insurance companies and managed care organizations have any type of problems that cause delays. In the event that any of the Company's significant suppliers or customers does not successfully and timely achieve Year 2000 compliance, the Company's business or operations could be adversely affected.

         Based on management's assessment of the cost of addressing Year 2000 compliance issues, such cost is not currently expected to have a material adverse impact on the Company's financial position. The total cost of the project is estimated at under $100,000. The estimated cost of the project and the date on which the Company believes it will complete the Year 2000 modifications and testing processes are based on management's best estimates, which were derived utilizing numerous assumptions of future events, including the continued availability of certain resources, third party modification plans and other factors. However, there can be no assurance that these estimates will be achieved, and actual results could differ materially from those anticipated. Failure to complete the Year 2000 project by the year 2000 could have a material adverse affect on future operating results and financial condition of the Company.

                                    BUSINESS

         General

         Coventry Industries Corp., formerly known as Workforce Systems Corp. (the "Company"), is a Florida corporation formed on August 17, 1992 to seek acquisition possibilities throughout the United States and to make acquisitions or enter into other business endeavors to the extent its limited assets would allow. Pursuant to this strategy, in June 1994 Mr. F. W. Miller, the Company's then principal shareholder, President and Chairman, sold an aggregate of 569 shares of the Company's Common Stock owned by him, representing approximately 55% of the Company's then issued and outstanding stock to Yucatan Holding Company, a Florida corporation ("Yucatan"), for $60,000. Concurrent with the purchase of the stock by Yucatan, the Company's then current officers and directors resigned and the Company elected new officers and directors.

         Effective June 30, 1994 the Company acquired 51.9% of the issued and outstanding stock of Outside Industrial Services, Inc., a Tennessee corporation formed in 1982("OIS") for 8,750 shares of the Company's Series B $5.00 Cumulative Convertible Preferred Stock ("Series B Preferred") from an unaffiliated third-party in a private transaction exempt from registration under the Act pursuant to Section 4(2) thereof. On May 30, 1996 the holder of the Series B Preferred converted such shares into 2,188 shares of the Company's Common Stock.

         Also effective June 30, 1994 the Company acquired all of the issued and outstanding stock of Prime Florida, Inc., a Florida corporation ("Prime") from Yucatan, which was an affiliate of the Company, for 23,438 shares of the Company's Common Stock in a private transaction exempt from registration under the Act pursuant to Section 4(2) thereof. Prime's sole assets included its rights under a management services agreement with OIS which entitled Prime to all the cash flow from OIS, together with a 7.4% interest in OIS.

         Giving effect to both the 51.9% interest in OIS the Company acquired from the unaffiliated third party, together with the 7.4% interest in OIS the Company acquired through its ownership of Prime, the Company then owned 59.3% of the issued and outstanding stock of OIS. In November 1994 the Company exchanged 30 shares of its Series A Preferred Stock for 155 shares of the common stock of OIS thereby completing its plan to acquire at least 80% of OIS which began in June 1994. As a result this share exchange, the Company owns approximately 81% of OIS.

         In November 1994 the Company entered into an agreement (the "Naturale Agreement") with Naturale Home Products, Inc. ("Naturale"), an unaffiliated third party, whereby the Company was named the exclusive manufacturer through a then to- be-established wholly-owned subsidiary of the Company for all products developed and marketed by Naturale, including the ThawMaster(TM) thawing trays, Naturale's initial product. In addition to the revenue to be generated through the manufacturing and sale by the Company of the products to Naturale, the Company was entitled to a royalty of $.30 to $.50 per unit in perpetuity on all products sold by Naturale. Following the execution of the Naturale Agreement, in 1994 the Company formed NHP Manufacturing Corp. ("NHP").

         After initially utilizing contract manufacturers to produce ThawMaster(TM) thawing trays, the Company determined to sub-contract out the milling and anodization of the trays to other fabricators who were unaffiliated third parties and to internally perform the finishing stages of the thawing trays, including silk screening, assembly, packaging and shipping. In the spring of 1995 the Company expanded its operations and began to fully internalize the production of the thawing trays, with the exception of the anodization, through a series of events which led to the acquisition of IFR as described below. This was the first step in achieving the Company's goal with respect to diversification of its operations and revenue base. Subsequently, during fiscal 1998, the Company determined that this product line was no longer viable due to competition in the market place from lesser quality and lower price alternatives and has suspended all manufacturing and marketing efforts of this product. The Company has made a provision for the balance of the assets.

         In May 1995 the Company acquired 100% of the issued and outstanding capital stock of Industrial Fabrication & Repair, Inc. ("IFR") from Lester E. Gann in exchange for 3,935 shares of the Company's Common Stock. IFR, a Tennessee corporation formed in 1979 and based in Knoxville, Tennessee, provided machining, welding, specialty design and fabrication for custom applications to clientele from various industries including paper, steel mills, rock quarry operations, coal mining applications and bottling facilities.

         In July 1996 IFR expanded its scope of business though the formation of Maintenance Requisition Order Corp., a Florida corporation ("MRO"). MRO, is an industrial supply house representing several lines of power transmissions products, such as gear boxes, bearings and couplings, which are commonly used in industrial manufacturing and operating facilities. MRO further diversified IFR's business base insomuch as historically IFR had been a fabricator and maintenance provider without the additional competitive advantage of being an authorized factory distributor for many of the components used in its business. During the current fiscal year, the Company merged the operations of MRO's Cleveland, Tennessee facility into the Company's IFR Knoxville, Tennessee facility.

         In October 1995, the Company formed a consumer products division and incorporated Products That Produce, Inc., a Florida corporation ("PTP"). PTP's mission was to identify and market new consumer products that are both innovative and moderately priced. The first product undertaken by PTP was Mr. Food's AlloFresh. The product was being marketed under an endorsement by Art Ginsburg, the nationally syndicated TV chef known as Mr. Food. Made naturally from minerals, non-toxic and environmentally safe, Mr. Food's AlloFresh works to prevent food decay and eliminates bacteria, moisture, mold, mildew and odors in refrigerators, kitchen and around the house. The product had its debut in June 1996 through a nationwide direct response television commercial, with this initial introduction followed by introduction into the retail market place through mass merchandisers, grocery and drug store chains. During fiscal 1998, the Company suspended the operations of PTP due to the lack of revenues generated by Mr Food's AlloFresh. The Company is currently evaluating other possible marketing and distribution channels for the product. There can be no assurances that the Company will be successful in these endeavors.

         In February 1996 the Company acquired 100% of the issued and outstanding capital stock of American Industrial Management, Inc. ("AIM") from Messrs. Robert Lovelace and David Debuty and Jones Leasing, Inc. in exchange for 547 shares of the Company's Common Stock. AIM, founded in 1995 and based in Knoxville, Tennessee, provides industrial personnel for light manufacturing and assembly line operations to businesses located in the East Tennessee area. In April 1998 the Company completed the sale of the assets of AIM to Global Industrial Services, a staffing company engaged in providing support staffing for various industries. The sale price was the assumption of the debts and liabilities of the company in the amount of approximately $100,000.

         In May 1997 the Company further expanded its Manufacturing Division through the acquisition of 100% of the issued and outstanding stock of Federal Supply, Inc. and Federal Fabrication, Inc. (collectively, "Federal") from Messrs. Robert Hausman and John Murray in exchange for 13,750 shares of the Company's Common Stock. Federal is a fabricator and distributor of custom-designed fire sprinkler systems and components. In connection therewith, Robert Hausman was elected to the Company's Board of Directors and appointed President of the Company. See "Management".

         In September 1997 the Company acquired 100% of the issued and outstanding capital stock of LPS Acquisition Corp. ("LPS") in exchange for an aggregate of 33,750 shares of the Company's Common Stock and the assumption of all liabilities from LPS's shareholders thereof. LPS, doing business as "Lantana Peat and Soil", is a distributor of high quality custom soil mixes to wholesale nurseries throughout South Florida.

         The majority shareholder of LPS, owning approximately 85.2% of LPS, was Darren Apel. Minority shareholders in LPS, each owning approximately 7.4% of the issued and outstanding stock, were Barbara Hausman, wife of Robert Hausman who is Chairman and President of the Company, and Ronna Newman Rutstein, wife of C. Lawrence Rutstein, who is a director of the Company. See "Certain Relationships and Related Transactions."

         The calculation of the consideration paid by the Company in the acquisition of LPS was equal to approximately 32% of the then current annualized revenues of LPS of approximately $3 million. Management of the Company made the determination as to the consideration to be paid based upon their internal analysis of LPS. On June 29, 1998, the Company completed the sale of all the issued and outstanding common stock, or 1,000 shares (the "LPS Shares") of LPS to American Group, Inc., a Nevada corporation ("American"). As consideration for the LPS Shares, American transferred to the Company: (i) 9,375 shares of the Company's Series F Preferred Stock held by American; and (ii) 1,200,000 shares of the common stock of American. Pursuant to the terms of the agreement between the Company and American which set forth the terms of the sale, the Company may at its option invest up to $500,000 in American for the purpose of financing the operations of LPS. The transaction was effective as of May 29, 1998.

         In September 1997, the Company acquired 100% of the assets of Apollo Pipe & Valve ("Apollo") in exchange for an aggregate of $100,000 and 3,125 shares of the Company's common stock. Apollo is a distributor of industrial pipe valves and fittings throughout Florida. Effective June 30, 1998, Apollo was sold back to its original owner in exchange for an aggregate of $50,000, the cancellation of the balance of the purchase note due to the owner of $50,000, and the cancellation of 2,344 shares of the Company's common stock which represented the balance due on the original transaction.

         On September 30, 1998, the Company entered into an exchange agreement with BSD Healthcare Industries, Inc. ("BSD"), PeopleFirst L.L.C. ("PF") and PF's members (the "Exchange Agreement"). BSD operates a respiratory therapy and respiratory therapy management business and PF is in the process of becoming an employee leasing company.

The Exchange Agreement

         The Exchange Agreement provides that the Company will acquire 80.1% of BSD's outstanding capital stock in exchange for 19.95% of the Company's outstanding Common Stock and that the Company will acquire all of the membership interests of PF in exchange for Common Stock of the Company that when aggregated with the shares issued to BSD's stockholders, will equal 80.1% of the Company's outstanding shares on the closing date. BSD and PF are controlled by the same group of persons..

         The BSD transaction was completed effective December 1, 1998 and the Company issued 118,250 shares of Common Stock.

         The closing of the PF acquisition is subject to the following conditions: (i) the conversion of all of the 5% Preferred into Common Stock,
(ii) approval of the Company's stockholders, (iii) the Company's Common Stock will continue to be listed on the Nasdaq SmallCap Market, (iv) that PF has acquired a sufficient number of operating contracts, (v) that the transaction be a tax-free exchange for the members and (vi) customary closing conditions. The 5% Preferred Stock has been redeemed.

         The Exchange Agreement provides that effective on the BSD closing, the Company's board of directors will consist of eight directors and the BSD shareholders will have the right to elect four directors. At the BSD closing, Messrs. Rosedale, Wilheim requested that the Company defer their election to the Board to some future date. The other two nominees have not been designated. Mr. Rosedale will be elected Chairman of the Board and Robert Hausman will continue to serve as the Company's President and Chief Executive Officer. Effective on the PF closing, the BSD shareholders and PF members will have the right to elect an additional director.

Manufacturing Division

         The Manufacturing Division of the Company currently comprises all of the Company's operations which consist of IFR and its IFR Contract Services and MRO divisions, and Federal Supply. For the fiscal year ended June 30, 1998, the Manufacturing Division accounted for approximately 94% of the Company's revenues on a consolidated basis.

         As a result of a combination of broad industry experience, top quality component products, specialized design and custom fabrication capabilities, the Manufacturing Division is able to market its products and services to a wide range of industries.

         Moreover, while the breadth of its product offering covers a wide range of specific applications, individual products are often utilized separately or jointly by customers within a single industrial plant. As the Manufacturing Division continues to expand the scope of its operations, through both internal means and by acquisition, the Company believes that it enhances its position as a one-stop source for a variety of its customer's needs.

         IFR provides machining, welding, specialty design and fabrication for custom applications to clientele from various industries including wood, lumber and paper, steel mills, stone and asphalt companies, utilities, excavation contractors, reclamation operations, electronic and automobile manufacturers, coal mining applications and bottling facilities.

         IFR is also an authorized distributor for a variety of component products, including engineering and roller chain, conveyor pulleys and idlers, gear and motor drives, bearings and industrial v-belts from manufacturers such as Webster Chain, Allied-Locke-Moline, Precision Inc., Superior Idlers, Eurodrvie and Dunlop. IFR's business and services are marketed through its five sales representatives. IFR's primary distribution methods include common carrier, company owned vehicles and recognized package services such as UPS and Federal Express. A significant portion of IFR's business is generated from its long standing relationships with clients within the 150 mile radius of Knoxville, Tennessee including Coca-Cola Co., Pepsico, Kimberly-Clark Corp., American Limestone, Florida Steel Corp., Vulcan Materials Co., Dixie Cement, Blue Diamond Coal, TRW-Koyo and Westinghouse. While IFR maintains standard distribution agreements with its suppliers, the terms of which are customary to its industry, IFR has no long term agreements with any supplier. While there can be no assurances, in the event IFR should be unable to obtain component products from one or more existing supplier, management of the Company does not foresee any difficulty in locating one or more alternative suppliers at competitive prices for the component products used by IFR. No single client accounted for more than 5% of IFR's annual revenues for the fiscal year ended June 30, 1998. Although IFR does not maintain long term contracts with its customers, and while there can be no assurances, management of the Company does not anticipate the loss of any one customer would have a material adverse effect on the business and operations of the IFR.

         MRO is an industrial supply house representing several lines of power transmissions products, such as gear boxes, bearings and couplings, including lines from Falk, Goodman Material Handling Components and Leeson Electric, together with a variety of other chain, bearing and idler distributors handling components which are commonly used in industrial manufacturing and operating facilities. While MRO maintains standard distribution agreements with its suppliers, the terms of which are customary to its industry, MRO has no long term agreements with any supplier. While there can be no assurances, in the event MRO should be unable to continue its distribution agreements with one or more existing suppliers, management of the Company does not foresee any difficulty in locating one or more alternative lines at competitive prices for distribution by MRO.

         MRO's products are marketed by its sales staff to both value-added manufacturers as well as direct end users. MRO's primary distribution methods include customer pick-up, common carrier, company-owned vehicles and recognized package services such as UPS and Federal Express. For the fiscal year ended June 30, 1998, management completed the restructuring of this subsidiary, through the full integration of its Cleveland, Tennessee based facility into the existing IFR facilities in Knoxville, Tennessee. This has enabled the Company to reduce overhead, improve operating efficiencies, and better promote cross selling opportunities.

         IFR Contract Services division of IFR provides highly skilled contract labor to two of IFR's customers. These two clients represent 100% of its revenues. The loss of one of these two clients could have a material adverse effect on the business and operations of IFR Contract Services until replacement clients could be secured, of which there can be no assurances.

         Federal is a fabricator and distributor of custom-designed fire sprinkler systems and components for use in both commercial and residential application. Its present customer base is located in South Florida.

         Federal's principal products include pipe, valves, screwed and grooved fittings, sprinkler head and hanger materials from manufacturers such as Bull Moose Tube, Northwest Pipe, American Tube Victaulic, Ward Manufacturing, Reliable Sprinkler Corp. and Globe Manufacturing. While Federal maintains standard distribution agreements with its suppliers, the terms of which are customary to its industry, Federal has no long term agreements with any suppliers. While there can be no assurances, in the event Federal should be unable to continue its distribution agreements with one or more existing supplier, management of the Company does not foresee any difficulty in locating one or more alternative lines at competitive prices for distribution by Federal. Federal's fabrication services include stocklisting, welding, grooving, threading and hanger fabrication. Federal's products and services are marketed to contractors and installers by its sales staff. Federal's primary methods of distribution include common carrier, company-owned vehicles and recognized package services such as UPS and Federal Express. For the fiscal year ended June 30, 1998, Federal has no long term contracts with any of its customers.


         The Company is considering selling or closing the Federal Supply division.


Staffing Division

         The Staffing Division was comprised of OIS and AIM. For the year ended June 30, 1998, the Staffing Division accounted for approximately 6% of the Company's revenues on a consolidated basis. On April 14, 1998 the Company completed the sale of the assets of AIM to Global Industrial Services. During fiscal 1998, OIS was restructured into the operations of IFR Contract Services under the Manufacturing division to improve customer service and operating efficiencies as the two customers of OIS are also clients of IFR for its fabrication and repair services. For fiscal year 1999, the Company will no longer maintain a separate staffing division.

Consumer Products Division

         The Consumer Products Division was comprised of NHP, PTP and LPS. For the fiscal year ended June 30, 1998, the Consumer Products Division had no revenue on a consolidated basis. LPS had approximately $1,730,000 of revenue included in discontinued operations.

         As previously discussed, during fiscal 1998, the Company suspended operations in its NHP and PTP subsidiaries. On June 29, 1998,the Company completed the sale of all the issued and outstanding common stock, or 1,000 shares (the "LPS Shares") of LPS to American Group, Inc., a Nevada corporation ("American"). The Company no longer maintains a separate consumer products division.

Respiratory Care Services

         BSD provides temporary and contract staffing of nursing personnel (including registered nurses, licensed practical nurses and certified nursing aides), rehabilitation personnel (including physical therapists, occupational therapists and speech language pathologists), respiratory care services and supplies to more than 200 long term care facilities, hospitals and home care companies primarily in the midwestern and southern United States through its subsidiaries RCS Subacute, Inc. and Respiratory Care Services, Inc. (collectively "RCS"). Respiratory care is the diagnostic evaluation, treatment, management, control and care of individuals with deficiencies and abnormalities associated with the cardiopulmonary system.

         The services are provided by RCS's pool of over 3,000 nurses and therapists. RCS provides comprehensive programs that include (i) skilled medical care programs, (ii) ventilator and complex medical programs, (iii) distribution and inventory management of disposable medical products and (iv) medical gases. These nurses and therapists perform a wide variety of procedures, general patient care, rehabilitation therapy, bronchial hygiene, nebulizer and aerosol treatments, ventilator management, and patient and family education. The Company also provides equipment and supplies to its clients.

         Respiratory services may be required to treat diseases or conditions such as chronic obstructive pulmonary disease ("COPD", e.g., emphysema, chronic bronchitis and asthma), acute bronchitis, cystic fibrosis, pneumonia, acute respiratory failure and inhalation injury (i.e., gas or smoke). These treatments may have to be administered anywhere from once a day to continuously depending on the nature and severity of the individual's symptoms and diagnosis. In order for the facility to receive reimbursement, the diagnosis must justify the therapy and the therapy must be reasonable in terms of modality, amount, frequency and duration of treatment.

         The Company receives payments from the centers for services rendered and these facilities, in turn, receive payments from the appropriate third-party payor. These services are reimbursed to varying degrees in the Medicare systems and by independent insurance companies.

         Although the temporary staffing services market is fragmented, significant competition exists for the Company's services. The primary competitive factors for the contract services business are quality of services, charges for services and responsiveness to the needs of patients and the facilities in which the services are provided. Certain hospital companies have entered the contract services market through affiliation agreements and management contracts. In addition, many nursing centers are developing internal staff to provide those services, particularly in response to the planned implementation of the new prospective payment system for nursing centers.

         Under the new prospective payment system imposed by the Budget Act, ancillary services provided by nursing centers are subject to fixed payments. In this new environment, the Company believes that its full-service ancillary services contract will enhance the ability of nursing center operators to manage effectively the cost of providing quality patient care.

         The health care temporary staffing industry is extremely competitive and is characterized by a number of larger national companies as well as many smaller local companies. The larger companies also generally own hospitals and/or nursing facilities, which gives them a distinct marketing advantage to those types of facilities. Many of the local providers do not offer a comprehensive range of cost-effective services. These local providers often do not have the capital necessary to expand their operations or the range of services offered, which limits their ability to compete for certain contracts and other referrals and to realize efficiencies in their operations. As managed care has become more prevalent, payors increasingly are seeking providers that offer a cost-effective, comprehensive range of services in each market served, which further inhibits the ability of local providers to compete effectively. As a result of these economic and competitive pressures, the health care temporary staffing industry is undergoing rapid consolidation, a trend the Company expects will continue. The Company believes that health care facilities in the geographic area serviced by the Company consider quality of care, reliability and reputation to be the most important factors in retaining a provider, although other factors such as financial stability, practices and costs are also considered.

Employee Leasing

PF was recently formed to develop an employee leasing business. At the time of the acquisition of PF by the Company, PF is expected to have contracts to provide over 6,300 employees that will be leased to health care customers in over 24 states. As of the date of this Prospectus, PF does not have any assets or operations. It is expected that these contracts will be assigned from a company owned by Mr. Rosedale. The completion of the PF acquisition will require approval by the Company's shareholders.

Competition

         While IFR competes with numerous fabricators in the East Tennessee area, management of IFR believes it has limited direct competition as a result of the comprehensive nature of its services. Within the 150 mile radius of its client base, IFR is one of a select few fabricators which offers a full bevy of services from concept and design to engineering and prototype to custom systems. There can be no assurances, however, that IFR in fact will maintain a competitive advantage or that if such competitive advantage exists, IFR will be able to retain this advantage in the future. MRO competes with a wide variety of industrial supply houses, the majority of which are larger, have a longer history of operations and greater resources. There are no assurances MRO will be able to effectively compete in its market. Federal competes with a variety of suppliers and manufacturers of fire sprinkler systems, many of which have a longer operating history and greater resources than Federal. There can be no assurances that Federal will be able to effectively compete in its market.

Government Regulation and Environmental Compliance

         Manufacturing

         The operations of the Manufacturing Division are not subject to any state or government regulations at the present time, other than normal and customary rules and regulations, including environmental regulations, to which most companies are subject. There can be no assurances, however, that future regulations at the state or federal level, if adopted, will not have a material adverse effect on the operations of the Manufacturing Division.

         Healthcare

         General. The federal government and all states in which RCS currently operates heavily regulate various aspects of its business. For example, certain of RCS's employees are subject to state laws and regulations governing the ethics and professional practice of respiratory therapy and nursing. Further, as a supplier of goods and/or services for which payment may be made directly or indirectly under federal and state healthcare programs, such as the Medicare and Medicaid programs, RCS is subject to what are sometimes referred to as the fraud and abuse laws (the "Fraud and Abuse Provisions"). These provisions, among other things, generally prohibit, and provide severe criminal, civil and administrative sanctions for the offering, payment, solicitation or receipt of any remuneration in return for or to induce the referral of patients receiving benefits from Medicare, Medicaid or other federally funded health care programs.

         Health care is an area of rapid regulatory change. Changes in the law or new interpretations of existing laws can have an effect on our permissible activities, the costs of with doing business, and the amount of reimbursement by government and nongovernment third party payors. We cannot predict the future course of federal, state and local regulation or legislation, including Medicare and Medicaid statutes and regulations, or possible changes in national healthcare policies, including those pertaining to managed care organizations. RCS could be adversely affected by future legislative and regulatory changes.

         Dependence on Reimbursement. RCS's customers are principally hospitals and long-term care facilities that derive a substantial portion of their revenues from third-party payors, including the Medicare and Medicaid programs. These governmental programs are highly regulated and subject to frequent and sometimes sweeping changes. In addition, private third-party payors, including managed care organizations, increasingly are demanding discounted fee structures and the assumption by healthcare providers of all or a portion of the financial risk associated with furnishing goods and services. Efforts to impose greater discounts and more stringent cost controls by private payors are expected to continue.

         Although RCS, as an ancillary services provider, generally does not bill third-party payors directly, its contractual payments could be adversely affected by a reduction in reimbursement. We cannot guarantee that adequate reimbursement levels will continue to be available for services to be provided by RCS which are currently being reimbursed by Medicare, Medicaid or private third-party payors. Significant limits on the scope of services reimbursed and on reimbursement rates and fees could have a material adverse effect on our liquidity, financial condition and results of operations.

         Extensive Regulation. The healthcare industry is subject to extensive Federal, state and local regulation including, but not limited to, regulations relating to provider licensure, conduct of operations, ownership of facilities, services and prices for services. Further, in the ordinary course of its business, RCS is subject regularly to inquiries, investigations and audits by the federal and state agencies that enforce and interpret these laws and regulations.

         In particular, the Fraud and Abuse Provisions prohibit certain business practices and relationships that might affect the provisions and cost of healthcare services reimbursable under Medicare and Medicaid and other state and federal healthcare programs. The "anti-kickback" statute under Fraud and Abuse Provisions prohibits, and provides severe criminal, civil and administrative sanctions for the offering, payment, solicitation or receipt of any remuneration in return for the referral of individuals for services, or in return for or to induce the purchasing or arranging of services, for which payment may be made under federal or state healthcare programs including Medicare or Medicaid.

         In 1987, Congress directed the Office of the Inspector General to promulgate regulations specifying those payment practices which would not violate the anti-kickback statute. If an arrangement falls within one of the safe harbors, the participants are assured that they will not be prosecuted. Failure to achieve safe harbor protection does not necessarily mean that the relationship violates the anti-kickback statute, but it does mean that the arrangement is in a "zone of uncertainty" and, therefore, subject to possible scrutiny. All that the government must show is that at least one purpose of the remuneration is to induce referrals, RCS does not believe its arrangements are in violation of the anti-kickback statute or any of the other Fraud and Abuse Provisions. There can be no assurance, however, that governmental officials charged with enforcing the Fraud and Abuse Provisions will not assert that one or more of RCS's arrangements violates such provisions.

         We are unable to predict the future course of federal, state and local regulation or legislation, including Medicare and Medicaid statutes and regulations. Changes in the regulatory framework could have a material adverse effect on our financial condition and results of operations.

         Healthcare Reform Legislation. Healthcare is one of the largest industries in the United States and comprises a substantial portion of state and federal budgets. Accordingly, healthcare continues to attract much legislative interest and public attention. The federal and state governments continue to pursue ways to reduce the growth in healthcare program expenditures, and in doing so, are increasingly focused on ways to shift financial risk from the payor to the provider. These healthcare reform initiatives may affect how much RCS will be reimbursed for providing goods and services in the future.

         For example, the Balanced Budget Act of 1997 ("BBA") required implementation of a prospective payment system ("PPS") for skilled nursing facilities ("SNFs") that participate in the Medicare program, and further required that SNFs bill and receive for most Medicare Part B services under a "Consolidated Billing" mechanism, regardless of whether the services are provided directly by the SNF or by an ancillary services provider like RCS. Under PPS, SNFs will no longer be reimbursed based upon their "reasonable cost." Instead, SNFs will receive a per diem prospective payment applicable to all covered Part A services and many Part B services. The PPS rates were made available in May, 1998. Consolidated Billing was to take effect on July 1, 1998, although its implementation has been postponed while administrative matters are being resolved.

         Commencing July 1, 1998, these reimbursement changes will take effect for SNFs at different times throughout calendar years 1998 and 1999, depending on the starting date for each facility's Medicare cost reporting year. The BBA mandated that, by June 30, 1999, each SNF be reimbursed for Medicare Part A services under a PPS rate (that includes reimbursement for respiratory therapy services) based on the acuity level of the patient. Medicare Part B services are reimbursed according to a fee schedule with total charges potentially being subject to any annual cap effective January 1, 1999. The application of an annual cap is being challenged by the long-term care industry.

         PPS and Consolidated Billing were designed to contain SNF costs and limit Medicare program expenditures. For the five-year period from federal fiscal years 1998-2002, it has been estimated that between approximately $9.5 to $12.9 billion dollars will be saved by implementation of PPS and Consolidated Billing. The adverse revenue impact on SNFs could be greater than estimated, and it is anticipated that ancillary services providers, like RCS, will also be adversely affected by PPS, although it is difficult to predict the extent of such impact.

         For a number of years, hospitals have been reimbursed by Medicare according to a prospective payment system (as opposed to a cost-based) system. Accordingly, RCS, as a supplier of respiratory therapy goods and service s in the hospital setting, is subject to some extent to the financial pressures that remain on hospitals.

         Certain Medicare providers continue to be reimbursed based upon their reasonable costs. To address concerns about the rising cost of ancillary service, including respiratory care service, the Health Care Financing Administration promulgated rules establishing "salary equivalency guidelines," which is a method used to determine the prudent hourly cost for respiratory therapy services in long-term care settings. For providers that are reimbursed under Medicare on the "reasonable cost" basis, the salary equivalency guidelines became effective April 1, 1998, and are used by fiscal intermediaries to determine the maximum allowable cost of respiratory therapy service furnished "under arrangement" with a SNF by an ancillary provider like RCS. The salary equivalency guidelines are another effort by the federal government to limit Medicare program expenditures.

         Some state Medicaid programs, and private third-party payors, have adopted reimbursement methodologies that involve cost-containment principles similar to those implemented at the federal level. There continue to be state legislative proposals that would impose further limitations on government and private payments to providers of healthcare services such as RCS. Many states have enacted, or are considering enacting, measures that are designed to reduce their Medicaid expenditures and to make certain changes to private healthcare insurance.

         For these reasons, there can be no assurance that payments under governmental and private third-party payor programs will remain at levels comparable to present levels, or will be sufficient to cover the costs incurred to provide healthcare services. There also can be no assurance that future healthcare legislative, or other changes in the administration or interpretation of governmental healthcare programs, will not have a material adverse effect on RCS's financial condition, results, operations and liquidity. Finally, there can be no assurance that the provision of services and supplies by RCS will meet the requirements for participation and coverage in any particular reimbursement program. RCS could be adversely affected by the continuing efforts of governmental and private third-party payors to contain reimbursement for healthcare services

Employees

         As of March 31, 1999, the Company had approximately 75 employees, all of whom were full time. As of this date BSD had approximately 50 full-time employees and over 200 part-time employees.

Properties

         The Company maintains its principal executive offices in Boca Raton, Florida of approximately 125 square feet of commercial office space on a one-year lease expiring December 31, 1999 for monthly rent of approximately $1,000 . The Company's OIS Division leases facilities in East Tennessee. OIS leases 500 square feet of office space on a month to month basis for $350 per month from an unaffiliated third party. Federal leases an aggregate of approximately 38,500 square feet of office/warehouse space in Pompano Beach, Florida from unaffiliated third parties under leases expiring on September 30, 2001 for an aggregate annual rental of approximately $176,000. Federal subleases an aggregate of 12,000 square feet to an unaffiliated third party under a sublease expiring on September 23, 1999 that provides aggregate rental payments to Federal of approximately $56,400.

         Prior to its acquisition by the Company, IFR's principal offices were located in a 13,500 square foot office/industrial building in Knoxville, Tennessee which was leased by IFR from Mr. Gann, IFR's President and then sole shareholder, on an annual basis at a monthly rental of $3,400. Following the Company's acquisition of IFR, IFR continues to lease this space from Mr. Gann. In June 1995 the Company, through a wholly-owned subsidiary Workforce Properties Corp., acquired fee simple title to a 35,000 square foot office/industrial building in Knoxville, Tennessee from an unrelated third party.

         This building was encumbered by an existing first mortgage in the original principal amount of approximately $585,000, with interest at 7 3/4% over the 110 month term which commenced in June 1993. The first mortgage provided for an initial monthly payment of $4,800 with a monthly increase of 0.377% during the term of the mortgage and no pre-payment penalty. The mortgage will be satisfied in full upon the timely payment of all 110 monthly payments. The Company assumed the existing first mortgage on the building, with a remaining principal balance of approximately $390,000 pursuant to the original terms and conditions of the first mortgage.

         In connection with the purchase of the building, the Company assumed certain obligations to pay past due city and county real estate taxes due on the property. Prior to such assumption, the Company negotiated an arrangement with the City of Knoxville for the payment of the past due taxes, which approximated $110,000 in the aggregate for the years 1990 through 1997, over a period of 36 months by making monthly installments of $2,000 with a balloon due at the end of the term. The Company also assumed a similar arrangement the prior owner of the property had negotiated with Knox County for the payment of past due taxes, which approximated $44,000 for the years 1994 through 1997, over a period of 36 months by making monthly installments of $1,684.

         The building, which is in good condition, is sufficient for the Company's present needs and management of the Company believes it is adequately covered by insurance. All of the leased locations are presently sufficient for the required purposes and should the Company wish to relocate any office in the future, management does not believe it would experience any difficulty in locating and securing alternative office space at a reasonable rate.

Legal Proceedings

         The Company is not a party to any material legal proceedings.

                                   MANAGEMENT

         The following table sets forth the names, ages and positions held with respect to each Director and Executive Officer of the Company.


                     Name                               Age                              Position
------------------------------------------------      --------       -------------------------------------------------

Robert Hausman                                          43               Chairman of the Board and President (1)

Mark Weisz                                              39                               Director

Lester Gann                                             53                        Director and Secretary

Simon Groner                                            57                               Director

-----------
(1) Stephen Rosedale has the right to be elected Chairman of the Board. He has not yet exercised this right. If and when he elects to be appointed to the Board, Mr. Hausman will remain a director of the Company.

         All officers of the Company will hold office until the next annual meeting of the Company. There are no arrangements or understanding between any such officer of the Company and any other person or persons pursuant to which such officer was or is to be selected as an officer of the Company.

         The following sets forth biographical information as to the business experience of the Directors and Executive Officers of the Company.

         Robert Hausman. Mr. Hausman joined the Company's Board of Directors and was elected President on June 1, 1997 following the acquisition of Federal. Mr. Hausman, who was elected Chairman of the Board in September 1997, also serves on the Board of Directors of each of the Company's subsidiaries and is a member of the Audit Committee. Mr. Hausman devotes substantially all of his time and attention to the business of the Company. From October 1994 to October 1997, Mr. Hausman was President and Chief Executive Officer of Federal and since May 1995, Mr. Hausman has also been 25% shareholder of South Eastern Sound & Communications, Inc., a Boca Raton based sales, service and installation company of sound and communications systems. In addition, since May 1996 Mr. Hausman has owned a one-third interest in All-Star Sports Camp, Boca Raton, Florida. From February 1982 until July 1994, Mr. Hausman was a 50% owner and Executive Vice President of Bedford Weaving Mills, a Bedford, Virginia based specialty textile mill. Bedford Weaving Mills was acquired by Mr. Hausman and his partner in February 1982 from Belding Hemingway, Inc. Mr. Hausman received a B.S. in Management and Marketing in 1977 from Philadelphia College of Textiles and an MBA in Marketing and Management in 1978 from Babson College.

         Mark Weisz. Mr. Weisz joined the Company's Board of Directors in September 1997 and serves on its Audit Committee. Since May 1997 Mr. Weisz has served as Regional Director of Tax for Northern Telecom, Ltd. (NYSE: NT). Prior to assuming that position, from January 1993 until April 1997 Mr. Weisz served as Tax Manager for Coopers & Lybrand, LLP in Miami, Florida. Earlier he served as Senior Tax Associate (January 1990 to December 1992) and Tax Associate (June 1987 to December 1989) for Coopers & Lybrand, LLP in Princeton, New Jersey. From 1986 to 1987 he served in a tax internship with Arthur Young & Company in Metro Park, NY. Mr. Weisz holds a B.S. in Accounting from Rutgers University.

         Simon Groner was elected a director in April 1999. Mr. Groner has been engaged in the private practice of law in Cincinnati, Ohio since 1976, specializing in civil and criminal litigation, business law, as well as patent, trademark and copyright law. Mr. Groner also was an engineer for Sherwin-Williams Chemicals and Procter & Gamble before he started his law practice.
         Lester Gann. Mr. Gann joined the Company's Board of Directors in September 1997. Mr. Gann is President and a director of Industrial Fabrication & Repair, Inc. ("IFR"), a subsidiary of the Company. Mr. Gann founded IFR in 1979 and has served as its President and a director continuously since the date of formation. Mr. Gann has 34 years experience in tool and machinery design and power transmission equipment and has received extensive training from various manufacturers and distributors of the foregoing equipment. Mr. Gann is responsible for all day to day operations of IFR, MRO, and IFR Contract Services, which are divisions under IFR.

Key Employees

         While not an executive officer of the Company, the following officer and employee of the Company's subsidiaries makes significant contributions to the business of the Company.

         Greg Hoehn. Mr. Hoehn, 37, has been President of Federal since October 1, 1997 and was Operations Manager from January 1996 until October 1, 1997. He is responsible for day to day operations, including oversight of administrative, sales, warehouse, stocklisting and fabrication activities. From August 1994 until joining Federal, Mr. Hoehn was employed by Summers Fire Springs as Production Manger and from June 1993 until August 1994 he was Senior Technical Writer for Professional Management and Advisory Corp. In this position Mr. Hoehn managed a staff of technical writers producing proposals for contractors bidding on state and federal contracts where his responsibilities included supervising the cost estimating for each contract and providing budget estimates and escalation costs. Mr. Hoehn was Product Manager/Quality Control from February 1992 until June 1993 at SciCor where he was directly responsible for assigned products from bidding to final testing and quality inspections. Mr. Hoehn attended both the Community College of the Air Force and the University of Maryland.

         There is no family relationship between any of the officers, key employees and directors. The Company currently maintains an Audit Committee, which is comprised of Messrs. Hausman, Weisz and Groner. The Company does not presently maintain compensation or nominating committees of the Board of Directors.

Compliance With Section 16(a) of the Securities Exchange Act of 1934

         To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on representations that no other reports were required, there were no reports required under Section 16(a) ("Section 16(a)") of the Securities Exchange Act of 1934, which were not timely filed during fiscal 1998, except that: reports on Form 4 were not timely filed by (i) Robert Hausman reporting options granted on November 1, 1997, (ii) Robert Hausman reporting the granting of options on January 16, 1998, (iii) Lester Gann reporting the granting of options on January 16, 1998 and exercised on March 3, 1998 and (iv) Mark Weisz and C. Lawrence Rutstein reporting the granting of options on January 16, 1998 and exercised on April 24, 1998.

Executive Compensation

         The following table summarizes all compensation accrued by the Company in each of the last three fiscal years for the Company's Chief Executive Officer and each other executive officers serving as such whose annual compensation exceeded $100,000. Directors of the Company do not receive compensation for serving in such capacity.

                                                                                        Long Term
Name and                                  Annual Compensation                           Compensation
Principal Position           Year     Salary($)       Bonus            Other            Options
----------------------------------    -----------     -------------    ------------     ------------
Robert Hausman,              1998        120,000         0                87,839(2)        938
President, CEO, and          1997        0               0                0
Director                     1996        0               0                0

Lester Gann,                 1998        100,000         118,125(4)       0                938
Secretary and                1997        96,000          0                0
Director                     1996        96,000          0                0

         (1) Mr. Hausman was elected the Company's President on June 1, 1997 and entered into a Management Agreement with the Company commencing July 1, 1997.

         (2) On July 22, 1998, Mr. Hausman received 2,298 shares of Common Stock in accordance with the terms of the Amendment to the Management Agreement dated November 1, 1997. The fair market value on the date of issuance was $31.50 resulting in an aggregate value of $72,371. The balance was received as a car allowance.

         (3) On January 15, 1998, The Company granted to Mr. Hausman ISO options to purchase 938 shares of Common Stock at an exercise price of $ 36.80 per share pursuant to the Company's 1997 Stock Option Plan.

         (4) On July 22, 1998, Mr. Gann received 3,750 shares of Common Stock as a signing bonus in accordance with the terms of his new Employment Agreement dated May 1, 1998. The fair market value on the date of issuance was $31.50 resulting in an aggregate value of $118,125.

         (5) On January 15, 1998, the Company granted to Mr. Gann NSO options to purchase 938 shares of Common Stock at an exercise price of $16.00 per share pursuant to the Company's 1997 Stock Option Plan.

Employment and Management Agreements

         Hausman Agreement. On July 1, 1997 the Company entered into a Management Agreement with Robert Hausman, President and Chairman of the Board of the Company. This agreement was amended November 1, 1997 and December 1, 1998. Pursuant to the term of this three year agreement, as amended, Mr. Hausman is entitled to receive (i) annual base compensation of $131,000, which increases in years two and three of the agreement by the greater of the percentage increase of the Consumer Price Index or 6%, provided that payments are being deferred until such time as the Company raises at least $500,000 of new financing, and at such time the Company shall pay Mr. Hausman the full amount of the deferral.

         The Company also agreed to adjust the exercise price of Mr. Hausman's options to purchase 25,000 shares of common stock of the Company at an exercise prices of $40.00 and $32.00 per share to options to purchase 6,250 shares each with exercise prices of $14.00, $16.00, $18.00 and $20.00 per share.

         During the term of the Management Agreement should there be a change of control of the Company, as that term is defined in the Management Agreement, the Company at its sole option may terminate the Management Agreement upon 30 days prior written notice and thereafter will be obligated to pay Mr. Hausman the balance of the compensation payable under the Management Agreement had it not been terminated prior to its expiration, together with an additional sum equal to two years annual base compensation. Mr. Hausman and the Company also agreed not to invoke the "change in control" provisions as a result of the transactions set forth in the Exchange Agreement.

         As of March 15, 1999, Mr. Hausman was owed approximately $282,000 consisting of accrued salary, accrued dividends on the Series E Preferred Stock and loans to the Company. In order to repay such amount as promptly as practicable, the Company agreed to issue a note (the "Note") to Mr. Hausman. The Note will have the following terms: (i) bear interest at 8% per annum, (ii) provide for 24 equal monthly installments of principal and interest that are payable in either cash or the Company's Common Stock at the Company's option, and (iii) provide for acceleration upon the termination of the Management Agreement without cause.

         Mr. Hausman and his wife owned 14,375 shares of the Company's Series E Preferred Stock (the "Preferred Stock"). In December 1998, Mr. Hausman and the Company agreed to exchange the Preferred Stock for 143,750 shares of Common Stock, of which 75,000 shares were exchanged simultaneously with the BSD closing and the remaining 6,875 shares will be exchanged prior to the PF closing. Effective on such exchange, Mr. Hausman's management fee will be increased by $77,000, which amount is equal to the dividends on the Preferred Stock. The Company agreed to use the net cash proceeds from the sale of certain assets first to redeem any outstanding Preferred Stock and then to repurchase Common Stock from Mr. Hausman at a price of $1.00 per share. The Company and Mr. Hausman will agree to facilitate the sale of these shares of Common Stock and Mr. Hausman will use these management fee proceeds, proceeds of such sales and from asset sales to repay principal and interest on Mr. Hausman's loan from Chase Manhattan Bank in the approximate principal amount of $1,115,000 (the "Loan"). The management fee will be reduced pro rata as Mr. Hausman receives funds from the Company with respect to the sale of assets or from the sale of Common Stock and the interest payments decrease.

         Gann Agreement. On May 1, 1998 IFR entered into a new three-year contract with Mr. Gann providing for an annual base salary of $100,000 with the ability to receive performance based bonuses at the discretion of the Board of Directors. In November 1998, this Agreement was amended to extend the term to November 2001, to accelerate the payment of a bonus of 8,750 shares of Common Stock to the closing of the PF transaction, and to issue Mr. Gann 83,125 shares of Common Stock in exchange for waiving his right to invoke the change of control provisions in his agreement that were triggered by the execution of the Exchange Agreement with BSD and People First. Mr. Gann is also entitled to participate in all benefit programs of IFR as may be made available to other salaried employees. Mr. Gann's employment agreement contains customary provisions providing for confidentiality as well as a twelve-month non-compete following the termination of the agreement. Mr. Gann's employment agreement does not provide for any severance payments. Mr. Gann's previous employment agreement provided for a base salary of $96,000.

         Hoehn Agreement. In October 1997, Federal entered into a two year employment agreement with its President, Greg Hoehn, providing for an annual base salary of $50,000. Mr. Hoehn is also entitled to participate in all benefit programs of Federal as may be made available to other salaried employees. Mr. Hoehn's employment agreement contains customary provisions providing for confidentiality, as well as a twelve month non compete following the termination of the agreement. The agreement also provides for severance equal to one year's base salary if Mr. Hoehn is terminated without cause.

                             PRINCIPAL STOCKHOLDERS

         As of March 31, 1999 there are 1,090,548 shares of Common Stock issued and outstanding and 6,875 shares of Series E Cumulative Non-Participating Preferred Stock, all of which are voting securities of the Company. The following table sets forth, as of the close of business on March 15, 1999 (a) the name, address and number of shares of each person known by the Company to be the beneficial owner of more than 5% of any class of each the Company's voting securities and (b) the number of shares of each class of voting securities owned by each director and all officers and directors as a group, together with their respective percentage holdings of such shares:


Common Stock
                                                                Amount of
Name and                                                        Beneficial                   Percentage
Address of                                                      Ownership of                 Of
Beneficial Owner                                                Stock                        Class
------------------------------------------------------------    -------------------------    --------------------
Robert Hausman                                                  193,233                      17.3%
1900 Corporate Boulevard
Suite 400
Boca Raton, FL  33431

Mark Weisz                                                           13                        (2)
1900 Corporate Boulevard
Suite 400
Boca Raton, FL  33431

Simon Groner                                                          0                        (2)
1900 Corporate Boulevard
Suite 400
Boca Raton, FL  33431

Lester Gann                                                     102,061                       9.4%
2415 Sycamore Drive
Knoxville, TN  37921

Stephen Rosedale                                                 94,600 (3)                   8.7%
c/o Communicare Health Services
4700 Ashwood Drive
Cincinnati, Ohio 45241

Wirral Anstan Holdings, Ltd.                                    100,000 (4)                   9.2%
Hirzel Court
Guernsey, GY1, 2NN
Channel Islands

All Officers and Directors as a Group (five persons) (1)(3)     295,307                      26.4%


(1) Includes options to acquire 25,938 shares of the Company's Common Stock, and 2,498 shares of Common Stock owned by Barbara Hausman, his spouse, however, pursuant to Rule 16a-3 of the Securities Exchange Act of 1934, as amended, Mr. Hausman disclaims beneficial ownership of the shares held by his wife.

(2)  Less than 1%.

(3) Excludes shares of Common Stock that will be issued in the PF Transaction, which shares may result in Mr. Rosedale having voting control of the Company.

(4) Excludes 800,000 shares that may be issued upon exercise of Warrants that are not currently exercisable.


Series E

                                                                Amount of
Name and                                                        Beneficial                   Percentage
Address of                                                      Ownership of                 Of
Beneficial Owner                                                Stock                        Class
------------------------------------------------------------    -------------------------    --------------------

Robert Hausman                                                  6,875                        100%
1800 Corporate Boulevard
Suite 400
Boca Raton, FL  33431

All Officers and Directors as a Group (five persons)            6,875                        100%


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         During Fiscal 1997 from time to time the Company borrowed funds from Yucatan for working capital purposes. At June 30, 1998 the amount due Yucatan by the Company was $151,824. In November 1998 this debt was converted into 31,250 shares of Common Stock.

         In conjunction with the acquisition of Federal in May 1997, Federal delivered a promissory note to Robert Hausman and Barbara Hausman in the principal amount of $1,079,024. Mr. Hausman was a 90% shareholder in Federal prior to its acquisition by the Company. On October 7, 1997 Robert Hausman and Barbara Hausman converted the principal and any accrued but unpaid interest thereon into 14,375 shares of the Company's Series E Cumulative Non-Participating Preferred Stock (the "Series E"). The designations, rights and preferences of the Series E provide (a) for annual dividends equal to $77,000,
(b) full voting rights, share for share, with any then outstanding Common Stock as well as with any other class or series of stock of the Company having general voting power with the Common Stock concerning any matter being voted upon by the Company's stockholders, (c) is not convertible into any other class of capital stock of the Company and (d) is redeemable at the option of the Company at a redemption price to be negotiated by the parties at the time of redemption. Dividends are current. The balance of the dividends due have been accrued. On July 1, 1998, Federal Supply borrowed $50,000 from Robert and Barbara Hausman and delivered a one-year promissory note bearing interest at the rate of 10% per annum. On September 3, 1998, the Company borrowed $70,000 from Robert and Barbara Hausman and delivered a one-year promissory note bearing interest at the rate of 10% per annum. These monies were utilized for working capital purposes.


         In conjunction with the September 1997 acquisition of LPS, Barbara Hausman, the wife of Robert Hausman, the Company's President and a director, and Ronna Newman Rutstein, the wife of C. Lawrence Rutstein, a director of the Company at the time, each received 2,498 shares of the Company's Common Stock in exchange for their interests in LPS. Each of Messrs. Hausman and Rutstein disclaim beneficial ownership interest in the shares held by their respective spouses. In August 1997 LPS purchased the assets out of bankruptcy of Kedac, Inc., an unaffiliated third party, which such assets consisted for substantially all of the existing operating assets, accounts receivable, furniture and equipment and general intangibles, including the trade name "Lantana Peat & Soil" for a total consideration of $190,000 in cash and the assumption of $750,000 of notes with a financial institution.

         In September 1997 the Company purchased 100% of the issued and outstanding stock of LPS from its shareholders, who included Mrs. Hausman and Mrs. Rutstein, in exchange for 33,750 shares of the Company's restricted Common Stock in a private transaction exempt from registration under the Act in reliance on Section 4(2) thereof.

         On May 1, 1998 the Company determined it would unwind its acquisition of 51% of Regenesis Holdings, Inc. ("Regenesis") acquired from a shareholder of Regenesis effective January 16, 1998 as the parties involved were unable to fulfill their obligations under the acquisition agreement. There were no extraordinary charges associated with the transaction and there was no adverse effect on the Company as a result of this transaction. C. Lawrence Rutstein, a director of the Company, served as President of Regenesis at the time of the transaction. Robert Hausman, President and CEO of the Company served as a director of Regenesis at the time of the transaction.

         On June 29, 1998,the Company sold its investment in LPS to American Group, Inc., a Nevada corporation ("American")for a 23.8% ownership in American.

         In February 1999, the Company entered into a Settlement Agreement with
M. Shulman & Associates pursuant to which Shulman agreed to waive any future fees, including those that may be due in connection with the completed BSD transaction, in exchange for the Company transferring the 120,000 shares of American owned by it and the assumption by the Company of $100,000 of notes held by Robert Hausman, the Company's president.

                              SELLING SHAREHOLDERS

         The following table set forth the name of each Selling Shareholder, the number or shares of Common Stock beneficially owned by such Selling Shareholder as of March 31, 1999, and the number of Shares being offered by each Selling Shareholder. The Shares being offered hereby are being registered to permit public secondary trading, and the Selling Shareholders may offer all or part of the Shares for resale from time to time. However, such Selling Shareholders are under no obligation to either (a) convert their Notes or exercise the Warrants, as the case may be, or (b) if converted or exercised, to sell all or any portion of such Shares immediately under this Prospectus. All information with respect to Share ownership has been furnished by the Selling Shareholders. Because the Selling Shareholders may sell all or a portion of their Shares, no estimate can be given as to the number of Shares that will be held by any Selling Shareholder upon termination of any offering made hereby; accordingly, the following table assumes (i) the conversion of the Notes into 700,000 shares of Common Stock and the exercise of 2,400,000 Warrants, and (iii) the sale of all Shares by the Selling Shareholders immediately following the date of this Prospectus.

                                                   Number of               Shares               Shares Owned
Name of Selling, Shareholder                     Shares Owned              Offered             After Offering
----------------------------                     ------------              -------             --------------
Wirral Anstan Holdings, Ltd.                      900,000(1)              900,000                   -0-

Rothchild Holdings, Inc.                          450,000(2)              450,000                   -0-

Lawrence Loscalzo                                 450,000(2)              450,000                   -0-

Ira Goldberg                                      450,000(2)              450,000                   -0-

D.L. Cromwell Investments, Inc.                   225,000(3)              225,000                   -0-

ProFutures Special Equities Fund, L.P.            700,000(4)              700,000                   31,250

-------------------------

(1) Assumes the exercise of 400,000 Warrants at an exercise price of $1.50 and 400,000 at an exercise price of $1.75.

(2) Assumes the exercise of 200,000 Warrants at an exercise price of $1.50 and 200,000 at an exercise price of $1.75.

(3) Assumes the exercise of Placement Warrants to purchase 100,000 Units consisting of an aggregate of 25,000 shares of Common Stock and 200,000 Warrants and the exercise of 100,000 Warrants at an exercise price of $1.50 and 100,000 at an exercise price of $1.75.

(4)  Issuable upon the conversion of outstanding Notes.

                              PLAN OF DISTRIBUTION

         The Shares offered hereby by the Selling Shareholders may be sold from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest. Such sales may be made on one or more exchanges or in the over-the-counter market (including the Nasdaq SmallCap Market), or otherwise at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions. The Shares may be sold by one or more of the following methods, including, without limitation: (a) a block trade in which the broker-dealer so engaged will attempt to sell the Shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus;
(c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (d) face-to-face or other direct transactions between the Selling Shareholders and purchasers without a broker-dealer or other intermediary. Such broker-dealers and agents and any other participating broker-dealers, or agents may be deemed to be "underwriters" within the meaning of the Securities Act, in connection with such sales. In addition, any securities covered by this Prospectus that qualify for sale pursuant to Rule 144 promulgated under the Securities Act might be sold under Rule 144 rather than pursuant to this Prospectus.

         Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commission from the Selling Shareholders and/or the purchasers of Shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Selling Shareholders and any broker-dealers acting in connection with the sale of the Shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit realized by them on the resale of the Shares as principals may be deemed underwriting compensation under the Securities Act. Neither the Company nor any Selling Shareholder can presently estimate the amount of such compensation. The Company knows of no existing arrangements between any Selling Shareholder and any other stockholder, broker dealer, underwriter or agent relating to the sale or distribution of the Shares.

         Each Selling Shareholder and any other persons participating in a distribution of securities may be subject to applicable provisions of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulation thereunder, including, without limitation, Regulation M, which may restrict certain activities of, and limit the timing of purchases and sales of securities by the Selling Shareholders and other persons participant in a distribution of securities. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions subject to specified exceptions or exemptions. All of the foregoing may affect the marketability of the securities offered hereby.

         Under the securities laws of certain states, the Shares may be sold in such states only through registered or licensed broker-dealers or pursuant to available exemptions from such requirements. In addition, in certain states the Shares may not be sold therein unless the Shares have been registered or qualified for sale in such state or an exemption from such requirement is available and is complied with.

                          DESCRIPTION OF CAPITAL STOCK

         The Company's authorized capital stock consists of 3,125,000 shares of Common Stock, par value $.008 per share, and 250,000 shares of preferred stock, par value $.008 per share (the "Preferred Stock"). As of March 31, 1999, 1,090,548 shares of Common Stock and an aggregate of 6,875 shares of Preferred Stock were outstanding. The transfer agent for the Common Stock is Florida Atlantic Stock Transfer Company, Tamarac, Florida.

Preferred Stock

         General. The Board of Directors has the authority to issue up to 250,000 shares of Preferred Stock in one or more series and to fix the number of shares constituting any such series, the voting powers, designations, preferences and relative participation, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights and dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the shareholders. The issuance of Preferred Stock by the Board of Directors could affect the rights of the holders of Common Stock. For example, such issuance could result in a class of securities outstanding that would have preferences with respect to voting rights and dividends, and in liquidation, over the Common Stock, and could (upon conversion or otherwise) enjoy all of the rights of the Common Stock.

         Series E Preferred Stock

                  On October 7, 1997, the Company converted a note payable to stockholder to 14,375 shares of Series E cumulative non-participating preferred stock. The designations, rights and preferences of the Series E Preferred Stock provides that (i) holders shall receive annual dividends equal to $77,000, (ii) are entitled to full voting rights, share for share with any then outstanding common stock as well as with any other class or series of the Company having general voting power with the common stock concerning any matter being voted upon by the Company's stockholders, (iii) and are redeemable solely at the Company's option at a redemption price to be negotiated by the parties at the time of the redemption. In December 1998, 7,500 shares were converted to 75,000 shares of Common Stock.

Common Stock

         Each share of Common Stock entitles the holder to one vote on all matters submitted to a vote of the shareholders. The holders of Common Stock are entitled to receive dividends, when, as and if declared by the Board of Directors, in its discretion, from funds legally available therefor. Upon liquidation or dissolution of the Company, the holders of Common Stock are entitled to share ratably in the assets of the Company, if any, legally available for distribution to shareholders after the payment of all debts and liabilities of the Company and the liquidation preference of any outstanding shares of the Company's Preferred Stock. The Common Stock has no preemptive rights and no subscription, redemption or conversion privileges. The Common Stock does not have cumulative voting rights, which means that the holders of a majority of the outstanding shares of Common Stock voting for the election of directors will be able to elect all members of the Board of Directors. A majority vote will also be sufficient for other actions that require the vote or concurrence of shareholders. All of the outstanding shares of Common Stock are, and the shares to be sold in this offering will be, when issued and paid for, fully paid and nonassessable.

         Anti-Takeover Effects. The authority possessed by the Board of Directors to issue Preferred Stock could potentially be used to discourage attempts by others to obtain control of the Company through merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly. The Board of Directors may issue Preferred Stock with voting and conversion rights that could adversely affect the voting power of the holders of Common Stock. Except as described above, there are no agreements or understandings for the issuance of Preferred Stock and the Board of Directors has no intention to issue additional shares of Preferred Stock as of the date of this Prospectus.

Certain Florida Legislation

         Florida has enacted legislation that may deter or frustrate takeovers of Florida corporations. The Florida Control Share Act generally provides that shares acquired in excess of certain specified thresholds will not possess any voting rights unless such voting rights are approved by a majority vote of a corporation's disinterested shareholders. The Florida Affiliated Transactions Act generally requires supermajority approval by disinterested shareholders of certain specified transactions between a public corporation and holders of more than 10% of the outstanding voting shares of the corporation (or their affiliates). Florida law and the Company's Articles of Incorporation also authorize the Company to indemnify the Company's directors, officers, employees and agents. Pursuant to such authorization, the Company has entered into agreements with each of its directors and certain of its officers providing for indemnification to the fullest extent permitted by law.

Shares Eligible for Future Sale

         See "Risk Factors."


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). You may read and copy any document we file (under either its current or former name) at the SEC's public reference rooms located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at Seven World Trade Center, Suite 1300, New York, New York 10048, and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website located at http://www.sec.gov. The Company's Common Stock is also quoted on the Nasdaq SmallCap Market, and our SEC filings can also be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

         We will provide without charge to each person, including any beneficial owner, to whom a Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the information that has been incorporated by reference (excluding exhibits unless such exhibits are specifically incorporated by reference). Exhibits to any of such documents, however, will not be provided unless such exhibits are specifically incorporated by reference into such documents. Please direct such requests to Robert Hausman, Chief Executive Officer, Coventry Industries Corp., 1900 Corporate Boulevard, Suite 400, Boca Raton, Florida 33431, telephone number (561) 988-2544.

                                  LEGAL MATTERS

         The validity of the Shares is being passed upon for the Company by Broad and Cassel, a partnership including professional associations, 7777 Glades Road, Suite 300, Boca Raton, Florida 33434.

                                     EXPERTS

         The audited consolidated financial statements of the Company as of June 30, 1998 and for the fiscal year then ended included herein have been audited by Sweeney Gates & Co., independent certified public accountants, as indicated in its report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in accounting and auditing.

         The audited consolidated financial statements of the Company as of June 30, 1997 and for the fiscal year in the period ended June 30, 1997, included herein, have been audited by BDO Seidman, LLP, independent certified public accountants, to the extent and for the period set forth in their report, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

         The audited consolidated balance sheet of BSD Healthcare as of December 31, 1997, included herein, has been audited by J.H. Cohn LLP, independent public accountants, as indicated in their report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in accounting and auditing.

         The audited combined financial statements of Respiratory Care Services, Inc. and RCS Subacute, Inc. as of December 31, 1997 and 1996 and for the years then ended, included herein, have been audited by J.H. Cohn LLP, independent public accountants, as indicated in their report with respect thereto, and is included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                           COVENTRY INDUSTRIES CORP.
             INDEX TO HISTORICAL AND PRO FORMA FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Coventry
--------
Independent Auditors Report ..............................................  F-1

Consolidated Balance Sheet as of June 30, 1998 ...........................  F-4

Consolidated Statements of Operations
For the years ended June 30, 1998 and 1997 ...............................  F-6

Consolidated Statements of Stockholders' Equity
For the years ended June 30, 1998 and 1997 ...............................  F-7

Consolidated Statements of Cash Flows
For the years ended June 30, 1998 and 1997 ...............................  F-9

Notes to the Consolidated Financial Statements ...........................  F-10

Condensed Consolidated Balance Sheet as of March 31, 1999 (unaudited)
and June 30, 1998 ........................................................  F-29

Condensed Consolidated Statements of Operations for the nine months ended
March 31, 1999 and 1998 (unaudited) ......................................  F-30

Condensed Consolidated Statements of Stockholders' Equity
For the nine months ended March 31, 1999 (unaudited) .....................  F-31

Condensed Consolidated Statements of Cash Flows
For the nine months ended March 31, 1999 (unaudited) .....................  F-32

Notes to Condensed Consolidated Financial Statements .....................  F-33

BSD Healthcare Industries, Inc.
-------------------------------
Report of Independent Public Accountants .................................  F-38

Consolidated Balance Sheets
September 30, 1998 (unaudited) and December 31, 1997 .....................  F-39

Consolidated Statements of Income
Nine months ended September 30, 1998 (unaudited) .........................  F-40

Consolidated Statement of Stockholders' Equity
Nine months ended September 30, 1998 (unaudited) .........................  F-41

Consolidated Statement of Cash Flows
Nine months ended September 30, 1998 (unaudited) .........................  F-42

Notes to Consolidated Financial Statements ...............................  F-43

Respiratory Care Services, Inc. and RCS Subacute, Inc.
------------------------------------------------------
Report of Independent Public Accountants .................................  F-50

Combined Balance Sheets
January 31, 1998 (unaudited) and December 31, 1997 .......................  F-51

Combined Statements of Income
Month ended January 31, 1998 (unaudited) and
years ended December 31, 1997 and 1996 ...................................  F-52

Combined Statements of Stockholders' Equity
Month ended January 31, 1998 (unaudited) and
years ended December 31, 1997 and 1996 ...................................  F-53

Combined Statements of Cash Flows
Month ended January 31, 1998 (unaudited) and
years ended December 31, 1997 and 1996 ...................................  F-54

Notes to Combined Financial Statements ...................................  F-55

Unaudited Pro Forma Condensed Combined Financial Statements
-----------------------------------------------------------
Introduction to unaudited pro forma
condensed combined financial statements ..................................  F-61

Pro forma condensed combined statements of operations
year ended June 30, 1998 (unaudited) .....................................  F-62

Pro forma condensed combined statement of operations
nine months ended March 31, 1999 (unaudited) .............................  F-63

Notes to unaudited pro forma condensed combined statement of operations ..  F-64

                    Report of Independent Public Accountants



The Board of Directors and Stockholders
Coventry Industries Corp.

We have audited the accompanying consolidated balance sheet of Coventry Industries Corp. as of June 30, 1998 and the related consolidated statements of operations, shareholders' equity and cash flows for the year ended June 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the financial statements of Industrial Fabrication & Repair, Inc., and Workforce Properties Corp., wholly owned subsidiaries, which statements reflect total assets of fifty-two percent (52%) as of June 30, 1998 and total revenues of forty-one percent (41%) for the year then ended. Those statements were audited by other auditors whose reports has been furnished to us, and our opinion, insofar as it relates to the amounts included for Industrial Fabrication & Repair. Inc. and Workforce Properties Corp., is based solely on the reports of the other auditors.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above, present fairly, in all material respects, the financial position of Coventry Industries Corp. as of June 30, 1998, and the results of its operations and its cash flows for the year ended June 30, 1998 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered recurring losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Sweeney, Gates & Co.




Fort Lauderdale, Florida
September 28, 1998, except for the last paragraph of Note 9 as to which the date is February 3, 1999

                       [Reel & Swafford, PLLC Letterhead]

                         Report of Independent Auditors



To the Board of Directors
Industrial Fabrication and Repair, Inc.

We have audited the balance sheet of Industrial Fabrication and Repair, Inc. (the Company) as of June 30, 1998, and the related statements of operations, changes in stockholder's equity and cash flows for the year then ended. These financial statements (which are not presented separately herein) are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Industrial Fabrication and Repair, Inc. as of June 30, 1998 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


Reel & Swafford, PLLC

Certified Public Accountants

Knoxville, Tennesse
September 11, 1998, except for Note 9 as to which the date is September 30, 1998

                          Independent Auditors' Report



To the Board of Directors and Stockholders of Coventry Industries Corp.

We have audited the accompanying consolidated statements of operations, stockholders' equity and cash flows for the year then ended June 30, 1997, of Coventry Industries Corp. (formerly Workforce Systems Corp.) and subsidiaries. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations of Coventry Industries Corp. and subsidiaries at June 30, 1997, and their cash flows for the year ended June 30, 1997, in conformity with generally accepted accounting principles.


BDO Seidman, LLP

Miami, Florida
October 7, 1997

                           COVENTRY INDUSTRIES CORP.
                           Consolidated Balance Sheet
                                 June 30, 1998

ASSETS

CURRENT ASSETS:
 Cash and cash equivalents                                           $   52,188
 Accounts receivable, less $50,000 allowance for doubtful accounts    1,196,993
 Inventory                                                            1,071,140
 Prepaid consulting fees                                                141,667
 Other prepaid expenses                                                  56,588
                                                                     ----------
   Total current assets                                               2,518,576
                                                                     ----------

PROPERTY, PLANT AND EQUIPMENT:
 Land                                                                   156,502
 Building and improvements                                            1,439,889
 Machinery and equipment                                              1,570,972
 Autos and trucks                                                       166,712
 Accumulated depreciation                                              (571,408)
                                                                     ----------
   Total property, plant and equipment                                2,762,667
                                                                     ----------

OTHER ASSETS:
 Goodwill, net                                                        1,391,724
 Prepaid consulting fees                                                354,232
 Fabrication supplies                                                   333,307
 Deposits                                                                14,614
                                                                     ----------
                                                                     $7,375,120
                                                                     ==========

   The accompanying Notes are an integral part of these Financial Statements.

                            COVENTRY INDUSTRIES CORP.
                           Consolidated Balance Sheet
                                  June 30, 1998


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current maturites of long-term debt                               $  322,655
  Factoring line of credit                                             335,902
  Trade accounts payable                                             1,093,270
  Accrued expenses                                                     432,970
  Preferred stock dividend payable                                      47,896
  Note payable - former shareholder                                    151,824
                                                                   -----------
      Total current liabilities                                      2,384,517
                                                                   -----------


LONG TERM DEBT, LESS CURRENT PORTION                                   395,325
                                                                   -----------

STOCKHOLDERS' EQUITY:
  Series A preferred stock, $.008 par value, 4 shares
      authorized, issued and outstanding                                     -
  Series C preferred stock, $.008 par value, 3,750 shares
      authorized, issued and outstanding                                    30
  Series E preferred stock, $.008 par value, 14,375 shares
      authorized, issued and outstanding                                   115
  5% Convertible preferred stock, $.008 par value, 313 shares
      authorized, 156 issued and outstanding                                 1
  Common stock, $.008 par value, 3,125,000 shares
      authorized, 379,100 shares issued and outstanding                  3,033
  Additional paid in capital                                        21,398,987
  Stock to be earned                                                (1,416,667)
  Prepaid media spots                                                 (500,000)
  Deferred compensation                                               (394,625)
  Accumulated deficit                                              (14,495,596)
                                                                   -----------
      Total stockholders' equity                                     4,595,278
                                                                   -----------
                                                                   $ 7,375,120
                                                                   ===========

   The accompanying Notes are an integral part of these Financial Statements. Share data have been adjusted for the 1-for-8 reverse stock split on March 22, 1999.

                           COVENTRY INDUSTRIES CORP.
                     Consolidated Statements of Operations



                                           Year Ended               Year Ended
                                         June 30, 1998            June 30, 1997
                                         -------------            -------------
Revenues                                  $ 7,869,981              $ 4,653,286

Cost of revenues                            6,532,924                3,518,500
                                          -----------              -----------
     Gross profit                           1,337,057                1,134,786

Operating expenses:
   Selling, general and
    administrative expenses                 2,828,016                1,573,559
   Marketing and public relations           3,710,714                  464,596
   Depreciation and amortization              402,268                  282,398
   Professional fees                          454,560                  308,996
   Startup expenses                                --                1,357,899
                                          -----------              -----------
Total operating expenses                    7,395,558                3,987,448
                                          -----------              -----------

Loss from operations                       (6,058,501)              (2,852,662)


Other expenses:
   Loss on sale of subsidiaries                66,246                       --
   Interest                                   216,061                   65,488
   Impairment of goodwill                     653,738                       --
   Acquisition expenses                            --                  110,000
                                          -----------              -----------
Total other expenses                          936,045                  175,488
                                          -----------              -----------
Loss before income taxes and
  discontinued operations                  (6,994,546)              (3,028,150)
Income tax benefit                           (180,750)                (133,399)
                                          -----------              -----------
Loss before discontinued operations        (6,813,796)              (2,894,751)
Discontinued operations                    (2,164,099)                      --
                                          -----------              -----------
Net loss                                   (8,977,895)              (2,894,751)

Dividends paid                               (114,834)                      --
                                          -----------              -----------
Net loss available to common
  shareholders                            $(9,092,729)             $(2,894,751)
                                          ===========              ===========
Loss per share of common stock:
   Loss from continuing operations        $    (21.08)             $    (28.65)
   Loss from discontinued operations            (6.59)                      --
                                          -----------              -----------
   Net loss per common share              $    (27.66)             $    (28.65)
                                          ===========              ===========

Weighted average shares outstanding           328,644                  101,053
                                          ===========              ===========

   The accompanying Notes are an integral part of these Financial Statements. Share data have been adjusted for the 1-for-8 reverse stock split on March 22, 1999.

                            COVENTRY INDUSTRIES CORP.
                 Consolidated Statements of Stockholders' Equity
                   for the years ended June 30, 1998 and 1997


                                                                                   Preferred stock
                                                            Series A                 Series C                   Series D
                                                       Shares      Amount      Shares         Amount     Shares          Amount
                                                       ------------------      ----------------------    ----------------------

Balance July 1, 1997                                         4     $              3,750       $   30                 $

Preferred stock issued in connection
     with the acquisition of LPS
Common stock issued in connection
     with the acquisition of LPS
Preferred stock cancelled in connection
      with disposition of LPS
Common stock issued in connection
      with acquisitions
Common stock issued in connection with
    compensation to consultants and employees
Preferred stock issued in connection with
     conversion of notes payable
Preferred stock issued
Repurchase of common stock
Preferred stock dividends
Net loss for the year ended June 30, 1998

                                                     ---------     ------      --------       ------        ------   ---------
Balance June 30, 1998                                        4     $    0         3,750       $   30             0   $       0
                                                     =========     ======      ========       ======        ======   =========


                                                                              Additional       Stock         Prepaid     Deferred
                                                          Common stock         Paid-In         to be          Media    Compensation
                                                       Shares      Amount      Capital        Earned          Spots      Expense
                                                     --------------------    ----------       -------        ------    ------------

Balance July 1, 1997                                   244,117     $1,953   $12,567,700    $(1,416,667)    $(500,000)  $

Preferred stock issued in connection
     with the acquisition of LPS
Common stock issued in connection
     with the acquisition of LPS                        45,113        361     1,831,743
Preferred stock cancelled in connection
      with disposition of LPS
Common stock issued in connection
      with acquisitions                                 30,625        245     1,274,755
Common stock issued in connection with
    compensation to consultants and employees           97,356        779     3,690,638                                 (394,625)
Preferred stock issued in connection with
     conversion of notes payable                                              1,149,904
Preferred stock issued                                                        1,074,999
Repurchase of common stock                             (38,111)      (305)      (75,918)
Preferred stock dividends                                                      (114,834)
Net loss for the year ended June 30, 1998
                                                       -------     ------   -----------    -----------     ---------   ---------
Balance June 30, 1998                                  379,100     $3,033   $21,398,987    $(1,416,667)    $(500,000)  $(394,625)
                                                       =======     ======   ===========    ===========     =========   =========


                               (RESTUBBED TABLE)



                                                         Series E                      Series F                  Convertible
                                                   Shares        Amount         Shares         Amount       Shares         Amount
                                                   --------------------         ---------------------       -----------------------

Balance July 1, 1997                                              $                             $                           $

Preferred stock issued in connection
     with the acquisition of LPS                                                 4,375            75
Common stock issued in connection
     with the acquisition of LPS
Preferred stock cancelled in connection
      with disposition of LPS                                                   (4,375)          (75)
Common stock issued in connection
      with disposition of LPS
Common stock issued in connection with
    compensation to consultants and employees
Preferred stock issued in connection with
     conversion of notes payable                         14,375          115
Preferred stock issued                                                                                         156             1
Repurchase of common stock
Preferred stock dividends
Net loss for the year ended June 30, 1998
                                                        -------     --------    ------      --------        ------         -----
Balance June 30, 1998                                    14,375     $    115         0      $      0           156          $  1
                                                        =======     ========    ======      ========        ======         =====


                                                                          Total
                                                    Accumulated       Stockholders'
                                                      Deficit            Equity
                                                    ------------      -----------

Balance July 1, 1997                                $(5,517,701)      $5,135,315

Preferred stock issued in connection
     with the acquisition of LPS                                              75
Common stock issued in connection
     with the acquisition of LPS                                       1,832,104
Preferred stock cancelled in connection
      with disposition of LPS                                                (75)
Common stock issued in connection
      with disposition of LPS                                          1,275,000
Common stock issued in connection with
    compensation to consultants and employees                          3,296,792
Preferred stock issued in connection with
     conversion of notes payable                                       1,150,019
Preferred stock issued                                                 1,075,000
Repurchase of common stock                                               (76,223)
Preferred stock dividends                                               (114,834)
Net loss for the year ended June 30, 1998            (8,977,895)      (8,977,895)
                                                   ------------       ----------
Balance June 30, 1998                              $(14,495,596)      $4,595,278
                                                   ============       ==========

   The accompanying Notes are an integral part of these Financial Statements. Share data have been adjusted for the 1-for-8 reverse stock split on March 22, 1999.
                                      F-7


                                                       Coventry Industries Corp.

                                                             Consolidated Statements of Stockholders' Equity
---------------------------------------------------------------------------------------------------------------


Year ended June 30,1997
- ----------------------------------------------------------------------------------------------------------------

                              Series A         Series B        Series C        Series D             Common
                            Shares  Amount   Shares  Amount  Shares  Amount  Shares  Amount     Shares   Amount
- ----------------------------------------------------------------------------------------------------------------
Balance June 30, 1996         30     $ -       -      $ -    30,000  $ 30   1,000,000  $ 1,000    77,839  $ 623
                                                               -
  Sale of common stock         -       -       -        -      -        -        -        -        1,042      8
  Common stock issued in
  connection with acquisition
  of FSI                       -       -       -        -      -        -        -        -       18,125    145
  Common stock issued in
  connection with
  compensation to certain
  consultants and employees    -       -       -        -      -        -        -        -        8,971     72
  Options granted in
  connection with consulting
  services                     -       -       -        -      -        -        -        -         -         -
  Options exercised            -       -       -        -      -        -        -        -       63,140    505
  Conversion of convertible
  preferred stock              -       -       -        -      -        -  (1,000,000)  (1,000)   75,000    600
  Net Loss                     -       -       -        -      -        -        -        -         -         -
- ----------------------------------------------------------------------------------------------------------------

Balance June 30, 1997         30     $ -       -      $ -    30,000  $ 30        -     $  -      244,117 $1,953
================================================================================================================



Year ended June 30,1997 (Continued)
------------------------------------------------------------------------------------------------
                                                Stock    Prepaid                      Total
                                  Paid-in       to be     Media      Accumulated   Stockholders'
                                  Capital      Earned     Spots        Deficit        Equity
------------------------------------------------------------------------------------------------
Balance June 30, 1996          $ 8,570,809        -     ($500,000)  $ (2,622,950)   $ 5,449,512

  Sale of common stock              99,992        -                         -          100,000
  Common stock issued in
  connection with acquisition
  of FSI                           422,668        -                         -          422,813
  Common stock issued in
  connection with
  compensation to certain
  consultants and employees        780,581        -                         -          780,653
  Options granted in
  connection with consulting
  services                       2,180,455 $(1,416,667)                     -          763,788
  Options exercised         )      512,795        -                         -          513,300
  Conversion of convertible
  preferred stock                      400        -                         -              -
  Net Loss                            -           -                   (2,894,751)   (2,894,751)
- ----------------------------------------------------------------------------------------------

Balance June 30, 1997          $12,567,700 $(1,416,667) ($500,000)     (5,517,701)  $ 5,135,315
================================================================================================

   The accompanying Notes are an integral part of these Financial Statements. Share data have been adjusted for the 1-for-8 reverse stock split on March 22, 1999.

                            COVENTRY INDUSTRIES CORP.
                      Consolidated Statements of Cash Flows



                                                                      Year Ended        Year Ended
                                                                    June 30, 1998       June 30, 1997
                                                                    -------------       -------------
OPERATING ACTIVITIES:
      Net loss                                                    $(8,977,895)         $(2,894,751)
      Adjustments to reconcile net loss to
        net cash (used by) operating activities
          Depreciation                                                249,289              191,206
          Amortization                                                152,979               91,192
          Provision for doubtful accounts                              50,000              246,013
          Inventory valuation write-off                               477,052              359,610
          Goodwill write-off                                          653,738                    -
          Loss on disposal                                            483,746                    -
          Issuance of common stock and options granted
              for services                                          3,401,630              871,521
          Issuance of common stock for LPS transaction              1,576,854                    -
          Changes in assets and liabilities, net of businesses
               acquired
          (Increase) decrease in:
            Trade account receivable                                 (229,044)            (112,076)
            Inventory                                                   6,736             (302,111)
            Other current assets                                      556,661              165,461
            Other assets                                              190,733              (28,330)
          Increase (decrease) in:
            Accounts payable                                          177,640              275,823
            Accrued expenses and preferred stock dividend payable     (54,086)             197,599
            Income taxes payable                                            -              (73,329)
            Deferred income tax liability                            (130,000)             (60,541)
                                                                  -----------          -----------

Net Cash (Used) by Operating Activities                            (1,413,967)          (1,072,713)

INVESTING ACTIVITIES:
      Purchase of property and equipment                             (100,471)            (249,634)
      Investment in Apollo                                            (18,000)                   -
      Investment in LPS                                              (462,500)                   -
                                                                  -----------          -----------

Net Cash Used by Investing Activities                                (580,971)            (249,634)

FINANCING ACTIVITIES:
      Net proceeds from factoring line of credit                      (62,956)             121,883
      Proceeds from note payable - related party                        9,093               10,064
      Payments on note payable - stockholder                                -             (118,131)
      Payments on long term debt                                     (212,488)            (261,583)
      Proceeds from long term debt                                    120,905              353,648
      Dividends paid                                                  (66,938)                   -
      Proceeds from sale of common stock and
        exercise of stock options                                   1,924,189              613,300
                                                                  -----------          -----------

Net Cash Provided by Financing Activities                           1,711,805              719,181
                                                                  -----------          -----------

Decrease in Cash and Cash Equivalents                                (283,133)            (603,166)

Cash and Cash Equivalents, Beginning of Period                        335,321              938,487
                                                                  -----------          -----------

Cash and Cash Equivalents, End of Period                          $    52,188          $   335,321
                                                                  ===========          ===========

   The accompanying Notes are an integral part of these Financial Statements.

                            COVENTRY INDUSTRIES CORP.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

 1.       SIGNIFICANT ACCOUNTING POLICIES

Nature of Business - Coventry Industries Corp. and subsidiaries (the "Company"), formerly known as Workforce Systems Corp., operates two lines of business, manufacturing and staffing. The Company through its Tennessee subsidiary, Industrial Fabrication & Repair, Inc. ("IFR"), provides specialized fabrication, machining and design of maintenance and production equipment, and supplies specialized labor services on a contract basis. The Company's customers are primarily manufacturing companies. The Company, through its Florida subsidiary, Federal Supply, Inc. ("FSI"), fabricates fire protection products. The Company's customers are primarily contractors.

Both subsidiaries perform ongoing credit evaluations of their customers' financial condition and extend credit to their customers based upon their evaluations. If creditworthiness is questionable, merchandise is shipped COD. The allowance for doubtful accounts is based upon the expected collection of accounts receivable.

Principles of Consolidation - The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Inventories - Inventories are stated at lower of cost or market. Provision for potentially obsolete or slow-moving inventory is made based on management's analysis of inventory levels and future sales forecasts. Cost of production equipment held for resale is determined on a specific identification basis. When equipment is purchased in lots, the individual parts are expensed at a predetermined percentage of the sales price until the cost of the lot is recovered. Costs to repair, inspect and/or modify the parts held for resale are charged to the specific part when incurred.

Property, Plant and Equipment - Property, plant and equipment are stated at cost. Depreciation is computed over the estimated useful lives of depreciable assets using the straight-line method as follows:

         Building and improvements                      20 years
         Machinery and equipment                   5 to 15 years
         Autos and trucks                                5 years

                            COVENTRY INDUSTRIES CORP.

Goodwill - The excess of the cost over the fair value of net assets acquired (goodwill) is amortized on a straight-line basis over 20 years. The Company evaluates the carrying value of this asset whenever events or circumstances indicate that the carrying amount of the long-lived assets may not be recoverable.

Income Tax - Income tax assets and liabilities are computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change during the period in deferred tax assets and liabilities.

Revenue Recognition - Revenue from product sales is recognized at the time of shipment. Staffing revenue is recognized when the related payroll costs are incurred.

Loss per Share - The Company has adopted Financial Accounting Standards No. 128, "Earnings per Share" ("FAS 128"), for its fiscal year ended June 30, 1998. FAS 128 requires presentation of basic and diluted earnings or loss per share. The Company has potentially dilutive shares, however, because the Company has a loss, the potentially dilutive shares are deemed anti-dilutive and only the basic loss per share is presented. Loss per share is computed by dividing net income by the weighted average number of shares outstanding during the period. Restatement of the prior period for this pronouncement had no effect on the loss per share amount.

Stock-Based Compensation - The Company accounts for stock-based awards using the intrinsic value method, in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Accordingly, no compensation cost has been recognized for its incentive based stock options. The Company provides additional pro forma disclosures as required under Statement of Financial Accounting Standard, No. 123, "Accounting for Stock-Based Compensation" ("FAS 123"). Expense attributed to non-qualified stock options is expensed when granted.

Statements of Cash Flows - For purposes of the statements of cash flows, the Company considers all highly liquid investments with initial maturities of three months or less to be cash equivalents.

Financial Instruments - The carrying amount of cash, accounts receivable, notes payable, accounts payable and accrued expenses approximates fair value at June 30, 1998.

Reclassifications - Certain 1997 amounts have been reclassified to conform to the 1998 presentation.

                            COVENTRY INDUSTRIES CORP.

New Accounting Standard Not Yet Adopted - Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("FAS 130"), establishes standards for the reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, FAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements.

Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("FAS 131"), supersedes, "Financial Reporting for Segments of a Business Enterprise" ("FAS 14"). FAS 131 establishes standards for the way that public companies report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. FAS 131 defines operating segments as components of a company about which separate financial information is available, that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance.

These new standards are effective for financial statements for periods beginning after December 15, 1997, and require comparative financial information for earlier years to be restated. The Company will adopt the above standards for its fiscal year ended June 30, 1999. Implementation is not expected to have a material effect on the financial statements.



 2.       OPERATIONS

The Company experienced a loss of approximately $8,978,000 in the year ended June 30, 1998 and had difficulties meeting its obligations as they become due. The Company's continued existence is dependent upon its ability to resolve its liquidity problems, principally obtaining financing, raising equity capital and generating profitable operations. Although a significant part of the 1998 loss was attributable to non-cash expenditures (generated by stock transactions), the Company still sustained losses from operations.

Management's plans in regard to these matters are to pursue other sources of capital and to acquire other operations. The Company has also borrowed funds from its President. See Note 20.

                            COVENTRY INDUSTRIES CORP.

 3.       ACQUISITIONS, SALES AND DISCONTINUED OPERATIONS

(a) On May 29, 1997, the Company acquired the common stock of Federal Supply, Inc. The purchase price consisted of 18,125 shares of the Company's common stock, valued at approximately $423,000 (80% of current market value), as well as approximately $56,000 in cash and the assumption of liabilities.

The transaction was recorded as follows:

         Fair value of assets acquired                  $ 1,311,921
         Excess cost over net assets acquired               971,036
         Cash paid and common stock issued in
              connection with acquisition                  (479,000)
                                                        -----------

         Liabilities assumed                            $ 1,803,957
                                                        ===========

The following unaudited pro forma summary presents the consolidated results of operations of the Company for the year ended June 30, 1997, as if the acquisition had occurred on July 1, 1996:

         Revenue                                            $ 7,903,669
         Net loss                                            (3,370,633)
         Net loss per share                                      (29.60)

The unaudited proforma assumes the amortization of excess cost over fair value of net assets acquired over 20 years ($48,552 per year).


(b) On September 22, 1997, the Company acquired the common stock of LPS Acquisition Corp. ("LPS") for 33,750 shares of the Company's common stock, valued at $1,298,700 (current market value). The LPS shareholders were related parties to the Company.

On August 11, 1997, the LPS shareholders had purchased the net assets from Kedec, Inc. (debtor in procession) through the bankruptcy court for $190,000 and the assumption of $750,000 in debt, the $940,000 shown in the below schedule.

The transaction also included the assumption of the new company's liabilities, including the above mentioned $190,000. The $326,000 of additional liabilities assumed were fees to related parties.

                            COVENTRY INDUSTRIES CORP.

In addition, the Company issued an option (subsequently exercised) to purchase 11,363 shares of common stock at $14.00 per share, for a value of $278,154 (excess of market value over option price) to consultants as payment for fees. These fees have been expensed.

The transaction was recorded at the predecessor's cost (LPS) as follows:

         Fair value of assets acquired                          $    455,000
         Excess cost over net assets acquired by
              LPS shareholders (purchased goodwill)                  485,000
                                                                ------------
                                                                     940,000
         Fees to related parties                                     326,000
                                                                ------------
         Liabilities assumed                                    $  1,266,000
                                                                ============

         Market value of initial acquisition shares
              to LPS shareholders                               $  1,298,700
         Fees                                                        278,154
                                                                ------------
         Market value of stock issued                           $  1,576,854
                                                                ============

The following unaudited summary results of operations of LPS for the period September 1, 1997 to May 31, 1998 are as follows:

         Revenue                                     $ 1,729,928
         Net loss                                       (791,658)

Included in the net loss is the amortization of excess cost over fair value of net assets acquired over 20 years ($18,188 for fiscal year 1998).

In addition, in connection with the acquisition of LPS, on September 25, 1997, the Company issued $750,000 of preferred shares to the prior owner of Kedec, Inc., the predecessor company, for his assumption of notes payable to financial institutions. The Company issued 9,375 shares of Series F cumulative non-participating preferred stock with a stated capital of $10.00 per share. The Series F preferred shareholder received approximately $ 28,400 in annual dividends during fiscal year 1998. These shares were retired in connection with the disposition of LPS in May 1998.

                            COVENTRY INDUSTRIES CORP.

(c) On June 29, 1998 (effective for accounting purposes on May 31, 1998), the Company sold the stock of LPS to American Group, Inc. ("AGI") for 1,200,000 shares of AGI stock (23.8% of the outstanding shares), and the return and cancellation of 9,375 shares of the Company's Series F preferred stock. Included in the agreement the Company guaranteed a note payable for $125,000, and committed, at the Company's option, to invest $500,000 in AGI. Subsequent to year end, the Company completed lease negotiations on four leases for equipment with monthly rentals totaling approximately $6,275. The Company intends to transfer the leases to AGI. Since the Company has continuing involvement in AGI, and AGI has no other significant operations, no gain has been recorded. Due to losses during the period, the value of the equity is zero. The loss on discontinued operations is composed of the following:

         Excess liabilities over assets
              assumed by AGI                                $       530,413
         Fees to related parties                                   (326,000)
         Write off stock issued in transaction                   (1,576,854)
                                                            ---------------

         Loss on disposal                                        (1,372,441)

         Current year loss                                         (791,658)
                                                            ---------------

         Loss on discontinued operations                    $    (2,164,099)
                                                            ===============

Because the business was sold during the current fiscal year, the operations are shown on the consolidated financial statements as discontinued operations.

In summary, the net cash contribution for the above two transactions was zero.

(d) On September 1,1997, the Company acquired the common stock of Apollo Pipe and Valve, Inc. ("Apollo"). The purchase price consisted of $18,000 cash, a promise of 3,125 shares of the Company's common stock (which were not issued during the year), and a note payable for $82,000.

Apollo was operated by the Company for three months, and due to operating difficulties, operations ceased in January 1998. On July 27, 1998 subsequent to year-end the assets of Apollo were sold back to the original seller for a note receivable of $50,000. The Company also issued 781 shares of stock in lieu of the original purchase transaction 3,125 shares.

Proforma results of operations, as if the purchase had occurred on July 1,1997, would not have been materially different from historical results.

The Apollo transaction was accounted for by the purchase method, and accordingly, the results of operations of the acquired business have been included in the accompanying consolidated financial statements from the dates the Company assumed operational control of the acquired entity. The sale of Apollo has been included on the accompanying Consolidated Statement of Operations as a loss on disposal of subsidiaries as if it had occurred on June 30, 1998.

                            COVENTRY INDUSTRIES CORP.

(e) On March 31, 1998, the Company sold the stock of American Industrial Management, Inc. ("AIM") for the assumption of approximately $100,000 of liabilities by the purchaser. AIM was a provider of industrial personnel for light manufacturing and assembly line operations and had been acquired in February 1996 for common stock of the Company.

Pro forma results of operations, as if the sale had occurred on July 1,1997, would not have been materially different from historical results.

The sale of AIM has been included on the accompanying Consolidated Statement of Operations as a loss on disposal of subsidiaries.


 4.       INVENTORY


Inventory as of June 30, 1998 consisted of the following:

         Finished goods                                      $    549,724
         Raw materials                                            521,416
                                                             ------------

         Total                                               $  1,071,140
                                                             ============

Non-current inventory of $333,307 is listed as fabrication supplies and other assets on the accompanying consolidated balance sheet. Included in cost of sales for the year ended June 30, 1998, is a write off of approximately $477,052 for obsolete inventory related to the inventory held in inactive subsidiaries.



 5.       PREPAID CONSULTING EXPENSES

In connection with a five year consulting agreement with an investment banking firm, the Company capitalized $531,316 in consulting expenses in fiscal 1997. The current portion at June 30, 1998, and 1997 was $141,667. The balance of prepaid consulting fees, $354,232, are included as a non-current asset at June 30,1998.

                            COVENTRY INDUSTRIES CORP.

 6.       GOODWILL

Goodwill as of June 30, 1998 consisted of the following:

         Goodwill                                               $1,655,629
              Less: Accumulated amortization                       263,905
                                                                ----------

                                                                $1,391,724
                                                                ==========

Amortization expense was $163,689 and $91,192, for the years ended June 30, 1998, and 1997, respectively.

At June 30, 1998, the Company reviewed a subidiary's goodwill for impairment and provided for a charge of $653,738.



 7.       Long-Term Debt

Long-term debt as of June 30, 1998 consisted of the following:

         First mortgage payable to individuals, interest at
              7.75%, principal and interest of $6,300 due monthly
              through July 2003, secured by land and building                                 $    275,910

         Notespayable to a bank and credit corporations, interest ranging from
              7.75% to 10.94%, principal and interest payments of $7,119 due monthly through May 2001, secured by
              automobiles and equipment                                                             45,963

         Demand note payable to a director and his wife,
              interest at 7.4%, unsecured                                                          125,000

         Capital leases payable, interest ranging from 9% to 20.1%, principal and interest payments of $10,565 due monthly through October 2002, secured by production, telephone
              and computer equipment                                                               271,107
                                                                                               -----------

                                                                                                   717,980

              Less current portion                                                                 322,655
                                                                                               -----------

                                                                                               $   395,325
                                                                                               ===========

                            COVENTRY INDUSTRIES CORP.

Maturities of long-term debt are as follows:

         Year ending June 30,

              1999                               $    322,655
              2000                                    161,783
              2001                                    115,983
              2002                                    109,241
              2003                                      8,318
                                                 ------------

                                                 $    717,980
                                                 ============

The following property, plant and equipment are included under capital leases:

         Machinery and equipment                 $    487,024
              Less accumulated depreciation            56,267
                                                 ------------

                                                 $    430,757
                                                 ============

Factoring Line of Credit

A subsidiary of the Company maintains a factoring agreement, based upon eligible accounts receivable, providing for up to $750,000 in a line of credit. Factoring fees are 2.77% of eligible receivables. Interest is at prime plus 3%. The advances are collateralized by all assets of the subsidiary. At June 30, 1998, approximately $414,098 was still available for borrowing. The Company paid $121,294 interest and charges during the year on the line.

Operating Leases

The Company leases office and warehouse space and office equipment under operating leases that expire at various times through fiscal year 2002. Rental expense under these operating leases for the years ended June 30, 1998 and 1997, was approximately $ 263,852 and $ 114,000, respectively. In addition, the Company leases land used in mineral excavation under an operating lease that expires in June 2001 with a five-year renewal option. Rental expense was $30,000 and $30,000 for the years ended June 30, 1998, and 1997, respectively.

Approximate minimum future lease payments under these operating leases at June 30, 1998, are as follows:

         Years ended June 30:

              1999                                            $    263,458
              2000                                                 266,209
              2001                                                 261,169
              2002                                                  37,938

                            COVENTRY INDUSTRIES CORP.

 8.       PREFERRED STOCK

The Company is authorized to issue 250,000 shares of preferred stock, par value $.008 per share, issuable in such series and bearing such voting, dividend, conversion, liquidation and rights and preferences as the Board of Directors may determine.


(a)      Five Percent Convertible Preferred Stock

On January 16, 1998, the Company sold 219 shares of 5% convertible preferred stock (no series), par value $.008, to ProFutures Special Equities Fund, L.P. ("ProFutures"), an unaffiliated party, in a private transaction at $1,000 per share. The Company received $1,250,000 and issued 156 shares of the preferred stock. In connection with this transaction, the Company incurred $175,000 of expenses. See below as to the additional 63 shares.

The Company agreed to register the shares of common stock underlying the preferred shares. When the registration becomes effective, ProFutures has agreed to purchase an additional 94 shares of preferred stock at $1,000 per share. If the registration statement is not effective within 121 days from the closing date, the Company is subject to a penalty of 2% of the purchase price per month ($25,000) until the effective date of the registration.

The ability of ProFutures to convert the shares of preferred stock was limited to a conversion of 75,630 shares of common stock at June 30, 1998, being a maximum of 19.95% of the Company's currently issued and outstanding common stock, until such time as the Company's shareholders have approved the issuance of the registerable securities. Proceeds of $500,000 of the purchase price and a certificate for 63 shares of preferred stock were deposited in an escrow account pending such approval. On March 31, 1998, the Company and ProFutures agreed to extend the time allowed for registration to June 30, 1998, and in return ProFutures was granted 31,250 warrants to purchase the Company's common stock at $36.00 per share and all penalties due were waived.

As of June 30, 1998, the Company had not completed the registration and the $500,000 was returned to ProFutures and the 63 shares of preferred stock were returned to the Company. Penalties commenced on July 1, 1998. The Company plans to register the common stock and complete the transaction; however, there is no assurance that the issuance will gain shareholder approval. At June 30, 1998, dividends totaling $28,646 are due on the 5% convertible preferred stock.

                            COVENTRY INDUSTRIES CORP.

(b)       Series A

The designations, rights and preferences of the Series A Preferred Stock provide that the shares (i) have full voting rights, share for share, with the then outstanding common stock of the Company as well as any other series of preferred stock then outstanding, (ii) are not convertible into any other class of equity of the Company, (iii) are redeemable at any time at the Company's option at par value of $.008 per share, (iv) payment of dividends is at the sole discretion of the Company's Board of Directors, (v) are not transferable without the consent of the Company's Board of Directors and (vi) in the event of a liquidation or cessation of operations, carry a liquidation preference equal to par value, without interest, and are junior in interest to the Series B $5.00 Cumulative Convertible Preferred Stock of the Company then outstanding. For the fiscal year 1998 and 1997 no dividends were declared by the Company's Board of Directors.

 (c)      Series C

The designations, rights and preferences of the Series C Preferred Stock provide that the shares (i) have no voting rights, (ii) are not convertible into any other class of equity of the Company, (iii) are redeemable at any time at the Company's option at an amount equal to the prior year's annual dividend as previously set by action of the Company's Board of Directors, (iv) pay dividends at the sole discretion of the Company's Board of Directors, (v) are not transferable without the consent of the Company's Board of Directors and (vi) in the event of a liquidation or cessation of operations of the Company, carry a liquidation preference equal to par value, without interest, and are junior in interest to the Series B $5.00 Cumulative Convertible Preferred Stock of the Company then outstanding. For the fiscal year 1998 and 1997 no dividends were declared by the Company's Board of Directors.

 (d)      Series E

On October 7, 1997, the Company converted a note payable to stockholder to 14,375 shares of Series E cumulative non-participating preferred stock. The designations, rights and preferences of the Series E Preferred Stock provides that (i) holders shall receive annual dividends equal to $77,000, (ii) are entitled to full voting rights, share for share with any then outstanding common stock as well as with any other class or series of the Company having general voting power with the common stock concerning any matter being voted upon by the Company's stockholders, (iii) and are redeemable solely at the Company's option at a redemption price to be negotiated by the parties at the time of the redemption. At June 30, 1998 approximately $19,250 was due in dividends to the Series E shareholder.

                            COVENTRY INDUSTRIES CORP.

9.        COMMON STOCK

The Company resolved, for all issued and outstanding shares of common stock held by stockholders of record on April 3, 1997, the shares shall be automatically combined at a rate of four to one. Any fractional shares as a result of this split were rounded up to the next whole share. The Company is currently authorized to issue 3,125,000 shares of common stock, par value $.008 per share. The components of stockholders' equity, all shares and per share amounts have been retroactively adjusted to reflect the reverse stock split.

During the year ended June 30, 1997, the Company issued 8,972 shares of common stock in connection with the compensation of certain consultants and employees. The total expense recorded in connection with these transactions amounted to approximately $781,000, based upon the market value at the date of issuance.

During April 1997, the Company entered into a five year agreement for consulting services. In connection therewith, the Company granted 62,500 stock options, exercisable at $8.00 per share. One third of the options were treated as a retainer for the services to be rendered over the term of the agreement and the remaining two thirds were considered to be transactional options, which serve as compensation due upon the consummation of acquisitions during the term of the agreement. The retainer options are to be earned equally over the term of the agreement. The transactional options are earned based on the acquisitions concluded during the term of the agreement. If the agreement is terminated prior to the termination date, or if no acquisitions occur, any unearned options will be returned to the Company.

The stock options were valued at approximately $2,125,000, the market value at the date of grant. In connection with this transaction, the Company recorded the retainer options as prepaid consulting fees totaling approximately $708,000 of which approximately $141,000 and $35,000 was expensed during the years ended June 30, 1998 and 1997, respectively. The remaining $1,417,000 ascribed to the transaction options were recorded as stock to be earned. The remaining balance is reflected in equity and will be amortized in the future.

During April 1997, the 62,500 options were exercised and the Company received $500,000.

In addition, during April 1997, the Company entered into a one-year agreement for consulting services. In connection with this agreement, the Company granted 3,125 stock options exercisable at $20.00 per share. The stock options were valued at approximately $55,000, the market value at the date of grant. In connection with this transaction, the Company recorded consulting fees totaling approximately $55,000. During April 1997, 640 options were exercised. At June 30, 1998, unexercised options totaled 2,485.

During October 1997, the Company repurchased 38,111 shares of common stock from the former majority shareholder for $76,223.

                            COVENTRY INDUSTRIES CORP.

During fiscal year 1998, the Company issued 75,738 shares of common stock valued at market totaling $2,851,854 in connection with an acquisition and to consultants in connection with the acquisitions of certain companies.

During July 1997, the Company entered into a six year consulting agreement to provide certain marketing services. As compensation for the services, the Company granted a one-year option to purchase 32,750 shares of common stock at $1.00 per share. The stock options were valued at $966,780, the excess of market over the excercise price at the date of grant.

During the year ended June 30, 1998, the Company issued options for 60,376 shares of common stock at prices ranging from $8.00 to $16.00 per share, in payment for marketing and consulting services. These options were valued at market and totaled $1,389,204. See Note 10.

On February 3, 1999, the Company's Board of Directors approved a 1-for-8 reverse split effective March 22, 1999. All common and preferred share data and per share amounts have been adjusted retroactively to reflect this change.


 10.      STOCK OPTION PLAN

On October 17, 1997, the Company adopted the 1997 Stock Option Plan ("the Plan"). Officers, directors, employees, and consultants of the Company and its subsidiaries may be granted incentive stock options ("ISOs") and non-statutory options ("NSOs"), both with reload provisions. Consultants may only be granted NSOs. The Plan calls for up to 125,000 options to purchase 125,000 shares of common stock. The Plan terminates on October 16, 2007, unless extended by the Company. The option price per share shall be determined by the Board or the Stock Option Committee at the time any option is granted and shall not be less than (i) in the case of ISOs, the fair market value, (ii) in the case of an NSO, not less than the par value thereof, as determined by the Board or Stock Option Committee.

A summary of the employee incentive stock option activity under the 1997 Plan is as follows:

                                               Stock Options             Range            Weighted Average
                                               -------------             -----            ----------------
         Balance at July 1, 1997                          -                -                       -
         Granted                                     25,938         $32.00 to $40.00         $ 36.00
         Exercised                                        -                -                       -
         Cancelled                                        -                -                       -
                                                -----------                                ---------
         Balance at June 30, 1998                    25,938         $32.00 to $40.00         $ 36.00
                                                ===========                                =========


                            COVENTRY INDUSTRIES CORP.

A summary of the non-statutory stock option activity under the 1997 Plan is as follows:

                                               Stock Options             Range            Weighted Average
                                               -------------             -----            ----------------
         Balance at July 1, 1997                          -                -                       -
         Granted                                    109,325         $0.00 to $16.00       $     8.96
         Exercised                                   96,513         $0.00 to $16.00            10.00
         Cancelled                                        -                -                       -
                                                -----------                               ----------
         Balance at June 30, 1998                    12,812         $0.00 to $16.00       $     1.20
                                                ===========                               ==========

In accordance with APB 25 and related interpretations, no compensation expense has been recognized for employee ISOs. With regard to NSOs, compensation expense, representing the difference between the option price and the fair market value on the date of grant, had been recognized. Possible compensation costs for the Company's ISOs have been determined based upon the fair value at the grant date consistent with the Black-Scholes methodology prescribed under FAS 123.

The fair value of the ISO options under FAS 123 was estimated at the date of grant with a Black-Scholes option pricing model using an estimated dividend yield of 0%, an estimated volatility of 65%, a risk-free interest rate of 6%, and an expected life of 10 years.

Had the Company utilized FAS 123 to expense its ISOs, the pro forma net loss for the year ended June 30, 1998 would have been approximately $9,395,495, and the net loss per common share would have been $28.72.


 11.      PREPAID MEDIA SPOTS

The Company has the right to utilize network and radio advertising, valued at $500,000, through December 2000. The Company purchased the advertising by issuing common stock. No advertising took place during the years ended June 30, 1998 and 1997. Accordingly, the $500,000 has been recorded as an offset to equity.


 12.      OTHER RELATED PARTY TRANSACTIONS

From time to time, the Company borrowed funds from Yucatan Holding Company ("Yucatan"), the Company's former principal stockholder, for working capital purposes. As of June 30, 1998, the Company owed Yucatan $151,824 on a demand note bearing interest at 10%.

During the year ended June 30, 1998, the Company leased a facility from a stockholder, at $3,400 per month. The lease expired on June 30, 1998 and is presently on a month-to-month basis. Rent expense aggregated $40,800 for the years ended June 30, 1998 and 1997.

                            COVENTRY INDUSTRIES CORP.

 13.      INCOME TAXES

The Company files tax returns on a separate company basis.

At June 30, 1998, the Company had a Federal net operating loss carry forward of approximately $11,300,000 that expires from 2011 through 2015. For financial reporting purposes, a valuation allowance of $11,300,000 has been recognized to offset the net deferred tax assets related to these carry forwards. Realization of the benefits related to pre-acquisition losses may be limited in any one year due to change of ownership rules under the Internal Revenue Code.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax liabilities and assets are as follows:

         Deferred Tax Liabilities:                 June 30,          June 30,
                                                     1998              1997
                                                   --------          --------
         Tax greater than book
              depreciation/tax basis             $     90,000      $   130,000
              Less: valuation allowance               (90,000)               -
                                                 -------------     -----------
                                                 $          -      $   130,000
                                                 =============     ===========
         Deferred Tax Assets:
         Net operating loss carryforwards        $ 11,300,000      $ 2,400,000
              Less: valuation allowance           (11,300,000)      (2,400,000)
                                                 ------------      -----------
                                                 $          -      $         -
                                                 ============      ===========

The reconciliation between the provision for income taxes and the amount which results from applying the federal statutory tax rate of 34% to loss before income taxes is as follows:

                                                          June 30,          June 30,
                                                            1998              1997
                                                        -------------    -------------

         Income tax credit at statutory Federal rate    $ (3,842,000)    $ (1,030,000)
                                                        ============      ===========

         Limit on recognition of deferred tax asset
              due to valuation allowance                  (3,842,000)      (1,030,000)
         Adjustment for prior year's estimate                (59,030)         (72,399)
         Change in deferred tax liability                   (130,000)         (61,000)
         Change in deferred tax asset                              -                -
         Current year payable                                      -                -
         Other taxes                                           8,280                -
                                                        ------------      -----------

                                                        $   (180,750)     $  (133,399)
                                                        ============      ===========

                            COVENTRY INDUSTRIES CORP.

                                                   June 30,          June 30,
                                                     1998              1997
                                                 ------------      -----------

         Federal statutory tax rate                  34.0%             34.0%

         Increase of valuation allowance and other  (36.0%)           (38.4%)
                                                    -------           -------

         Effective tax rate                         (2.0%)            (4.4%)
                                                    ------            ------



 14.      BUSINESS SEGMENTS

                            Manufac-                            Consumer
                             turing             Staffing        Products          Corporate         Total
                          --------------        --------        ---------         ---------        -------
         Revenues:
              1998          $ 6,879,235           $ 990,746       $       -     $          -      $ 7,869,981
              1997          $ 3,564,133         $ 1,033,433        $ 55,420     $          -      $ 4,653,286

         Operating income (loss)
              1998           $ (446,607)          $ (38,003)      $        -    $ (5,573,891)     $(6,058,501)
              1997           $ (114,814)         $ (168,034)      $ (245,228)   $   (966,687)     $(1,494,763)

         Identifiable assets

              1998          $ 6,733,280             $ 4,852       $        -       $ 636,988      $ 7,375,120
              1997          $ 8,587,030            $ 87,874       $  956,998       $  37,270      $ 9,669,172

         Depreciation and amortization

              1998            $ 370,435             $   226          $     -        $ 31,607        $ 402,268
              1997            $ 277,322             $ 2,255          $ 1,274        $  1,547        $ 282,398

         Capital expenditures

              1998             $ 85,961             $     -          $     -         $14,510        $ 100,471
              1997             $235,867             $ 2,627          $ 2,915         $ 8,225        $ 249,634

During fiscal year 1998, business in the consumer product segment is included in discontinued operations. Furthermore, during the fiscal year 1998, the Company sold a subsidiary in the staffing segment and combined another subsidiary in the staffing segment with its manufacturing segment.

                            COVENTRY INDUSTRIES CORP.

 15.      SUPPLEMENTAL DISCLOSURES OF CASH FLOWS

Cash paid (received) for:

                                              Year              Year
                                              Ended             Ended
                                          June 30, 1998     June 30, 1997
                                         --------------     -------------

         Interest                       $    242,067         $ 68,797
         Income taxes                   $          -         $      -


Supplemental Disclosures of Non-Cash Investing and Financing Activities

In September 1998, the Company acquired all the common stock of LPS Acquisition Corp. ("LPS"). The Company purchased all the stock of LPS for 33,750 shares of the Company's voting common stock totaling $1,298,700. The Company issued an option to purchase 11,363 shares of common stock at $14.00 per share, for a value of $278,154 (excess of market value over option price) to consultants as payment for acquisition fees. Such non cash transactions as they relate to LPS are included in discontinued operations.

During the year ended June 30, 1998, the Company issued 32,750 shares of common stock in connection with certain marketing services valued at $966,780 which amount was written off to marketing and public relations of goodwill in the current fiscal year, issued 30,625 shares of common stock in connection with the disposition of LPS, and issued 60,375 shares of common stock in payment of marketing and consulting services. The total value of the stock issued was $2,434,850. In addition, a note payable of $1,150,019 was converted to 14,375 shares of preferred stock in a non-cash transaction.

During the year ended June 30, 1997, the Company issued 13,750 shares of common stock and 4,375 shares to consultants as payment for acquisition costs valued at approximately $423,000 in connection with the purchase of FSI; issued 8,972 shares of common stock valued at approximately $781,000 and 65,625 stock options valued at approximately $2,180,000 in connection with employment and consulting agreements and startup expenses in transactions not affecting cash flows.



 16.      OTHER EXPENSES

Acquisition expenses totaling $110,000 have been charged to expense for the year ended June 30, 1997 and represent the value of 1,146 shares of common stock paid to certain consultant as compensation for services pertaining to identifying and closing potential acquisition targets. As no such acquisitions were closed, the amount was expensed in full.

                            COVENTRY INDUSTRIES CORP.

Start-up expenses totaling $1,357,899 have been charged to expense for the year ended June 30, 1997. $994,689 of the expenses relate to pre-operating expenses incurred in the development of Mr. Food's AlloFresh under the Company's consumer product division, PTP. The remaining $363,210 was incurred during the start-up and development of a product line for one of the Company's subsidiaries.



 17.      CONCENTRATION OF CREDIT RISK

The Company maintains its cash in bank accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts, and believes it is not exposed to any significant credit risk on cash and cash equivalents.



 18.      COMMITMENTS AND CONTINGENCIES

Effective July 1, 1997 and as amended on November 1, 1997, the Company entered into a Management Contract ("Contract") with its Chairman and President for a three-year period.. As part of the Contract, incentive stock options were granted. See Note 10. Further the contract granted anti-dilutive rights providing that the Chairman and President may maintain his percentage of ownership, as of the date of the Contract, should any additional stock be issued during the year ended June 30, 1998. Subsequent to year-end, the Chairman and President exercised his anti-dilutive rights.

                            COVENTRY INDUSTRIES CORP.

Effective May 1, 1998, the Company entered into an Employment Agreement ("Agreement") with the president of a subsidiary located in Knoxville, TN, and a director of the Company ("the Employee") for a three-year term. A signing bonus of 12,500 stock options (NSOs) was granted. The NSO's were granted at an option price of $.80 per share. Accordingly, $216,775 of compensation expense and $394,625 of deferred compensation expense were recorded. See Note 11. As part of the Agreement, certain anti-dilutive rights were granted in a percentage equal to the ownership percentage of the Employee as of June 8, 1998. No exercise of the anti-dilutive rights has occurred. Further, the Company agreed that in the event of bankruptcy, reorganization, change of control, de-listing in NASDAQ, or the expiration of the Agreement without renewal, that the Company will purchase and redeem 15,741 shares of common stock of the Company for $750,000, or the fair market value of the stock, whichever is greater. Alternatively, the Employee may elect to transfer 15,741 shares of his Company stock in return for the previously outstanding stock of Industrial Fabrication & Repair, Inc., a wholly-owned subsidiary of the Company. See Note 1. Additionally, the Employee was granted an option to acquire real property and improvements located in Knoxville, TN in exchange for the Employee's assumption of all liabilities related to the real property and improvements and $200,000 payable in either cash, a note to be negotiated in the future, or an equivalent number of Coventry shares at 90% of bid price for the five day average prior to closing.



 19.      FOURTH QUARTER ADJUSTMENTS

Year-end adjustments made in the fourth quarter of 1998 had the effect of increasing the net loss for the quarter by approximately $6,300,000. The adjustments related principally to the issuance of common stock in various transactions, adjusting the carrying amounts of certain assets for impairment, and inventory valuations associated with prior quarters of the year ended June 30, 1998.



 20.      SUBSEQUENT EVENTS

During September 1998, the Company entered into an exchange agreement ("Exchange Agreement") with BSD Healthcare Industries, Inc. and its wholly owned subsidiaries (collectively known as "BSD") and People First, L.L.C. ("PF"). BSD operates a respiratory therapy and respiratory therapy management business and PF is in the process of becoming an employee leasing company. According to the Exchange Agreement, the Company will issue 80.1% of the issued and outstanding common stock of the Company for 100% of BSD and its subsidiaries and 100% of the membership interests in PF. The Company, BSD and PF are in the process of due diligence, and there is no assurance that the transaction will take place. The Company and/or BDS and PF may terminate the agreement during the 60-day due diligence period.

Subsequent to year-end, the Chairman and President of the Company loaned the Company an aggregate of $120,000 through two, one year notes. The notes bear interest at 10 %. The monies have been used as working capital.

                   COVENTRY INDUSTRIES CORP. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        MARCH 31, 1999 AND JUNE 30, 1998

                                                                                 March                June
                                          ASSETS                               31, 1999             30, 1998
                                                                             ------------          ------------
                                                                              (Unaudited)          (See Note 1)
Current assets:
     Cash and cash equivalents                                               $    492,464          $     52,188
     Accounts receivable, net of allowance for doubtful accounts
         of $80,986 and $50,000                                                 1,989,278             1,196,993
     Inventory                                                                    945,305             1,071,140
     Other current assets                                                         272,583               198,255
                                                                             ------------          ------------
              Total current assets                                              3,699,630             2,518,576
Property, plant and equipment, net of accumulated depreciation                  2,705,200             2,762,667
Goodwill, net of accumulated amortization                                       2,284,266             1,391,724
Other assets                                                                      672,528               702,153
                                                                             ------------          ------------

              Totals                                                         $  9,361,624          $  7,375,120
                                                                             ============          ============
                             LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Accounts payable and accrued expenses                                   $  1,523,121          $  1,574,136
     Current portion of long-term debt                                            285,321               322,655
     8% convertible and nonconvertible notes payable                              900,000
     Note payable to former stockholder                                           175,000               151,824
     Noninterest bearing demand note payable to stockholder                       382,000
     Other short-term notes payable                                               496,544               335,902
                                                                             ------------          ------------
              Total current liabilities                                         3,761,986             2,384,517
Long-term debt, net of current portion                                          1,650,202               395,325
Minority interest                                                                  63,537
                                                                             ------------          ------------
              Total liabilities                                                 5,475,725             2,779,842
                                                                             ------------          ------------
Stockholders' equity:
     Series A preferred stock, $.008 par value; 4 shares authorized,
         issued and outstanding                                                      --                    --
     Series C preferred stock, $.008 par value; 3,750 shares
         authorized; 3,750 shares issued and outstanding (1998)                      --                      30
     Series E preferred stock, $.008 par value; 14,375 shares
         authorized; 6,875 and 14,375 shares issued and outstanding                    55                   115
     5% convertible preferred stock, $.008 par value; 313 shares
         authorized; 156 shares issued and outstanding (1998)                        --                       1
     Common stock, $.008 par value; 3,125,000 shares authorized;
         1,090,548 and 379,100 shares issued and outstanding                        8,724                 3,033
     Additional paid-in capital                                                22,780,418            21,398,987
     Unearned compensation and advertising fees                                (2,211,292)           (2,311,292)
     Accumulated deficit                                                      (16,692,006)          (14,495,596)
                                                                             ------------          ------------
              Total stockholders' equity                                        3,885,899             4,595,278
                                                                             ------------          ------------

              Totals                                                         $  9,361,624          $  7,375,120
                                                                             ============          ============

See Notes to Condensed Consolidated Financial Statements.

Share data have been adjusted for the 1-for-8 reverse stock split on March 22, 1999.

                   COVENTRY INDUSTRIES CORP. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        NINE MONTHS ENDED MARCH 31, 1999
                                   (Unaudited)

                                                       Nine Months
                                                     Ended March 31,
                                             ---------------------------
                                                  1999            1998
                                             -----------     -----------
Revenues                                     $ 6,413,195     $ 5,763,172
Cost of revenues                               4,463,353       4,039,087
                                             -----------     -----------
Gross profit                                   1,949,842       1,724,085
                                             -----------     -----------

Selling, general and administrative
    expenses                                   3,333,120       1,571,222
Professional fees                                239,413         747,471
Depreciation and amortization                    309,055         261,412
                                             -----------     -----------
           Totals                              3,881,588       2,580,105
                                             -----------     -----------

Operating loss                                (1,931,746)       (856,020)
                                             -----------     -----------

Other income (expense):
    Interest                                    (235,127)        (86,891)
    Loss applicable to minority
        interest                                  59,463
    Other                                                          6,847
                                             -----------     -----------
           Totals                               (175,664)        (80,044)
                                             -----------     -----------

Loss from continuing operations               (2,107,410)       (936,064)
Loss from discontinued operations                             (1,166,361)
                                             -----------     -----------

Net loss                                      (2,107,410)     (2,102,425)

Dividends on preferred stock                      89,000
                                             -----------     -----------

Net loss applicable to common stock          $(2,196,410)    $(2,102,425)
                                             ===========     ===========

Basic loss per common share:
    Basic loss from continuing
        operations                           $     (3.63)    $     (3.31)
    Loss from discontinued operations                              (4.12)
                                             -----------     -----------

Net loss per common share                    $     (3.63)    $     (7.43)
                                             ===========     ===========

Weighted average common shares
    outstanding                                  604,952         283,035
                                             ===========     ===========


See Notes to Condensed Consolidated Financial Statements.

Share data have been adjusted for the 1-for-8 reverse stock split on March 22, 1999.

                   COVENTRY INDUSTRIES CORP. AND SUBSIDIARIES

            CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                        NINE MONTHS ENDED MARCH 31, 1999
                                   (Unaudited)

                                                                 Preferred Stock
                                  Series A              Series C             Series E            5% Convertible
                              Shares    Amount     Shares      Amount     Shares    Amount     Shares      Amount
                              ------    ------     ------      ------     ------    ------     ------      ------
Balance, July 1, 1998          4         $ -       3,750         $30      14,375     $115        156         $1
Common stock issued
  for:
  Purchase business
    combination
  Conversion of Series
    E preferred stock                                                     (7,500)     (60)
  Professional and
      other services, em-
      ployee compensa-
      tion and other ex-
      penses
   Common stock and
               warrants sold
               through private
               placement
   Repurchase of preferred
    stock                                         (3,750)        (30)                           (156)        (1)
Dividends declared
Net loss
                           -----       ----      --------      -----     -------   ------     ------      -----
Balance, March 31,
     1999                     4         $ -            -         $ -       6,875     $ 55          -         $-
                           =====       ====      ========      =====     =======   ======     ======      =====

                                                                           Unearned
                                                                           Compensa-
                                                              Additional    tion and
                                          Common Stock        Paid-in    Advertising    Accumulated
                                        Shares      Amount     Capital       Fees           Deficit         Total
                                        ------      ------     -------       ----           -------         -----
Balance, July 1, 1998                   379,100     $3,033    $21,398,987  $(2,311,292)  $(14,495,596)   $4,595,278
Common stock issued
  for:
  Purchase business
    combination                         118,250        946        876,804                                   877,750
  Conversion of Series
    E preferred stock                    75,000        600           (540)
  Professional and
      other services, em-
      ployee compensa-
      tion and other ex-
      penses                            236,948      1,895      1,322,316      100,000                    1,424,211
   Common stock and
               warrants sold
               through private
               placement                250,000      2,000        822,981                                   824,981
   Repurchase of preferred
    stock                                31,250        250     (1,640,130)                               (1,639,911)
Dividends declared                                                                            (89,000)      (89,000)
Net loss                                                                                   (2,107,410)   (2,107,410)
                                      ---------     ------    -----------  ----------    ------------    ----------
Balance, March 31,
     1999                             1,090,548     $8,724    $22,780,418  $(2,211,292)  $(16,692,006)   $3,885,899
                                      =========     ======    ===========  ===========   ============    ==========

See Notes to Consolidated Financial Statements.

Share data have been adjusted for the 1-for-8 reverse stock split on March 22, 1999.

                   COVENTRY INDUSTRIES CORP. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                    NINE MONTHS ENDED MARCH 31, 1999 AND 1998
                                   (Unaudited)

                                                                                 1999              1998
                                                                             -----------       -----------
Operating activities:
     Net loss                                                                $(2,107,410)      $(2,102,425)
     Adjustments to reconcile net loss to net cash provided by
          (used in) operating activities:
         Depreciation                                                            203,296           186,967
         Amortization                                                            105,759            74,445
         Common stock issued for services, compensation and
              other expenses                                                   1,424,211           191,904
         Reserve for bad debts                                                    30,986
         Loss applicable to minority interest                                     59,463
         Changes in operating assets and liabilities, net of effects of purchased businesses:
              Accounts receivable                                              1,030,472          (108,552)
              Inventory                                                          160,282           114,169
              Other current assets                                               (53,799)         (238,010)
              Other assets                                                        34,007          (111,252)
              Accounts payable and accrued expenses                             (456,003)          637,469
                                                                             -----------       -----------
                  Net cash provided by (used in) operating activities            431,264        (1,355,285)
                                                                             -----------       -----------

Investing activities:
     Purchase of property and equipment                                          (34,184)         (114,620)
     Purchases of businesses, net of cash received                                (2,636)          (11,154)
                                                                             -----------       -----------
                  Net cash used in investing activities                          (36,820)         (125,774)
                                                                             -----------       -----------

Financing activities:
     Net repayments of short-term borrowings                                    (163,611)         (290,866)
     Proceeds from note payable to stockholder                                   302,000
     Payments on note payable to stockholder                                     (20,000)
     Repayments of long-term borrowings                                         (282,457)
     Cash paid in connection with redemption of preferred
         stock                                                                  (614,991)
     Issuance of common stock and warrants                                       824,891         1,452,636
                                                                             -----------       -----------
                  Net cash provided by financing activities                       45,832         1,161,770
                                                                             -----------       -----------

Increase (decrease) in cash and cash equivalents                                 440,276          (319,289)
Cash and cash equivalents, beginning of period                                    52,188           335,321
                                                                             -----------       -----------

Cash and cash equivalents, end of period                                     $   492,464       $    16,032
                                                                             ===========       ===========

Supplemental disclosure of cash flow data:
     Interest paid                                                           $   235,127       $   131,913
                                                                             ===========       ===========

See Notes to Condensed Consolidated Financial Statements.

                   COVENTRY INDUSTRIES CORP. AND SUBSIDIARIES

               NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)



Note 1 - Unaudited interim financial statements:
                In the opinion of management, the accompanying unaudited condensed consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of Coventry Industries Corp. and its subsidiaries (collectively, the "Company") as of March 31, 1999 and its results of operations and cash flows for the nine months ended March 31, 1999 and 1998 and changes in stockholders' equity for the nine months ended March 31, 1999. Certain terms used herein are defined in the audited consolidated financial statements of the Company as of June 30, 1998 and for the years ended June 30, 1998 and 1997 (the "Audited Financial Statements") included elsewhere herein. Pursuant to rules and regulations of the United States Securities and Exchange Commission (the "SEC"), certain information and disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted from these consolidated financial statements unless significant changes have taken place since the end of the most recent fiscal year. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the Audited Financial Statements and the other information also included elsewhere herein.

                The results of the Company's operations for the nine months ended March 31, 1999 are not necessarily indicative of the results of operations for the full year ending June 30, 1999.


Note 2 - Earnings (loss) per common share:
                As further explained in Note 1 to the Audited Financial Statements, the Company presents basic and, if appropriate, diluted earnings (loss) per share in accordance with the provisions of Statement of Financial Accounting Standards No. 128, Earnings per Share ("FAS 128"). Diluted per share amounts have not been presented in the accompanying unaudited condensed consolidated statements of operations because the Company had a net loss for the nine months ended March 31, 1999 and 1998 and, accordingly, the assumed effects of the conversion of all of the Company's outstanding shares of 5% convertible preferred stock and the exercise of all of the Company's outstanding stock options and the application of the treasury stock method would have been anti-dilutive.

                On March 22, 1999, the Company effected a 1-for-8 reverse split of its common stock. All preferred and common share and per share amounts (including the par value of each class of capital stock) in the accompanying unaudited condensed consolidated financial statements and these notes have been adjusted for the effects of the reverse split.

                   COVENTRY INDUSTRIES CORP. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


Note 3 - Purchase business combination:
                On December 7, 1998, the Company consummated an agreement whereby it acquired 80.1% of the issued and outstanding shares of common stock of BSD Healthcare Industries, Inc. ("BSD") in exchange for 118,250 shares of the Company's common stock (or approximately 19.9% of its then outstanding common shares). BSD was incorporated in 1989 as a "blind pool" or blank check" company for the purpose of either merging with or acquiring an operating company. BSD did not conduct any operations of a commercial nature or have any significant activities until February 1, 1998 when it acquired 100% of the common stock of two commonly-controlled companies, Respiratory Care Services, Inc. ("RCSI") and RCS Subacute, Inc. ("Subacute"). BSD is a holding company. RCSI, which was incorporated on July 1, 1988, provides quality respiratory therapy staff in a variety of health care settings. Subacute, which was incorporated on October 19, 1995, provides credentialed, licensed therapists experienced in all phases of skilled and subacute respiratory care. These services are provided primarily to Medicare patients.

                The Company has accounted for the acquisition of its 80.1% interest in BSD pursuant to the purchase method of accounting and, accordingly, the accompanying historical condensed consolidated financial statements include the results of operations of BSD and its subsidiaries from December 7, 1998, the date of acquisition. The cost of the acquisition of BSD and its subsidiaries was $877,750, of which $827,750 is the estimated fair value of the 118,250 shares of common stock issued by the Company to the former stockholders of BSD at the date of acquisition and the balance of $50,000 is the approximate amount of the Company's cash payments for legal, accounting and other costs related to the purchase.

                The cost of acquiring BSD and its subsidiaries, which exceeded the fair value of the net assets acquired by $1,036,809, was allocated as follows:

                  Cash and cash equivalents                       $    47,364
                  Accounts receivable                               1,853,746
                  Goodwill                                          1,036,809
                  Other current and noncurrent assets                 111,267
                  Long-term debt                                   (1,500,000)
                  Line of credit and other current liabilities       (548,436)
                  Minority interest in subsidiaries of BSD           (123,000)
                                                                  -----------

                      Total cost of acquisition                   $   877,750
                                                                  ===========

                   COVENTRY INDUSTRIES CORP. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Note 3 - Purchase business combination (concluded):
                The following unaudited pro forma information (in thousands, except per share amounts) shows the results of continuing operations for the nine months ended March 31, 1999 and 1998 as though the acquisition of BSD and its subsidiaries had been consummated on July 1, 1997:

                                                                        Nine Months
                                                                       Ended March 31,
                                                            ----------------------------------
                                                                 1999                  1998
                                                            ------------          ------------
                    Revenues                                 $ 7,954,940           $ 8,538,313
                    Cost of revenues                           5,650,318             6,175,624
                                                            ------------          ------------
                    Gross profit                               2,304,622             2,362,689
                    Other expenses                             4,785,547             3,971,080
                                                            ------------          ------------
                    Loss   from continuing operations         (2,480,925)           (1,608,391)
                    Dividends on preferred stock                  89,000
                                                            ------------          ------------
                    Loss from continuing operations
                       applicable to common stock            $(2,569,925)          $(1,608,391)
                                                             ===========           ===========
                    Basic loss from continuing operations
                       per common share                           $(3.83)               $(4.01)
                                                                  =======               =======
                    Weighted average common
                       shares outstanding                        671,657               401,285
                                                                 =======               =======

               In addition to combining the historical results of operations of the Company and BSD and its subsidiaries for each period, the unaudited pro forma results of operations include adjustments primarily to reflect for the entire period (i) the amortization of the goodwill recorded in connection with the acquisition of RCS based on an estimated useful life of five years and (ii) interest expense on a term loan obtained by BSD to finance the acquisition of its subsidiaries. The unaudited pro forma results of operations set forth above do not purport to represent what the combined results of operations actually would have been if the acquisition of BSD and its subsidiaries had been consummated on July 1, 1997 instead of December 7, 1998 or what the results of operations would be for any future periods.

               Additional audited and unaudited historical financial statements of BSD and its subsidiaries, including information with respect to the short-term and long-term obligations of BSD acquired by the Company, and unaudited pro forma information combining the accounts of the Company and BSD and its subsidiaries is included elsewhere herein. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the historical and pro forma financial statements and the other information also included elsewhere herein in the Form 8-K.

                   COVENTRY INDUSTRIES CORP. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

Note 4 - Private placement:
               On March 10, 1999, the Company completed the sale, through a private placement, of 1,000,000 units at $1.00 per unit whereby it issued 250,000 shares of common stock, 1,000,000 Class A warrants and 1,000,000 Class B warrants and received net proceeds of $894,981. Each Class A and each Class B warrant will enable the holder to purchase one share of common stock at $1.50 and $1.75 per share, respectively, during the three year period from the date of issuance.


Note 5 - Redemption of preferred stock:
               On March 10, 1999, the Company redeemed all of the 1,250 shares of 5% convertible preferred stock then outstanding in exchange for total consideration with a fair value of $1,625,000 comprised of (i) cash payments of $600,000, (ii) the issuance of 8% convertible notes in the principal amount of $819,000 and an 8% nonconvertible note payable in the principal amount of $81,000 (see Note 6) and (iii) the issuance of a total of 31,250 shares of common stock with a fair value of $125,000 (or $4.00 per share). As of the date of the redemption, the Company was obligated to make cash payments of $1,625,000 to redeem the shares at the option of the holder. The Company also incurred costs of $14,911 in connection with the exchange. The issuances of notes and common stock in connection with the redemption of the preferred stock were noncash transactions and, accordingly, they are not reflected in the accompanying 1999 condensed consolidated statement of cash flows. Accounts payable and accrued expenses as of March 31, 1999 include $255,000 for the payment of dividends and penalties accrued prior to the redemption of the 5% convertible preferred stock.


Note 6 - 8% convertible and nonconvertible notes payable:
               The 8% convertible and nonconvertible notes (collectively, the "8% Notes") are payable at any time upon demand by the holders. The Company may not repay the notes prior to February 15, 2000 other than upon demand by a holder. The convertible notes become convertible into shares of common stock on April 1, 2000 as follows: (i) notes in the principal amount of $273,000 can be converted at $.91 per share into a total of 300,000 common shares; and (ii) notes in the principal amount of $546,000 can be converted at $1.36 per share into a total of 401,471 common shares.

                   COVENTRY INDUSTRIES CORP. AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)


Note 7 - Discontinued operations:
               As further explained in Note 3 of the notes to the Company's Audited Financial Statements, (i) on June 29, 1998, the Company completed the sale of all of the stock of LPS Acquisition Corp. ("LPS"), a distributor of high quality custom soil mixes to wholesale nurseries, which had been acquired in September 1997, and (ii) on March 31, 1998, the Company sold all of the outstanding shares of common stock of American Industrial Management, Inc. ("AIM"), a provider of industrial personnel for light manufacturing and assembly line operations, which had been acquired in February 1996. Accordingly, the results of operations of LPS and AIM have been reflected in the accompanying condensed consolidated statements of operations as discontinued operations.


Note 8 - Income taxes:
               As of June 30, 1998, the Company had net operating loss carryforwards of approximately $11,300,000 available to reduce future Federal taxable income which, if not used, will expire at various dates through 2015 (see Note 13 in the Company's Audited Financial Statements). As a result of uncertainties related to the extent and timing of the Company's future taxable income, the Company has established valuation allowances equal to the potential benefits from such net operating loss carryforwards and the additional amounts arising from the loss incurred for the nine months ended March 31, 1999. Accordingly, the accompanying condensed consolidated statements of operations do not include income tax credits for any of the periods presented.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Directors and Stockholders
BSD Healthcare Industries, Inc.


We have audited the accompanying consolidated balance sheet of BSD HEALTHCARE INDUSTRIES, INC. as of December 31, 1997. This consolidated financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of BSD Healthcare Industries, Inc. as of December 31, 1997, in conformity with generally accepted accounting principles.



                                                                 J.H. COHN LLP

Roseland, New Jersey
July 17, 1998, except for Note 8 as of
   which the date is December 7, 1998

                         BSD HEALTHCARE INDUSTRIES, INC.

                           CONSOLIDATED BALANCE SHEETS
                    SEPTEMBER 30, 1998 AND DECEMBER 31, 1997

                                                                                          September     December
                                         ASSETS                                            30, 1998     31, 1997
                                         -------                                        -----------     --------
                                                                                        (Unaudited)
Current assets:
     Cash and cash equivalents                                                           $   96,976
     Accounts receivable, net of allowance for doubtful accounts
        of $203,765                                                                       1,419,552
     Other current assets                                                                   157,443
                                                                                        -----------
           Total current assets                                                           1,673,971

Equipment, net of accumulated depreciation of $12,546                                        89,229
Goodwill, net of accumulated amortization of $237,314                                     1,542,544
                                                                                        -----------

           Totals                                                                        $3,305,744      $    --
                                                                                        ===========      ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------
Current liabilities:
     Notes payable to bank under revolving credit facility                               $  282,079
     Accounts payable                                                                       254,032
     Accrued expenses and other liabilities                                                 211,609
                                                                                        -----------
           Total current liabilities                                                        747,720

Notes payable to bank under term loan                                                     1,500,000
                                                                                        -----------
           Total liabilities                                                              2,247,720
                                                                                        -----------
Commitments and contingencies

Stockholders' equity:
     Preferred stock, $.001 par value; 5,000,000 shares
        authorized; none issued and outstanding
     Common stock, $.001 par value; 50,000,000 shares
        authorized; 1,751,005 and 1,000,000 shares issued
        and outstanding                                                                       1,751      $      1,000
     Additional paid-in capital                                                             867,884             9,000
     Retained earnings (accumulated deficit)                                                188,389           (10,000)
                                                                                        -----------      ------------
           Total stockholders' equity                                                     1,058,024            --
                                                                                        -----------      ------------
           Totals                                                                        $3,305,744      $     --
                                                                                        ===========      ============


See Notes to Consolidated Financial Statements.

                         BSD HEALTHCARE INDUSTRIES, INC.

                        CONSOLIDATED STATEMENT OF INCOME
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (Unaudited)

Revenue                                                          $2,993,952
Costs of revenue                                                  1,419,267
                                                                 ----------
Gross profit                                                      1,574,685
                                                                 ----------
Operating expenses:
     Selling                                                        108,508
     General and administrative                                     742,984
                                                                 ----------
        Total                                                       851,492
                                                                 ----------
Operating income                                                    723,193
                                                                 ----------
Other expenses:
     Amortization of goodwill                                       237,314
     Interest                                                       110,169
     Other                                                           45,021
                                                                 ----------
        Total                                                       392,504
                                                                 ----------
Income before provision for income taxes                            330,689

Provision for income taxes                                          132,300
                                                                 ----------
Net income                                                       $  198,389
                                                                 ==========
Basic earnings per share                                               $.13
                                                                       ====
Basic weighted average common shares outstanding                  1,564,112
                                                                 ==========



See Notes to Consolidated Financial Statements.

                         BSD HEALTHCARE INDUSTRIES, INC.

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (Unaudited)

                                                          Common Stock            Addi-
                                                          ------------            tional
                                                       Number                     Paid-in        Retained
                                                     of Shares      Amount        Capital        Earnings         Total
                                                     ---------      ------        -------        --------         -----

Balance, January 1, 1998                             1,000,000      $1,000       $  9,000        $(10,000)      $       --

Effect of 1 for 14.5 reverse stock
    split                                             (931,034)       (931)           931

Proceeds from issuance of
    common stock                                     1,682,039       1,682        857,953                          859,635

Net income                                                                                        198,389          198,389
                                                     ---------      ------       --------        --------       ----------

Balance, September 30, 1998                          1,751,005      $1,751       $867,884        $188,389       $1,058,024
                                                     =========      ======       ========        ========       ==========



See Notes to Consolidated Financial Statements.

                         BSD HEALTHCARE INDUSTRIES, INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                      NINE MONTHS ENDED SEPTEMBER 30, 1998
                                   (Unaudited)


Operating activities:
     Net income                                                      $  198,389
     Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation                                                     12,546
        Amortization of goodwill                                        237,314
        Changes in operating assets and liabilities:
           Accounts receivable                                         (385,958)
           Other current assets                                        (132,670)
           Accounts payable                                              63,858
           Accrued expenses and other liabilities                       148,254
                                                                     ----------
               Net cash provided by operating activities                141,733
                                                                     ----------

Investing activities:
     Purchase of businesses, net of cash acquired of $35,821         (2,361,416)
     Purchases of equipment                                             (14,055)
                                                                     ----------
               Net cash used in investing activities                 (2,375,471)
                                                                     ----------

Financing activities:
     Net repayments of short-term borrowings                            (28,921)
     Proceeds from borrowings under term loan                         1,500,000
     Proceeds from issuance of common stock                             859,635
                                                                     ----------
               Net cash provided by financing activities              2,330,714
                                                                     ----------

Net increase in cash and cash equivalents                                96,976
Cash and cash equivalents, beginning of period                             --
                                                                     ----------
Cash and cash equivalents, end of period                             $   96,976
                                                                     ==========

Supplemental disclosure of cash flow data:
     Interest paid                                                   $  110,169
                                                                     ==========

See Notes to Consolidated Financial Statements.

                         BSD HEALTHCARE INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Information as of September 30, 1998 and for the
                      Nine Months then Ended is Unaudited)

Note 1 - History and organization of the Company:
               BSD Healthcare Industries, Inc. ("BSD") was incorporated in Florida as Park Avenue Marketing, Inc. on February 7, 1989 to serve as a "blind pool" or "blank check" company for the purpose of either merging with or acquiring an operating company. BSD was initially capitalized by its founders who purchased 68,966 shares of common stock for $10,000 (share and per share amounts have been retroactively restated, where appropriate, to reflect a 200 for 1 stock split effected by the Company on June 24, 1997 and a 1 for 14.5 reverse stock split effected by the Company on February 2, 1998).

               BSD did not conduct any operations of a commercial nature or have any significant activities until February 1, 1998 when it acquired 100% of the common stock of two commonly-controlled companies, Respiratory Care Services, Inc. ("RCSI") and RCS Subacute, Inc. ("Subacute"). RCSI and Subacute are referred to collectively herein as "RCS," and BSD, RCS and Subacute are referred to collectively herein as the "Company." As further explained in Note 3, BSD has accounted for the acquisition of its 100% interest in RCS pursuant to the purchase method of accounting in its historical consolidated financial statements effective from February 1, 1998. Accordingly, the Company has not included any statements of operations, changes in stockholders' equity and statements of cash flows for the years ended December 31, 1997 and 1996 in the accompanying consolidated financial statements.

               BSD is a holding company. RCSI, which was incorporated on July 1, 1988, provides quality respiratory therapy staff in a variety of health care settings. Subacute, which was incorporated on October 19, 1995, provides credentialed, licensed therapists experienced in all phases of skilled and subacute respiratory care. These services are provided primarily to Medicare patients.


Note 2 - Summary of significant accounting policies:
               Principles of consolidation:
                  The accompanying consolidated financial statements include the accounts of BSD and RCS and Subacute, its wholly-owned subsidiaries, from February 1, 1998, the date they were acquired. All significant intercompany accounts and transactions have been eliminated in consolidation.

               Unaudited financial statements:
                  In the opinion of management, the accompanying unaudited consolidated financial statements reflect all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of the Company as of September 30, 1998 and its results of operations, changes in stockholders' equity and cash flows for the nine months then ended. The results of the Company's operations for the nine months ended September 30, 1998 are not necessarily indicative of the results of operations for the full year ending December 31, 1998.

                         BSD HEALTHCARE INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Information as of September 30, 1998 and for the
                      Nine Months then Ended is Unaudited)



Note 2 - Summary of significant accounting policies (concluded):
               Use of estimates:
                  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

               Revenue recognition:
                  The Company recognizes revenue at the time staffing services are provided.

               Cash equivalents:
                  Cash equivalents include all highly liquid investments with a maturity of three months or less when acquired.

               Equipment:
                  Equipment is carried at cost. Depreciation is provided using the straight-line method over estimated useful lives ranging from five to 14 years.

               Goodwill:
                  Goodwill, which is comprised of costs in excess of net assets of acquired businesses, is being amortized on a straight-line basis over an estimated useful life of five years. The Company periodically evaluates the recoverability of its intangible assets and measures the amount of impairment, if any, by assessing, among other things, the market and economic conditions related to, and the current and estimated future levels of income and cash flows to be generated by, the acquired businesses.

               Advertising:
                  The Company expenses the cost of advertising and promotions as incurred. Advertising costs charged to operations were not material during the nine months ended September 30, 1998.

               Income taxes:
                  The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will results in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                         BSD HEALTHCARE INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Information as of September 30, 1998 and for the
                      Nine Months then Ended is Unaudited)


Note 2 - Summary of significant accounting policies (concluded):
               Earnings per share:
                  The Company has presented "basic" earnings per share in the accompanying consolidated statement of income for the nine months ended September 30, 1998 in accordance with the provisions of Statement of Financial Accounting Standards No. 128, Earnings per Share ("SFAS 128"). SFAS 128 also requires the presentation of "diluted" earnings per share if the amount differs from basic earnings per share. Basic earnings per share is calculated by dividing net income by the weighted average number of common shares outstanding during each period. The calculation of diluted earnings per share is similar to that of basic earnings per share, except that the denominator is increased to include the number of additional common shares that would have been outstanding if all potentially dilutive common shares, such as those issuable upon the exercise of stock options and warrants, were issued during the period. The Company did not have any potentially dilutive common shares outstanding during the nine months ended September 30, 1998

               Other recent accounting pronouncements:
                  The Financial Accounting Standards Board (the "FASB") has issued Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"), which could require the Company to make additional disclosures in its financial statements no later than for the year ending December 31, 1999. SFAS 131 requires disclosures for each segment of a business and the determination of segments based on its internal management structure. Management is in the process of evaluating whether SFAS 131 will require the Company to make any additional disclosures.

                  The Accounting Standards Executive Committee of the American Institute of Certified Public Accountants ("ACSEC") has issued Statement of Position No. 98-1, Accounting for the Cost of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"), which could require the Company to revise certain accounting measurements and make additional disclosures in its financial statements no later than for the year ending December 31, 1999. SOP 98-1 defines internal use software and modifies previous standards related to the capitalization, amortization and write-off of costs related to the development of such software. Management believes that the Company's measurements and disclosures already substantially comply with those required by SOP 98-1.

                  The FASB and ACSEC had issued certain other pronouncements as of September 30, 1998 that will become effective in subsequent periods; however, management does not believe that any of those pronouncements will effect any financial accounting measurements or disclosures the Company will be required to make.

                         BSD HEALTHCARE INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Information as of September 30, 1998 and for the
                      Nine Months then Ended is Unaudited)


Note 3 - Acquisition of RCS:
               The Company acquired its 100% interest in RCS on February 1, 1998 in exchange for total consideration of $2,397,237 which was paid in cash. The acquisition has been accounted for pursuant to the purchase method and, accordingly, the results of operations of RCS have only been included in the accompanying consolidated statement of income from February 1, 1998.

               The cost of acquiring RCS, which exceeded the fair value of the net assets acquired by $1,779,858, was allocated as follows:

                  Cash and cash equivalents                      $   35,821
                  Accounts receivable                             1,033,594
                  Goodwill                                        1,779,858
                  Other current and noncurrent assets               112,493
                  Short-term notes payable                         (311,000)
                  Other current liabilities                        (253,529)
                                                                 ----------
                      Total cost of acquisition                  $2,397,237
                                                                 ==========

               The following unaudited pro forma information (in thousands of dollars, except for share and per share amounts) shows the results of operations for the nine months ended September 30, 1998 and the year ended December 31, 1997 as though the acquisition of RCS had been consummated on January 1, 1997:

                                                              1998         1997
                                                             ------       ------
                  Revenue                                    $3,345       $4,488
                  Costs of revenue                            1,600        2,394
                                                             ------       ------

                  Gross profit                                1,745        2,094

                  Other expenses, net                         1,287        1,863
                                                             ------       ------

                  Income before income taxes                    458          231
                  Provision for income taxes                    183           94
                                                             ------       ------

                  Net income                                 $  275       $  137
                                                             ======       ======

                  Basic earnings per share                   $  .16       $  .08
                                                             ======       ======

                  Weighted average shares outstanding     1,751,005    1,751,005
                                                          =========    =========

                         BSD HEALTHCARE INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Information as of September 30, 1998 and for the
                      Nine Months then Ended is Unaudited)


Note 3 - Acquisition of RCS (concluded):
               In addition to combining the historical results of operations of BSD (which, as explained in Note 1, were not significant) and RCS for each period, the unaudited pro forma results of operations include adjustments to reflect for the entire period (i) the amortization of the goodwill recorded in connection with the acquisition of RCS based on an estimated useful life of five years, (ii) interest expense on the term loan obtained by the Company to finance the acquisition (see Note 4), and (iii) provisions for income taxes at a 40% effective rate based on the applicable statutory state and Federal income tax rates (no provision had been made in the historical statements of operations of RCS because RCSI and Subacute had elected to be treated as "S" corporations).

               The unaudited pro forma results of operations set forth above do not purport to represent what the combined results of operations actually would have been if the acquisition of RCS had been consummated on January 1, 1997 instead of February 1, 1998 or what the results of operations would be for any future periods.


Note 4 - Notes payable to bank:
               During the nine months ended September 30, 1998, the Company obtained a $2,000,000 revolving credit facility and a $1,500,000 term loan from a bank pursuant to which interest is payable monthly at 2.5% above the prime rate (an effective rate of 10.75% at September 30, 1998).

               Borrowings under the revolving credit facility, which expires in February 2000, are limited to 80% of the outstanding balance of the Company's eligible accounts receivable and are secured by all of its accounts receivable. Borrowings under the revolving credit facility totaled $282,079 at September 30, 1998. Since such borrowings are limited based on accounts receivable balances, they are classified as a current liability in the accompanying consolidated balance sheet.

               The entire $1,500,000 balance of the term loan is payable in February 2000 and, accordingly, is classified as a noncurrent liability in the accompanying consolidated balance sheet. Borrowings under the term loan are cross-collateralized by the accounts receivable securing the revolving credit facility and secured by all of the other available assets of the Company. They are also collateralized by a pledge by an affiliated company to contribute $500,000 to the Company's capital under certain conditions.

                         BSD HEALTHCARE INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Information as of September 30, 1998 and for the
                      Nine Months then Ended is Unaudited)

Note 5 - Income taxes:
               The provision for income taxes for the nine months ended September 30, 1998 was comprised as follows:

                  Federal - current                                   $112,400

                  State - current                                       19,900
                                                                      --------

                         Total                                        $132,300
                                                                      ========

               A reconciliation of the Federal statutory income tax rate of 34% to the effective rate for the provision for income taxes for the nine months ended September 30, 1998 follows:

                  Provision at Federal statutory rate                      34%
                  State income taxes, net of Federal income tax effect      6
                                                                           --
                  Effective rate                                           40%
                                                                           ==

Note 6 - Commitments and contingencies:
               Leases:
                  The Company has been utilizing its office space under month-to-month and other short-term leases while it negotiates a new lease with its landlord for additional space. Rent expense charged to operations approximated $45,000 for the nine months ended September 30, 1998.

               Litigation:
                  In the ordinary course of business, the Company is both a plaintiff and defendant in various legal proceedings. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the consolidated financial position or results of operations of the Company in subsequent years.

               Concentrations of credit risk and major customers:
                  Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with high quality financial institutions. At times, balances exceed Federally insured limits. The Company generally extends credit to its customers, substantially all of whom are located in the midsection of the United States. Management of the Company closely monitors the extension of credit to customers while maintaining allowances for potential credit losses. During the nine months ended September 30, 1998, no customer accounted for more than 10% of the Company's revenue. Generally, the Company does not have a significant receivable from any single customer and, accordingly, management does not believe that the Company was exposed to any significant credit risk at September 30, 1998.

                         BSD HEALTHCARE INDUSTRIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Information as of September 30, 1998 and for the
                      Nine Months then Ended is Unaudited)



Note 7 - Fair value of financial instruments:
               The Company's material financial instruments at September 30, 1998 for which disclosure of estimate fair value is required by certain accounting standards consisted of cash and cash equivalents, accounts receivable, accounts payable and notes payable. In the opinion of management, (i) cash and cash equivalents, accounts receivable and accounts payable were carried at values that approximated their fair values because of their liquidity and/or their short-term maturities and (ii) notes payable were carried at values that approximated their fair values because they had interest rates equivalent to those currently prevailing for financial instruments with similar characteristics.


Note 8 - Subsequent event:
               On December 7, 1998, Coventry Industries Corp., a publicly-traded company, purchased 80.1% of the common stock of BSD.



                                      * * *

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


To the Directors and Stockholders
Respiratory Care Services, Inc. and
    RCS Subacute, Inc.


We have audited the accompanying combined balance sheets of RESPIRATORY CARE SERVICES, INC. and RCS SUBACUTE, INC. as of December 31, 1997 and 1996, and the related combined statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Respiratory Care Services, Inc. and RCS Subacute, Inc. as of December 31, 1997 and 1996, and their results of operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.




                                                                  J.H. COHN LLP

Roseland, New Jersey
July 17, 1998

                       RESPIRATORY CARE SERVICES, INC. AND
                               RCS SUBACUTE, INC.

                             COMBINED BALANCE SHEETS
                     JANUARY 31, 1998 AND DECEMBER 31, 1997

                                                                                                January         December
                                                   ASSETS                                      31, 1998          31, 1997
                                                   ------                                      --------          --------
                                                                                              (Unaudited)
Current assets:
     Cash and cash equivalents                                                                 $    35,821      $    17,048
     Accounts receivable, net of allowance for doubtful accounts
         of $203,765                                                                             1,033,594        1,070,402
     Other current assets                                                                           24,773           15,058
                                                                                               -----------       ----------
                  Total current assets                                                           1,094,188        1,102,508

Equipment, net of accumulated depreciation of $21,065 and
     $19,640                                                                                        87,720           88,123
                                                                                               -----------       ----------

                  Totals                                                                        $1,181,908       $1,190,631
                                                                                                ==========       ==========

                   LIABILITIES AND STOCKHOLDERS' EQUITY
                   ------------------------------------

Current liabilities:
     Notes payable to bank                                                                     $   311,000      $   295,000
     Accounts payable                                                                              190,174          281,755
     Accrued expenses and other liabilities                                                         63,355           57,026
                                                                                               -----------       ----------
                  Total liabilities                                                                564,529          633,781
                                                                                               -----------       ----------

Commitments and contingencies

Stockholders' equity:
     Common stock:
         Respiratory Care Services, Inc., no par value; 1,000 shares
              authorized, issued and outstanding                                                     2,205            2,205
         RCS Subacute, Inc., no par value; 1,000 shares authorized,
              issued and outstanding                                                                 1,000            1,000
     Retained earnings                                                                             789,174          728,645
     Treasury stock of RCS Subacute, Inc. -  200 shares, at cost                                  (175,000)        (175,000)
                                                                                               -----------       ----------
                  Total stockholders' equity                                                       617,379          556,850
                                                                                               -----------       ----------

                  Totals                                                                        $1,181,908       $1,190,631
                                                                                                ==========       ==========


See Notes to Combined Financial Statements.

                       RESPIRATORY CARE SERVICES, INC. AND
                               RCS SUBACUTE, INC.

                          COMBINED STATEMENTS OF INCOME
                        MONTH ENDED JANUARY 31, 1998 AND
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                Month                  Years Ended
                                                                                Ended                  December 31,
                                                                               January         ----------------------------
                                                                              31, 1998             1997             1996
                                                                              ---------         ----------       ----------
                                                                             (Unaudited)
Revenue                                                                         $351,052        $4,488,152       $2,534,465
Costs of revenue                                                                 180,856         2,394,491        1,484,290
                                                                                --------        ----------       ----------

Gross profit                                                                     170,196         2,093,661        1,050,175
                                                                                --------        ----------       ----------
Operating expenses:
     Selling                                                                      10,693           153,434           72,365
     General and administrative                                                   96,991         1,193,650          643,034
                                                                                --------        ----------       ----------
         Totals                                                                  107,684         1,347,084          715,399
                                                                                --------        ----------       ----------

Operating income                                                                  62,512           746,577          334,776
                                                                                --------        ----------       ----------
Other income (expense):
     Interest expense                                                             (1,983)           (6,665)          (1,381)
     Other                                                                                           1,360           39,312
                                                                                --------        ----------       ----------
         Totals                                                                   (1,983)           (5,305)          37,931
                                                                                --------        ----------       ----------
Income before provision (credit) for income taxes                                 60,529           741,272          372,707

Provision (credit) for income taxes                                                               (112,811)         149,171
                                                                                --------        ----------       ----------
Net income                                                                      $ 60,529        $  854,083       $  223,536
                                                                                ========        ==========       ==========


Historical income before income taxes                                           $ 60,529        $  741,272
Unaudited pro forma adjusted to eliminate effects
     of "S" corporation election:
     Provision for income taxes                                                   24,212           296,064
                                                                                --------        ----------

     Net income                                                                 $ 36,317        $  445,208
                                                                                ========        ==========

See Notes to Combined Financial Statements.

                       RESPIRATORY CARE SERVICES, INC. AND
                               RCS SUBACUTE, INC.

                   COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY
                  MONTH ENDED JANUARY 31, 1998 (Unaudited) AND
                     YEARS ENDED DECEMBER 31, 1997 AND 1996


                                                       Common Stock
                                   -----------------------------------------------------
                                        Respiratory Care                                                  Treasury
                                         Services, Inc.            RCS Subacute, Inc.                     Stock of
                                   -----------------------      ------------------------                     RCS          Total
                                     Number of                   Number of                  Retained      Subacute,    Stockholders'
                                      Shares       Amount         Shares       Amount       Earnings         Inc.         Equity
                                   -------------  ---------     -----------  -----------    --------      ----------    ------------
Balance, January 1, 1996              1,000         $2,205         1,000        $1,000     $  95,701                     $  98,906

Dividends                                                                                   (100,960)                     (100,960)

Repurchase of 100 shares of
     common stock                                                                                         $ (55,000)       (55,000)

Net income                                                                                   223,536                       223,536
                                      -----         ------         -----        ------      --------      ---------      ---------

Balance, December 31, 1996            1,000          2,205         1,000         1,000       218,277        (55,000)       166,482

Dividends                                                                                   (343,715)                     (343,715)

Repurchase of 100 shares of
     common stock                                                                                          (120,000)      (120,000)

Net income                                                                                   854,083                       854,083
                                      -----         ------         -----        ------      --------      ---------      ---------

Balance, December 31, 1997            1,000          2,205         1,000         1,000       728,645       (175,000)       556,850

Net income                                                                                    60,529                        60,529
                                      -----         ------         -----        ------      --------      ---------      ---------

Balance, January 31, 1998             1,000         $2,205         1,000        $1,000      $789,174      $(175,000)     $ 617,379
                                      =====         ======         =====        ======      ========      =========      =========

See Notes to Combined Financial Statements.

                       RESPIRATORY CARE SERVICES, INC. AND
                               RCS SUBACUTE, INC.

                        COMBINED STATEMENTS OF CASH FLOWS
                        MONTH ENDED JANUARY 31, 1998 AND
                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                      Month              Years Ended
                                                                                      Ended              December 31,
                                                                                     January       -------------------------
                                                                                     31, 1998        1997             1996
                                                                                     --------      --------         --------
                                                                                   (Unaudited)

Operating activities:
     Net income                                                                       $60,529       $854,083       $223,536
     Adjustments to reconcile net income to net cash
         provided by operating activities:
         Depreciation                                                                   1,425         14,593          4,532
         Provision for bad debts                                                                     190,765         13,000
         Deferred income taxes                                                                      (120,000)       120,000
         Changes in operating assets and liabilities:
              Accounts receivable                                                      36,808       (778,383)      (326,759)
              Other current assets                                                     (9,715)        (6,189)        (8,869)
              Accounts payable                                                        (91,581)        82,576        129,412
              Accrued expenses and other liabilities                                    6,329        (81,112)        64,222
                                                                                      -------       --------       --------
                  Net cash provided by operating activities                             3,795        156,333        219,074
                                                                                      -------       --------       --------

Investing activities - purchases of equipment                                          (1,022)       (21,054)       (67,964)
                                                                                      -------       --------       --------

Financing activities:
     Net proceeds from line of credit borrowings                                       16,000        295,000
     Purchases of treasury stock                                                                    (120,000)
     Dividends                                                                                      (343,715)      (100,960)
                                                                                      -------       --------       --------
                  Net cash provided by (used in) financing
                      activities                                                       16,000       (168,715)      (100,960)
                                                                                      -------       --------       --------

Net increase (decrease) in cash and cash equivalents                                   18,773        (33,436)        50,150

Cash and cash equivalents, beginning of year                                           17,048         50,484            334
                                                                                      -------       --------       --------

Cash and cash equivalents, end of year                                                $35,821       $ 17,048       $ 50,484
                                                                                      =======       ========       ========

Supplemental disclosure of cash flow data:
     Interest paid                                                                    $ 1,983       $  6,665       $  1,381
                                                                                      =======       ========       ========

     Income taxes paid                                                                              $ 28,018       $  1,301
                                                                                                    ========       ========

See Notes to Combined Financial Statements.

                       RESPIRATORY CARE SERVICES, INC. AND
                               RCS SUBACUTE, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 (Information as of January 31, 1998 and for the
                         Month then Ended is Unaudited)

Note 1 - Description of business and summary of accounting policies:
                Business:
                    Respiratory Care Services, Inc. ("RCS"), which was incorporated on July 1, 1988, provides quality respiratory therapy staff in a variety of health care settings. RCS Subacute, Inc. ("Subacute"), which was incorporated on October 19, 1995, provides credentialed, licensed therapists experienced in all phases of skilled and subacute respiratory care. These services are provided primarily to Medicare patients.

                Principles of combination:
                    The accompanying combined financial statements include the accounts of RCS and Subacute which are affiliated by common ownership. All significant intercompany accounts and transactions have been eliminated in combination. RCS and Subacute are referred to together herein as the "Company."

                Unaudited financial statements:
                    In the opinion of management, the accompanying unaudited condensed financial statements reflect all adjustments, consisting of normal recurring accruals, necessary to present fairly the financial position of the Company as of January 31, 1998 and its results of operations, changes in stockholders' equity and cash flows for the month then ended. The results of the Company's operations for the month ended January 31, 1998 are not necessarily indicative of the results of operations for the full year ending December 31, 1998.

                Use of estimates:
                    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                Revenue recognition:
                    The Company recognizes revenue at the time staffing services are provided.

                Cash equivalents:
                    Cash equivalents include all highly liquid investments with a maturity of three months or less when acquired.

                Equipment:
                    Equipment is carried at cost. Depreciation is provided using the straight-line method over estimated useful lives ranging from five to 14 years.

                       RESPIRATORY CARE SERVICES, INC. AND
                               RCS SUBACUTE, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 (Information as of January 31, 1998 and for the
                         Month then Ended is Unaudited)


Note 1 - Description of business and summary of accounting policies (continued):
                Advertising:
                    The Company expenses the cost of advertising and promotions as incurred. Advertising costs charged to operations were not material during the month ended January 31, 1998 and the years ended December 31, 1997 and 1996.

                Income taxes:
                    Effective January 1, 1997, RCS and Subacute, with the consent of their stockholders, elected to be treated as "S" corporations under the applicable sections of the Internal Revenue Code whereby the income or loss of RCS and Subacute is allocated to their stockholders for inclusion in their personal Federal income tax returns. As a result, there are no provisions for Federal income taxes in the accompanying historical combined financial statements.

                    RCS and Subacute have also elected to be treated as "S" corporations for state income tax purposes. However, certain states impose a tax on "S" corporation income at a reduced rate and, accordingly, there are provisions for state income taxes in certain of the accompanying historical combined financial statements.

                    The Company accounts for income taxes pursuant to the asset and liability method which requires deferred income tax assets and liabilities to be computed annually for temporary differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. The income tax provision or credit is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

                Other recent accounting pronouncements:
                    The Financial Accounting Standards Board (the "FASB") has issued Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"), which could require the Company to make additional disclosures in its financial statements no later than for the year ending December 31, 1999. SFAS 131 requires disclosures for each segment of a business and the determination of segments based on its internal management structure. Management is in the process of evaluating whether SFAS 131 will require the Company to make any additional disclosures.

                       RESPIRATORY CARE SERVICES, INC. AND
                               RCS SUBACUTE, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 (Information as of January 31, 1998 and for the
                         Month then Ended is Unaudited)


Note 1 - Description of business and summary of accounting policies (concluded):
                Other recent accounting pronouncements (concluded):
                    The Accounting Standards Executive Committee of the American Institute of Certified Public Accountants ("ACSEC") has issued Statement of Position No. 98-1, Accounting for the Cost of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"), which could require the Company to revise certain accounting measurements and make additional disclosures in its financial statements no later than for the year ending December 31, 1999. SOP 98-1 defines internal use software and modifies previous standards related to the capitalization, amortization and write-off of costs related to the development of such software. Management believes that the Company's measurements and disclosures already substantially comply with those required by SOP 98-1.

                    The FASB and ACSEC had issued certain other pronouncements as of January 31, 1998 that will become effective in subsequent periods; however, management does not believe that any of those pronouncements will effect any financial accounting measurements or disclosures the Company will be required to make.


Note 2 - Notes payable to bank:
                On September 5, 1997, RCS and Subacute entered into revolving credit agreements whereby they may borrow up to $100,000 and $350,000, respectively, against their eligible accounts receivable through September 1, 1998. Borrowings bear interest, which is payable monthly, at 2% above a specified prime rate (an effective rate of 10.5% as of January 31, 1998 and December 31,
                1997). Borrowings are cross-guaranteed by RCS and Subacute and guaranteed by their principal stockholder. The revolving credit agreements contain certain restrictive covenants which, among other things, effectively limit the Company's ability to incur additional bank debt and sell or dispose of certain assets.

                As of January 31, 1998 and December 31, 1997, outstanding borrowings, which arose from loans made to Subacute, totaled $311,000 and $295,000, respectively, and were secured by substantially all of the Company's assets.

                       RESPIRATORY CARE SERVICES, INC. AND
                               RCS SUBACUTE, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 (Information as of January 31, 1998 and for the
                         Month then Ended is Unaudited)

Note 3 - Income taxes:
                The historical provision (credit) for income taxes was comprised as follows:



                                          Month             Years Ended
                                          Ended             December 31,
                                         January     ---------------------------
                                        31, 1998       1997              1996
                                        --------     --------           -------
                   Federal:
                        Current                                         $ 18,763
                        Deferred                     $ (97,000)           97,000
                                                     ---------          --------
                            Totals                     (97,000)          115,763
                                                     ---------          --------
                   State:
                        Current                          7,189            10,408
                        Deferred                       (23,000)           23,000
                                                     ---------          --------
                            Totals                     (15,811)           33,408
                                                     ---------          --------

                            Totals       $    -      $(112,811)         $149,171
                                         ======      =========          ========

                As explained in Note 1, RCS and Subacute elected to be taxed as "S" corporations for Federal and state income purposes effective January 1, 1997. Accordingly, the Company was not required to provide for Federal income taxes, and was required to provide for state income taxes at reduced rates, during the year ended December 31, 1997. Prior to making the "S" corporation elections, the Company accrued deferred tax liabilities as a result of elections that had been made to utilize a modified accrual basis of accounting for income tax purposes. As a result of the "S" corporation elections, the deferred tax liabilities were reversed and reflected as credits to income taxes in 1997.

                The Company's unaudited pro forma provision for income taxes for the month ended January 31, 1998 and year ended December 31, 1997, assuming RCS and Subacute had not elected to be taxed as "S" corporations, would have been comprised as follows:

                                                       Month
                                                       Ended        Year Ended
                                                      January        December
                                                     31, 1988        31, 1997
                                                     --------        --------
                    Current:
                         Federal                      $20,580         $229,350
                         State                          3,632           66,714
                                                      -------         --------

                             Totals                   $24,212         $296,064
                                                      =======         ========

                       RESPIRATORY CARE SERVICES, INC. AND
                               RCS SUBACUTE, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 (Information as of January 31, 1998 and for the
                         Month then Ended is Unaudited)



Note 3 - Income taxes (concluded):
                A reconciliation of the Federal statutory rate of 34% to the effective rate for the unaudited pro forma provision for income taxes for the month ended January 31, 1998 and the year ended December 31, 1997 and the historical provision for income taxes for the year ended December 31, 1996 follows:

                                                          Month    Years Ended
                                                          Ended    December 31,
                                                        January   --------------
                                                        31, 1998  1997     1996
                                                        --------  ----     ----
                    Provision at Federal statutory rate  34.0%    34.0%    34.0%
                    State income taxes, net of Federal
                        income tax effect                 6.0      5.9      5.9
                    Other                                                    .1
                                                         ----     ----     ----

                    Effective rates                      40.0%    39.9%    40.0%
                                                         ====     ====     ====

Note 4 - Commitments and contingencies:
                Leases:
                    The Company has been utilizing its office space under month-to-month and other short-term leases while it negotiates a new lease with its landlord for additional space. Rent expense charged to operations approximated $1,800, $22,100 and $18,600 for the month ended January 31, 1998 and the years ended December 31, 1997 and 1996, respectively.

                Litigation:
                    In the ordinary course of business, the Company is both a plaintiff and defendant in various legal proceedings. In the opinion of management, the resolution of these proceedings will not have a material adverse effect on the combined financial position or results of operations of the Company in subsequent years.

                       RESPIRATORY CARE SERVICES, INC. AND
                               RCS SUBACUTE, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                 (Information as of January 31, 1998 and for the
                         Month then Ended is Unaudited)


Note 4 - Commitments and contingencies (concluded):
                Concentrations of credit risk and major customers:
                    Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with high quality financial institutions. At times, balances exceed Federally insured limits. The Company generally extends credit to its customers, substantially all of whom are located in the midsection of the United States. Management of the Company closely monitors the extension of credit to customers while maintaining allowances for potential credit losses. During the month ended January 31, 1998 and the year ended December 31, 1997, no customer accounted for more than 10% of the Company's revenue. During the year ended December 31, 1996, one customer accounted for approximately 12% and another customer accounted for approximately 11% of the Company's revenue. Generally, however, the Company does not have a significant receivable from any single customer and, accordingly, management does not believe that the Company was exposed to any significant credit risk at January 31, 1998 and December 31, 1997.


Note 5 - Repurchase of common stock:
                Subacute repurchased 100 shares of its outstanding common stock in the year ended December 31, 1997 for $120,000 which was paid in cash. It also repurchased 100 shares in the year ended December 31, 1996 for $55,000 by issuing a noninterest bearing note payable (this was a noncash transaction and, accordingly, it was not was not included in the 1996 combined statement of cash flows).


Note 6 - Fair value of financial instruments:
                The Company's material financial instruments at January 31, 1998 and December 31, 1997 for which disclosure of estimated fair value is required by certain accounting standards consisted of cash and cash equivalents, accounts receivable, accounts payable and notes payable. In the opinion of management, (i) cash and cash equivalents, accounts receivable and accounts payable were carried at values that approximated their fair values because of their liquidity and/or their short-term maturities and (ii) notes payable were carried at values that approximated their fair values because they had interest rates equivalent to those currently prevailing for financial instruments with similar characteristics.


Note 7 - Subsequent event:
                On February 1, 1998, BSD Healthcare Industries, Inc., a newly-formed holding company, purchased 100% of the common stock of both RCS and Subacute from their respective stockholders.

                            COVENTRY INDUSTRIES CORP.

                       INTRODUCTION TO UNAUDITED PRO FORMA
                     CONDENSED COMBINED FINANCIAL STATEMENTS

On December 7, 1998, Coventry Industries Corp. ("Coventry" or the "Company") consummated an agreement whereby it acquired 80.1% of the issued and outstanding shares of common stock of BSD Healthcare Industries, Inc. ("BSD") in exchange for 118,250 shares of common stock (or approximately 19.95% of Coventry's outstanding common shares). BSD was incorporated in 1989 as a "blind pool" or "blank check" company for the purpose of either merging with or acquiring an operating company. BSD did not conduct any operations of a commercial nature or have any significant activities until February 1, 1998 when it acquired 100% of the common stock of two commonly-controlled companies, Respiratory Care Services, Inc. and RCS Subacute, Inc., which are referred to collectively herein as "RCS." Conventry will account for the acquisition of its 80.1% interest in BSD pursuant to the purchase method of accounting in its historical financial statements effective from December 7, 1998. BSD has accounted for the acquisition of its 100% interest in RCS pursuant to the purchase method of accounting in its historical financial statements effective from February 1, 1998.

Conventry uses June 30th for its fiscal year end. BSD and RCS used December 31st for their fiscal year end. The accompanying unaudited pro forma condensed statement of operations for the year ended June 30, 1998 combines (i) the historical audited consolidated statement of operations of Coventry and its subsidiaries for the year ended June 30, 1998 (excluding the results of operations that were discontinued by Coventry during 1998) and (ii) the historical unaudited consolidated statement of operations of BSD for the year ended June 30, 1998, which includes the results of operations of RCS for the period from February 1, 1998 (the date of its acquisition) to June 30, 1998, and the historical unaudited combined statement of operations of RCS for the period from July 1, 1997 to January 31, 1998 as if the acquisitions of BSD and RCS had been consummated as of July 1, 1997. The accompanying unaudited pro forma condensed statement of operations for the nine months ended March 31, 1999 combines the historical unaudited consolidated statement of operations of Coventry and its subsidiaries for the nine months ended March 31, 1999 and the unaudited consolidated statement of operations of BSD for the period from July 1, 1998 to December 7, 1998 (including RCS for the entire period) as if the acquisition of BSD had been consummated as of July 1, 1998.

The accompanying unaudited pro forma condensed combined financial statements are based on the assumptions and adjustments described in the accompanying notes which management believes are reasonable. The unaudited pro forma condensed combined financial statements do not purport to represent what the combined results of operations actually would have been if the acquisitions referred to above had occurred as of the dates indicated instead of the actual dates of consummation or what the financial position and results of operations would be for any future periods. The unaudited pro forma condensed combined financial statements and the accompanying notes should be read in conjunction with the audited and unaudited historical financial statements of Coventry, BSD and RCS included elsewhere herein.

                            COVENTRY INDUSTRIES CORP.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 1998
                                   (Unaudited)

                                                                                             Historical        Pro Forma
                                                                                              Coventry            BSD
                                                                Pro Forma                     (July 1,          (July 1,
                                                       -----------------------------          1997 to           1997 to
                                                                                              June 30,          June 30,
                                                          Combined       Adjustments            1998)            1998)
                                                          --------       -----------            -----            -----

Revenue                                                 $12,084,635                         $ 7,869,981        $4,214,654
Cost of revenue                                           8,647,453                           6,532,924         2,114,529
                                                       ------------                         -----------        ----------
Gross profit                                              3,437,182                           1,337,057         2,100,125

Operating expenses                                        9,054,694     $  (78,917)(4)        7,395,558         1,738,053
                                                        -----------     ----------          -----------        ----------

Operating income (loss)                                  (5,617,512)        78,917           (6,058,501)          362,072
                                                        -----------     ----------          -----------        ----------

Other income (expense):
    Interest expense                                       (398,032)                           (216,061)         (181,971)
    Other                                                  (724,669)                           (719,984)           (4,685)
                                                        -----------                         -----------        ----------
      Totals                                             (1,122,701)                           (936,045)         (186,656)
                                                        -----------                         -----------        ----------

Income (loss) before provision
    (credit) for income taxes                            (6,740,213)        78,917           (6,994,546)          175,416
Provision (credit) for income taxes                        (180,750)       (70,168)(5)         (180,750)           70,168
                                                        -----------     ----------          -----------        ----------
Income (loss) from continuing
    operations                                           (6,559,463)       149,085           (6,813,796)          105,248

Dividends paid                                              114,835                             114,835
                                                        -----------     ----------          -----------        ----------

Income (loss) from continuing operations
    applicable to common stock                          $(6,674,298)    $  149,085          $(6,928,631)       $  105,248
                                                        ===========     ==========          ===========        ==========
Basic loss from continuing operations
    per share                                               $(14.93)                            $(21.08)
                                                             ======                              ======

Weighted average shares outstanding                         446,894        118,250  (6)         328,644
                                                            =======        =======            =========

                               (RESTUBBED TABLE)

                                                                                    Historical
                                                                            ---------------------------
                                                                               BSD               RCS
                                                                            (July 1,           (July 1,
                                                                             1997 to           1997 to
                                                      Pro Forma              June 30,          January
                                                     Adjustments              1998)           31, 1998)
                                                     -----------              -----           ---------

Revenue                                                                     $1,773,391        $2,441,263
Cost of revenue                                                                836,750         1,277,779
                                                                            ----------        ----------
Gross profit                                                                   936,641         1,163,484
Operating expenses                                     $  355,971 (1)          529,952           852,130
                                                       ----------           ----------        ----------

Operating income (loss)                                  (355,971)             406,689           311,354
                                                       ----------           ----------        ----------

Other income (expense):
    Interest expense                                      (96,250) (2)         (57,610)          (28,111)
    Other                                                                      (22,739)           18,054
                                                       ----------           ----------        ----------
      Totals                                              (96,250)             (80,349)          (10,057)
                                                       ----------           ----------        ----------

Income (loss) before provision
    (credit) for income taxes                            (452,221)             326,340           301,297
Provision (credit) for income taxes                       (60,368) (3)         130,536
                                                       ----------           ----------        ----------
Income (loss) from continuing
    operations                                           (391,853)             195,804           301,297

Dividends paid
                                                       ----------           ----------        ----------

Income (loss) from continuing operations
    applicable to common stock                         $ (391,853)          $  195,804        $  301,297
                                                       ==========           ==========        ==========
Basic loss from continuing operations
    per share


Weighted average shares outstanding

See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                            COVENTRY INDUSTRIES CORP.

              PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                        NINE MONTHS ENDED MARCH 31, 1999
                                   (Unaudited)


                                                               Pro Forma                               Historical
                                                     -------------------------------       -------------------------------
                                                                                              Coventry            BSD
                                                                                           (July 1, 1998     (July 1, 1998
                                                                                              to March        to December
                                                      Combined          Adjustments          31, 1999)         7, 1998)
                                                     -----------        -----------         ------------      ------------
Revenues                                             $ 7,954,940                             $ 6,413,195       $ 1,541,745
Cost of revenues                                       5,650,318                               4,463,353         1,186,965
                                                     -----------                             -----------       -----------
Gross profit                                           2,304,622                               1,949,842           354,780

Operating expenses                                     4,485,598         $(86,400)(4)          3,881,588           517,610
                                                     -----------         --------            -----------       -----------

Operating loss                                        (2,180,976)          86,400             (1,931,746)         (162,830)
                                                     -----------         --------            -----------       -----------

Other income (expense):
    Interest                                            (359,412)                               (235,127)         (124,285)
    Loss applicable to minority
       interest                                           59,463                                  59,463
                                                     -----------                             -----------       -----------
           Totals                                       (299,949)                               (175,664)         (124,285)
                                                     -----------                             -----------       -----------

Net loss                                              (2,480,925)          86,400             (2,107,410)         (287,115)
Preferred stock dividends                                 89,000                                  89,000
                                                     -----------         --------            -----------       -----------

Net loss applicable to common
    stock                                            $(2,569,925)        $ 86,400            $(2,196,410)      $  (287,115)
                                                     ===========         ========            ===========       ===========

Basic net loss per share                             $     (3.83)                            $     (3.63)
                                                     ===========                             ===========

Weighted average common shares
    outstanding                                          671,657           66,705(6)             604,952
                                                     ===========         ========            ===========

   See Notes to Unaudited Pro Forma Condensed Combined Financial Statements.

                            COVENTRY INDUSTRIES CORP.
                          NOTES TO UNAUDITED PRO FORMA
                  CONDENSED COMBINED STATEMENTS OF OPERATIONS

Purchase of BSD by Coventry and RCS by BSD:

The accompanying unaudited pro forma condensed combined statements of operations for the year ended June 30, 1998 and the nine months ended March 31, 1999 reflect the pro forma effects of the acquisition of the 80.1% interest in BSD by Coventry on December 7, 1998, which was accounted for as a purchase, as if it had been consummated on July 1, 1997. The cost of the acquisition was $877,750, including $827,750 attributable to the issuance of 118,250 shares of common stock by Coventry valued at $64.00 per share (all common and preferred share numbers and the related per share amounts have been adjusted for the effects of the 1-for-8 reverse split effected on March 22, 1999). Based on the excess of the cost over fair value of net assets acquired, Coventry allocated $1,485,270 to goodwill. See Note 3 of the Notes to the unaudited condensed consolidated financial statements of Coventry included elsewhere herein.

The accompanying unaudited pro forma condensed combined statement of operations for the year ended June 30, 1998 reflects the pro forma effects of the acquisition of the 100% interest in RCS by BSD on February 1, 1998, which was accounted for as a purchase, as if it had also been consummated on July 1, 1997. The cost of the acquisition was $2,397,237. Based on the excess of the cost over fair value of net assets acquired, BSD allocated $1,779,858 to goodwill. See
Note 3 of the Notes to the consolidated financial statements of BSD included elsewhere herein.

Pro Forma Adjustments to the Unaudited Condensed Combined Statements of
Operations:

(1) To record the amortization of $1,779,858 allocated by BSD to goodwill in connection with the acquisition of RCS for the period from July 1, 1997 to January 31, 1998.

(2) To record the interest at 2.5% above the prime rate on notes payable of $1,500,000 issued by BSD to a bank in connection with the acquisition of RCS for the period from July 1, 1997 to January 31, 1998.

(3) To adjust BSD's pro forma provision for income tax for the period from July 1, 1997 to June 30, 1998 to reflect a 40% effective rate based on the applicable statutory state and Federal income tax rates. No provision was made in the historical statement of operations of RCS for the period from July 1, 1997 to January 31, 1998 because Respiratory Care Services, Inc. and RCS Subacute, Inc. had elected to be treated as "S" corporations.

(4) To adjust Coventry's pro forma combined depreciation and amortization for the net effect of the elimination of the historical net carrying value of BSD's goodwill of $1,542,544 and the allocation of $1,485,270 to goodwill as a result of Coventry's acquisition of BSD. The goodwill resulting from the acquisition of BSD will be amortized over a period of five years.

(5) To eliminate the provision for income taxes applicable to BSD for the year ended June 30, 1998 resulting from the offset of BSD's pre-tax income against Coventry's pre-tax net loss. A credit for income taxes based on the pro forma pre-tax loss for the year ended June 30, 1998 and the nine months ended March 31, 1999 has not been recorded due to the uncertainties related to the extent and timing of future taxable income.

(6) To increase the weighted average number of Coventry's common shares outstanding based on the assumption that the 118,250 shares issued by Coventry to acquire BSD would have been outstanding during the year ended June 30, 1998 and the nine months ended March 31, 1999.

                            COVENTRY INDUSTRIES CORP.

                                  Common Stock

                                Class A Warrants

                                Class B Warrants







                           --------------------------
                                   PROSPECTUS
                           --------------------------


You should rely only on the information contained in this prospectus. No dealer, salesperson or any other person is authorized to give information that is not contained in this Prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer and sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or any sale of these securities.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

         The Company has authority under Section 607.0850 of the Florida Business Corporation Act (the "FBCA") to indemnify its directors and officers to the extent provided for in the FBCA. The Company's Amended and Restated Articles of Incorporation provide that the Company shall indemnify and may insure its officers and directors to the fullest extent permitted by law. The Company has also entered into agreements with each of its directors and executive officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

         The provisions of the FBCA that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution, and (d) willful misconduct or conscious disregard for the best interests of the Company in a proceeding by or in the right of the Company to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws. The effect of the foregoing is to require the Company to indemnify the officers and directors of the Company for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         Pursuant to certain registration rights agreements, each of the Company and the Selling Shareholders has agreed to indemnify the others and their directors, officers, agents and representatives (and with respect to the indemnification by the Company, any underwriters) against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

           The Articles of Incorporation of the Company provide that every director and every officer of the corporation, every former director and former officer of the corporation, and every person who may have served at the request of the corporation as a director or officer of another corporation in which the corporation owns shares of capital stock or of which it is a creditor, and the heirs, executors, administrators, and assignors of all of the above persons shall be indemnified by the corporation for expenses actually and necessarily incurred by him in connection with the defense of any action, suit, or proceeding to which he may be a party by reason of his being or having been a director or officer of the corporation or of such other corporation regardless of whether or not he continues to be a director or officer at the time of incurring such expenses, except with respect to matters as to which he shall be finally adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of his duty. The rights of indemnification set forth in the Articles of Incorporation shall not be exclusive of any other rights to which such person may be entitled by law or otherwise.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of the director and, in appropriate circumstances, equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for: (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for, or assenting to, an unlawful distribution; and (d) willful misconduct or conscious disregard for the best interests of the Company in a proceeding by, or in the right of, the Company to procure a judgment in its favor or in a proceeding by, or in the right of, a shareholder. The statute does not effect the director's responsibilities under any other law.

         Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 25. Other Expenses of Issuance and Distribution.

         The Company estimates that its expenses in connection with this registration statement will be as follows:

         Securities and Exchange Commission registration fee     $ 4,525
         Legal fees and expenses                                  20,000
         Accounting fees and expenses                             10,000
         Printing                                                  3,000
         Miscellaneous                                             2,475
                                                                 -------
         Total                                                   $40,000
                                                                 =======

Item 26  Recent Sales of Unregistered Securities

         Fiscal 1996

         In June 1996 the Company sold an aggregate of 688 shares of its Common Stock to two institutional investors and two accredited investors, all of whom are sophisticated within the meaning of the Act, in a series of private transactions exempt from registration under the Act pursuant to Regulation D,
Section 506. An aggregate of 5,625 shares were sold at $132.00 per share and the balance of 1,313 shares at $153.60 per share. In November 1996 the Company sold an additional 1,042 shares of Common Stock to two accredited investors, both of whom are sophisticated within the meaning of the Act, in a private transaction exempt from registration under the Act in reliance upon Regulation D, Section 506 thereof.

         Fiscal 1997

         In May 1997 the Company further expanded its Manufacturing Division through the acquisition of 100% of the issued and outstanding stock of Federal Supply, Inc. and Federal Fabrication, Inc. (collectively, "Federal") from Messrs. Robert Hausman and John Murray in a private transaction exempt from registration under the Act pursuant to Section 4(2) thereof in exchange for 13,750 shares of the Company's Common Stock.

         Fiscal 1998

         In September 1997 the Company acquired 100% of the issued and outstanding capital stock of LPS Acquisition Corp. ("LPS") in exchange for an aggregate of 33,750 shares of the Company's Common Stock and the assumption of all liabilities from LPS' shareholders in a private transaction exempt from registration under the Act pursuant to Section 4(2) thereof. The Company also issued 11,363 warrants with an exercise price of $14.00, which warrants were subsequently converted, as payment of acquisition fees. The Company also issued 30,625 shares in connection with the disposition of LPS.

         During the fiscal year ended June 30, 1998 the Company issued an aggregate of 97,357 shares of Common Stock for consulting, management and marketing services. All of such recipients were accredited investors and the transactions were exempt from registration under the Securities Act of 1933 pursuant to section 4(2) thereof

         On September 1, 1997, the Company acquired 100% of the assets of Apollo Pipe & Valve ("Apollo") in exchange for an aggregate of $100,000 and 3,125 shares of the Company's common stock in a private transaction exempt from registration under the Securities Act of 1933 pursuant to section 4(2) thereof.

         On October 7, 1997 Robert Hausman and Barbara Hausman converted the principal and any accrued but unpaid interest thereon into 14,375 shares of the Company's Series E Cumulative Non-Participating Preferred Stock.

         On January 16, 1998 the Company sold 1,750 shares of its 5% Preferred Stock, at a purchase price of $1,000 per share, to an unaffiliated third party in a private transaction exempt from registration under the Securities Act.

         Fiscal 1999

         In November 1998, the Company issued an aggregate of 120,042 shares of Common Stock as follows:

--------------------------------------------------------------------------------
Name                                Amount         Purpose
--------------------------------------------------------------------------------
Atlas Pearlman                      8,000          Legal fees
--------------------------------------------------------------------------------
Ella Chesnutt                       4,167          Severance
--------------------------------------------------------------------------------
Santa Fe Properties                 6,875          Lease termination
--------------------------------------------------------------------------------
M Wachs                             7,500          Public relations fees
--------------------------------------------------------------------------------
Mark Weisz                          3,125          Director fees
--------------------------------------------------------------------------------
Tim Hart                            3,125          Accounting services
--------------------------------------------------------------------------------
Meredith Metier                     1,250          Accounting services
--------------------------------------------------------------------------------
Greg Hoehn                          1,250          Bonus
--------------------------------------------------------------------------------
Manny Shulman                       4,125          Consulting fees
--------------------------------------------------------------------------------
Connie Steinmetz                   18,125          Consulting fees
--------------------------------------------------------------------------------
Strategic Capital Holdings         31,250          Consulting fees
--------------------------------------------------------------------------------
Yucatan Holding                    31,250          Interest and forbearance
--------------------------------------------------------------------------------

         Also in November 1998, the Company issued Lester Gann, a director of the Company and president of a subsidiary, 83,125 shares of Common Stock in exchange for his cancelling certain rights under his employment agreement.

         In December 1998, the Company issued an aggregate of 118,250 shares of Common Stock to Stephen Rosedale and Ronald Wilheim as consideration for the BSD Healthcare acquisition. Also in December 1998, the Company issued and an aggregate of 75,000 shares of Common Stock to Robert Hausman, the Company's president, in exchange for 7,500 shares of Series E Preferred Stock

         In March 1999, the Company issued an aggregate of 250,000 shares of Common Stock, 1,000,000 Class A Warrants and 1,000,000 Class B Warrants to four accredited investors for $1,000,000 in cash.

         All of these issuances were in private transactions exempt from registration under the Securities Act of 1933 pursuant to section 4(2) thereof and all persons had an existing business relationship with the Company.

Item 27. Exhibits.

         (a) Exhibits

Exhibit No.        Description
-----------        -----------
    2.6            Agreement dated as of May 29, 1997 by and between  Workforce
                   Systems Corp. and Robert Hausman and John Murray as Sole
                   Shareholders of Federal Supply, Inc. and Robert Hausman as
                   Sole Shareholder of Federal Fabrication, Inc. is incorporated by reference to the Report on Form 8-K as filed with the Securities and Exchange Commission on June 4, 1997

    2.7 Agreement dated as of May 29, 1998 by and between Coventry Industries Corp. and American Group, Inc. is incorporated by reference to the Report on Form 8-K as filed with the Securities and Exchange Commission on June 30, 1998

    2.8 Exchange Agreement among Coventry Industries Corp., BSD Healthcare Industries, Inc., its shareholders, People First LLC and its members dated September 30, 1998.

    3.1 Articles of Incorporation are hereby incorporated by reference to the Registration Statement on Form SB-2 as declared effective by the Securities and Exchange Commission on January 12, 1993

    3.2 Articles of Amendment to the Articles of Incorporation setting forth the designations, rights and preferences of the Series B $5.00 Cumulative Convertible Preferred Stock are hereby incorporated by reference to the Report on Form 8-K as filed with the Securities and Exchange Commission on July 13, 1994

    3.3 Articles of Amendment to the Articles of Incorporation changing the corporation name are hereby incorporated by reference to the Report on Form 8-K as filed with the Securities and Exchange Commission on July 11, 1994

    3.4 Articles of Amendment to the Articles of Incorporation setting forth the designations, rights and preferences of the Series A and Series C Preferred Stock are hereby incorporated by reference to the Report on Form 10-QSB for the quarter ended December 31, 1994

    3.5 Articles of Amendment to the Articles of Incorporation setting forth the designations, rights and preferences of the Series D Preferred Stock is hereby incorporated by reference to the Report on Form 10-KSB for the fiscal year ended June 30, 1996.

    3.6 Articles of Amendment to the Articles of Incorporation increased the amount of authorized common stock and setting forth the redemption provisions of the Series D Preferred Stock is hereby incorporated by reference to the Registration Statement on Form SB-2, File No. 333-11169, as filed with the Securities and Exchange Commission on August 30, 1996, as amended

    3.7 Articles of Amendment to the Articles of Incorporation decreasing the number of authorized common stock and effecting a one for four stock split of the common stock is hereby incorporated by reference to the Registration Statement on Form SB-2, File No. 333-11169, as filed with the Securities and Exchange Commission on August 30, 1996, as amended

    3.8 By-Laws of the Company are hereby incorporated by reference to the Registration Statement on Form SB-2 as declared effective by the Securities and Exchange Commission on January 12, 1993.

    3.9 Articles of Amendment to the Articles of Incorporation setting forth the designations, rights and preferences of the Series E Cumulative Non-Participating Preferred Stock are hereby incorporated by reference to the Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997.

    3.10 Articles of Amendment to the Articles of Incorporation setting forth the designations, rights and preferences of the Series F Cumulative Non-Participating Preferred Stock are hereby incorporated by reference to the Annual Report on Form 10-QSB for the quarter ended September 30,1997.

    3.11 Articles of Amendment to the Articles of Incorporation Changing the name of the corporation to Coventry Industries Corp. are hereby incorporated by reference to the Report on Form 10-QSB for the quarter ended September 30,1997.

    3.12 Articles of Amendment to the Articles of Incorporation setting forth the designations, rights and preferences of the 5% Series Convertible Preferred Stock are hereby incorporated by reference to the report on Form 8-K filed with the Securities and Exchange Commission on January 29, 1998.

    3.13 Articles of Amendment to the Articles of Incorporation decreasing the number of authorized common stock and effecting a one-for-eight split.*

    4.1 Investment Banking Warrant Agreement between Coventry Industries Corp. and Barron Chase Securities, Inc. is hereby incorporated by reference to the report on Form 10-QSB for the quarter ended December 31, 1997.

    4.2 Termination and Amendment Agreement dated December 9, 1998 between the Company and Barron Chase Securities, Inc. is hereby incorporated to the Current Report on Form 8-K filed December 22, 1998

   10.1 Licensing Agreement dated May 31, 1996 by and between Ginsburg Enterprises Incorporated and Products That Produce, Inc. is hereby incorporated by reference to the Report on Form 10-KSB for the fiscal year ended June 30, 1996 as filed with the Securities and Exchange Commission on October 15, 1996.

   10.2 Employment Agreement between Industrial Fabrication & Repair, Inc. and Lester E. Gann is hereby incorporated by reference to the Registration Statement on Form SB-2, File No. 333-11169, as filed with the Securities and Exchange Commission on August 30, 1996, as amended

   10.3 Employment Agreement between America Industrial Management, Inc. and Robert Lovelace is hereby incorporated by reference to the Registration Statement on Form SB-2, File No. 333-11169, as filed with the Securities and Exchange Commission on August 30, 1996, as Amended.

   10.4 Management agreement between Workforce Systems Corp. and Robert Hausman is hereby incorporated by reference to the Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997.

   10.5 Amended and Restated Consulting Acquisition Management Agreement between Workforce Systems Corp. and Manny J. Shulman and Shulman & Associates, Inc. is hereby incorporated by reference to the registration statement on Form S-8 as filed with the Securities and Exchange Commission on September 24, 1997

   10.6 Stock Purchase and Sale Agreement dated September 22, 1997 between Workforce Systems Corp., a Florida corporation, and Darren Apel, Barbara Hausman and Ronna Newman Rutstein, as shareholders of LPS Acquisition Corp. is incorporated by reference to the Report on Form 8-K as filed with the Securities and Exchange Commission on September 22, 1997

   10.7 Conversion Agreement dated October 7, 1997 between Workforce Systems Corp., Federal Supply, Inc. and Robert Hausman and Barbara Hausman is hereby incorporated by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1997.

   10.8 Conversion Agreement dated September 25, 1997 between Workforce Systems Corp., LPS Acquisition Corp, and Eric and Adrienne Deckinger is hereby incorporated by reference to the Company's to the Report on Form 10-QSB for the quarter ended September 30,1997 as filed with the Securities and Exchange Commission on November 7, 1997

   10.9 Financial Advisory Agreement between Coventry Industries Corp. and Barron Chase Securities, Inc. is hereby incorporated by reference to the report on Form 10-QSB for the quarter ended December 31, 1997 as filed with the Securities and Exchange Commission on February 23, 1998.

   10.10 Employment Agreement between Industrial Fabrication & Repair, Inc. and Lester E. Gann is hereby attached as an exhibit to the Report on Form 10-KSB for the fiscal year ended June 30, 1998.

   10.11 Amendment to the Management Agreement between Coventry Industries Corp. and Robert Hausman is hereby attached as an exhibit to the Report on Form 10-KSB for the fiscal year ended June 30, 1998.


   10.12           Intentionally deleted.

   10.13 Amendment dated November 9, 1998 to Employment Agreement Dated May 1, 1998 Between Industrial Fabrication and Repair, Coventry Industries Corp., and Lester Gann is hereby incorporated to the Current Report on Form 8-K filed December 22, 1998.

   10.14 Amendment dated as of December 1, 1998 to Management Agreement dated July 1, 1997 and amended November 1, 1997 between the Company and Robert Hausman is hereby incorporated to the Current Report on Form 8-K filed December 22, 1998.

   10.15 Voting Agreement dated December 3, 1998 among Robert Hausman, Lester Gann, Ronald Wilheim, Stephen Rosedale, Yucatan Holdings, Connie Steinmetz, Strategic Capital Holdings, Inc. and Arizona Development Corporation is hereby incorporated to the Current Report on Form 8-K filed December 22, 1998.

   10.16 Consulting Agreement between the Company and Connie Steinmetz dated as of November 2, 1998 is hereby incorporated to the Current Report on Form 8-K filed December 22, 1998.

   10.18 Exchange Agreement dated February 3, 1999 between the Company and ProFutures Special Equities Fund, L.P. is hereby incorporated by reference to the report on Form 10-QSB for the quarter ended December 31, 1998

   10.19 Settlement Agreement dated February 4, 1999 among the Company, M. Shulman & Associates and Robert Hausman is hereby incorporated by reference to the report on Form 10-QSB for the quarter ended December 31, 1998.

   21 Subsidiaries of the Registrant is hereby incorporated by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998.

    5.1            Opinion of Broad and Cassel.

   23.1            Consent of Broad and Cassel (included in Exhibit 5.1 hereto).

   23.2            Consent of Sweeney Gates & Co.

   23.3            Consent of Reel and Swafford

   23.4            Consent of BDO Seidman LLP

   23.5            Consent of J.H. Cohn LLP

   23.6            Consent of J.H. Cohn LLP

   24.1            Power of Attorney (see page II-10 of the Registration
                   Statement).
----------
*Previously filed.

Item 17. Undertakings.

         (a) Rule 415 Offering. The undersigned Registrant hereby undertakes to:

                  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                      (i) Include any prospectus required by Section 10(a)(3) of the Securities Act.

                     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) Include any additional or changed material information on the plan of distribution.

                  (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (b) Request for Acceleration of Effective Date. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Boca Raton, State of Florida, on May 26, 1999.

                            COVENTRY INDUSTRIES CORP.


                            By: /s/ Robert Hausman
                                ------------------------
                                Robert Hausman
                                Chief Executive Officer


         In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.

         Signature                       Title                     Date
         ---------                       -----                     ----

         /s/ Robert Hausman             Chairman of the Board     May 26, 1999
         ---------------------------    and President
         Robert L. Hausman              Chief Executive Officer
                                        and Principal Financial
                                        and Accounting Officer

         /s/ Lester Gann                Director and Secretary    May 26, 1999
         ---------------------------
         Lester Gann

         /s/ Simon Groner               Director                  May 26, 1999
         ---------------------------
         Simon Groner

         /s/ Mark Weisz                 Director                  May 26, 1999
         --------------
         Mark Weisz